Filed Pursuant to Rule 424(b)(5)

SEC File No. 333-181466

No. 333-181466-01

The information in this preliminary prospectus supplement and the attached prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and attached final prospectus. This preliminary prospectus supplement and the attached prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 5, 2014

Prospectus Supplement to Prospectus dated December 5, 2014

Synchrony Credit Card Master Note Trust

Issuing Entity

RFS Holding, L.L.C.	Synchrony Bank
Depositor	Sponsor

Series 2013-1 Class B Asset Backed Notes(1)

Class B Notes
Principal amount	$100,946,372
Interest rate	1.69% per year
Interest payment dates	monthly on the 15th
Expected principal payment date	March 2018 payment date
Final maturity date	March 2021 payment date
Price to public	$[•] (or [•]%)(2)
Underwriting discount	$[•] (or [•]%)
Proceeds to issuing entity	$[•] (or [•]%)

(1)	The Class B notes were issued on March 26, 2013. The issuing entity also issued Class A notes in the amount of $800,000,000 and Class C notes in the amount of $68,138,802. The Class A notes and the Class C notes are not offered by this prospectus supplement and the accompanying prospectus.

(2)	In addition to the price referenced above, the Class B notes will be sold with accrued interest from the payment date immediately preceding the Class B sale date in the amount of $[•].

The Class B notes benefit from credit enhancement in the form of subordination of the Class C notes and a specified amount of excess collateral.

The notes will be paid from the issuing entity’s assets consisting primarily of receivables in a portfolio of private label and co-branded revolving credit card accounts owned by Synchrony Bank.

We expect to sell the Class B notes in book-entry form on or about December [•], 2014.

You should consider carefully the risk factors beginning on page S-13 in this prospectus supplement and page 1 in the prospectus.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of Synchrony Credit Card Master Note Trust only and are not obligations of RFS Holding, L.L.C., Synchrony Bank, Synchrony Financial, General Electric Capital Corporation, their respective affiliates or any other person. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriter of the Class B notes

RBC Capital Markets

December [•], 2014

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Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We (RFS Holding, L.L.C.) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

Volcker Rule Considerations

The issuing entity is not now, and immediately following the sale of the notes as contemplated by this prospectus supplement on the sale date will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).  In making this determination, on the date of this prospectus supplement and immediately following the sale of the notes as contemplated by this prospectus supplement on the sale date, the issuing entity will be relying on an exemption from registration set forth in Section 3(c)(5) under the Investment Company Act, although the issuing entity may be entitled to rely on other statutory or regulatory exclusions and exemptions under the Investment Company Act on the date of this prospectus supplement, on the sale date or in the future.  The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted under Section 13 of the Bank Holding Company Act of 1956, commonly referred to as the “Volcker Rule.”

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Summary of Terms

Issuing Entity:	Synchrony Credit Card Master Note Trust (formerly known as GE Capital Credit Card Master Note Trust)

Depositor:	RFS Holding, L.L.C.

Sponsor:	Synchrony Bank (formerly known as GE Capital Retail Bank)

Servicer:	General Electric Capital Corporation

Subservicer:	Synchrony Financial

Administrator:	Synchrony Financial

Indenture Trustee:	Deutsche Bank Trust Company Americas

Owner Trustee:	BNY Mellon Trust of Delaware

Expected Sale Date:	On or about December [●], 2014

Initial Issuance Date:	March 26, 2013

Commencement of Accumulation Period
(subject to adjustment):	The first day of the third monthly period preceding the Expected Principal Payment Date

Expected Principal Payment Date:	March 2018 payment date

Final Maturity Date:	March 2021 payment date

Clearance and Settlement:	DTC/Clearstream/Euroclear

Denominations:	The Class B notes were issued in minimum denominations of $200,000 and in integral multiples of $1.

Servicing Fee Rate:	2% per year

Current Collateral Amount:	$1,103,448,276

Primary Assets of the Issuing Entity:	Receivables generated by a portfolio of private label and co-branded revolving credit card accounts owned by Synchrony Bank

Offered Notes:	The Class B notes are offered by this prospectus supplement and the accompanying prospectus. The Class A notes and Class C notes are not offered hereby.

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Series 2013-1

Class	Amount	% of Initial Collateral Amount
Class A notes(1)	$800,000,000	72.50%
Class B notes	$100,946,372	9.15%
Class C notes(1)	$68,138,802	6.17%
Excess collateral amount	$134,363,102	12.18%
Current collateral amount	$1,103,448,276	100.00%

(1) The Class A notes and the Class C notes are not offered hereby.

Offered Notes

Class B
Principal Amount:	$100,946,372

Ratings (1):	The Class B notes have received credit ratings from three nationally recognized statistical rating organizations hired by the sponsor to rate the notes (the “Hired Agencies”).

Credit Enhancement:	Subordination of the Class C notes and the excess collateral amount

Interest Rate:	1.69% per year

Interest Accrual Method:	30/360

Interest Payment Dates:	Monthly (15th)

ERISA Eligibility:	Yes, subject to important considerations described under “ERISA Considerations” in the accompanying prospectus.

Debt for United States Federal Income Tax Purposes:	Yes, subject to important considerations described under “Federal Income Tax Consequences” and “Federal Income Tax Consequences” in the accompanying prospectus.

(1)   Ratings on the notes are expected to be monitored by the Hired Agencies while the notes are outstanding.

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Structural Summary

This summary is a simplified presentation of the major structural components of Series 2013-1. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

* Certain receivables were transferred by Synchrony Bank to PLT Holding, L.L.C. which in turn transferred those receivables to RFS Holding, L.L.C.

Issuing Entity

The notes have been issued by Synchrony Credit Card Master Note Trust (formerly known as GE Capital Credit Card Master Note Trust), a Delaware statutory trust, which is referred to in this prospectus supplement as the issuing entity or the trust. The notes were issued under an indenture supplement to an indenture, each between the trust and the indenture trustee. The trust’s principal offices are at the following address: c/o Synchrony Financial, as administrator, 777 Long Ridge Rd., Building B, 3rd Floor, Stamford, CT 06927. The contact phone number is (877) 441-5094.

The indenture trustee is Deutsche Bank Trust Company Americas.

Collateral for the Notes

The notes are secured by a pool of receivables that arise under certain of Synchrony Bank’s private label and co-branded revolving credit card accounts. We refer to the receivables securing the notes as the transferred receivables, and we refer to the accounts that have been designated as trust accounts as the trust portfolio.

The following information regarding the trust portfolio is as of October 21, 2014:

•	total transferred receivables: $17,394,325,563

•	principal receivables: $16,623,104,925

•	finance charge receivables: $771,220,638

•	total number of accounts designated to the trust portfolio: 25,516,771

As of October 31, 2014:

•	The accounts designated for the trust portfolio had an average total receivable balance of approximately $681 and an average credit limit of approximately $3,357.

•	For accounts designated for the trust portfolio, the percentage of the aggregate total receivable balance to the aggregate total credit limit was 20.3%.

•	The average age of the accounts designated for the trust portfolio was approximately 126 months.

Addition of Assets to the Trust

When an account has been designated as a trust account, Synchrony Bank continues to own the account, but we buy all receivables existing at the time of designation or created later and transfer them to the trust. Synchrony Bank has the option to designate additional accounts, which must meet the criteria for eligible accounts described under “The Trust Portfolio—Representations and Warranties of the Depositor” in the accompanying prospectus, as trust accounts from time to time. If the volume of additional accounts designated exceeds specified periodic limitations, then additional new accounts can only be

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designated if the rating agency condition is satisfied. Satisfaction of the rating agency condition is also required if Synchrony Bank wishes to designate any accounts that it acquired from third-party financial institutions or accounts in a new retailer program.

See “The Trust Portfolio—Additions of Trust Assets” in the accompanying prospectus for a more detailed description of the limitations on our ability to designate additional accounts. In addition, Synchrony Bank is required to designate additional accounts as trust accounts if the amount of principal receivables held by the trust falls below a specified minimum, as more fully described in “The Trust Portfolio—Addition of Trust Assets” in the accompanying prospectus.

Removal of Assets from the Trust

Optional Removals

We have the right to remove accounts from the list of designated accounts and to repurchase the related receivables from the trust in two circumstances. First, when the trust holds excess receivables, we may remove accounts and repurchase the related receivables on a random basis, subject to the satisfaction of the rating agency condition. Second, some retailers have the right to purchase or to designate a third party to purchase receivables relating to their credit card program if the program is terminated. If a retailer exercises this right, we will remove and repurchase the related accounts and receivables and are not required to satisfy the rating agency condition. The conditions that must be satisfied when we remove accounts from the list of designated accounts are more fully described under “The Trust Portfolio—Removal of Accounts” in the accompanying prospectus.

Required Removals

We are required to repurchase receivables from the trust if it is discovered that they did not satisfy eligibility requirements in some material respect at the time that we transferred them to the trust and the ineligibility results in a charge-off or an impairment of the trust’s rights in the transferred receivables or their proceeds. Similarly, the servicer is required to purchase receivables from the trust if the servicer fails to satisfy any of its obligations in connection with the transferred receivables or trust accounts and the failure results in a material impairment of the transferred receivables or subjects their proceeds to a conflicting lien. These repurchase and purchase obligations are subject to cure periods and are more fully described in “The Trust Portfolio—Representations and Warranties of the Depositor” and “The Servicers—Servicer’s Representations, Warranties and Covenants” in the accompanying prospectus.

Other Series of Notes

The trust has issued other series of notes and may issue additional series of notes from time to time in the future. A summary of the series of notes expected to be outstanding as of the sale date is in “Annex I: Other Series of Notes Issued and Outstanding,” which is included at the end of this prospectus supplement and is incorporated into this prospectus supplement. Neither you nor any other noteholder will have the right to receive notice of, or consent to, the issuance of future series of notes.

No new series of notes may be issued unless the conditions described in “Description of the Notes—New Issuances of Notes” in the accompanying prospectus are satisfied, including:

•	the rating agency condition is satisfied;

•	we certify, based on facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class;

•	after giving effect to the new issuance, the free equity amount would not be less than the minimum free equity amount and the amount of principal receivables held by the trust and the principal amount of any participation interests held by the trust, together with any amount on deposit in the excess funding account, would at least equal the required minimum amount for the trust; and

•	an opinion with respect to certain tax matters is delivered.

Equity Amount

We refer to the excess of the sum of the total amount of principal receivables and the principal amount of any participation interests held by the trust, plus any balance in the excess funding account and the amount of principal collections on deposit in other trust accounts, over the aggregate outstanding principal amount of all of the trust’s notes as the equity amount.

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To provide support for your notes, we are required to maintain an equity amount in the trust of not less than the excess collateral amount for your notes. The excess collateral amount for your series provides credit enhancement by absorbing losses and uncovered dilution on the transferred receivables allocated to your series to the extent not covered by finance charge collections available to your series.

The equity amount at any time may exceed the excess collateral amount for your series and any excess collateral amounts required to be maintained for other series of notes. We refer to this excess amount, if any, as the free equity amount. We are required to maintain a minimum free equity amount equal to the product of the highest required retained transferor percentage for any series of outstanding notes and the aggregate principal receivables securing the notes. The required retained transferor percentage for Series 2013-1 and each other outstanding series of notes is 5.5%.

The excess collateral amount for your series and a portion of the free equity amount also enhance the likelihood of timely payment of principal on your notes through cash flow subordination because of two features of your series.

•	The first feature is that the numerator for your series’ allocation percentage for principal collections includes the excess collateral amount. This results in the share of principal collections corresponding to the excess collateral amount being available for required principal payments on the notes or deposits to the principal accumulation account before any such collections are applied to reduce the excess collateral amount.

•	The second feature is that the numerator for your series’ allocation percentage for principal collections does not reduce as principal payments are made to your series or collections are accumulated to repay your notes. Since the collateral amount for your series does reduce as a result of principal payments and principal accumulation, effectively a portion of your principal allocation during an accumulation or amortization period comes from principal collections corresponding to the free equity amount.

Allocations of Collections and Losses

Your notes represent the right to receive principal and interest, which is secured in part by the right to payments from a portion of the collections on the transferred receivables. The servicer, on behalf of the trust, will allocate to the collateral amount for your series a portion of defaulted principal receivables and will also allocate a portion of the dilution on the transferred receivables to the collateral amount for your series if the dilution is not offset by the free equity amount and we fail to comply with our obligation to reimburse the trust for the dilution. Dilution means any reduction to the principal balances of the transferred receivables because of merchandise returns or any other reason except losses or payments.

The portion of collections and defaulted principal receivables allocated to the collateral amount for your series will be based mainly upon the ratio of the collateral amount for your series to the aggregate amount of principal receivables securing the notes. The way this ratio is calculated for purposes of allocating principal collections will vary during each of three periods that will or may apply to your notes:

•	The revolving period, which began on March 26, 2013 and will end when either of the other two periods begins.

•	The controlled accumulation period, which is scheduled to begin on the first day of the third monthly period preceding the expected principal payment date, but which may begin earlier or later, and end when the notes have been paid in full. However, if an early amortization event occurs before the controlled accumulation period begins, there will be no controlled accumulation period and an early amortization period will begin. If an early amortization event occurs during the controlled accumulation period, the controlled accumulation period will end, and an early amortization period will begin.

•	The early amortization period, which will only occur if one or more adverse events, known as early amortization events, occur.

For most purposes, the collateral amount used in determining these ratios will be reset no less frequently than at the end of each monthly period. References in this prospectus supplement to the monthly period related to any payment date refer to the period beginning on the 22nd day of the second preceding calendar month and ending on the 21st day of the

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immediately preceding calendar month. We expect to change the definition of monthly period for your series and each other outstanding series of notes to mean the calendar month preceding each payment date. This change is expected to occur during 2015, although the related amendment to implement such change is subject to various conditions, and we cannot assure you that the amendment will occur or that the timing for such amendment will not change. For allocations of principal collections during the controlled accumulation period or the early amortization period, the collateral amount as of the end of the revolving period will be used.

The current collateral amount for your series equals $1,103,448,276, which is the sum of the current outstanding principal amount of the Series 2013-1 notes plus the current excess collateral amount described in “Summary of Terms” above. The collateral amount will hereafter be reduced by:

•	principal collections to the extent applied to make principal payments on the notes (other than principal payments made from funds on deposit in the spread account) or to fund the principal accumulation account;

•	reductions in the excess collateral amount that result from reductions in the required excess collateral amount;

•	the amount of any principal collections to the extent reallocated to cover interest, payments to the indenture trustee, the owner trustee and the administrator for the trust and monthly servicing fee payments for your series; and

•	your series’ share of defaults and uncovered dilution to the extent not funded from finance charge collections and investment earnings allocated to your series.

Any reduction in the collateral amount because of reallocated principal collections, defaults or uncovered dilution will be reimbursed to the extent that your series has finance charge collections and other amounts treated as finance charge collections available for this purpose in future periods.

As described under “—Credit Enhancement—Subordination” below in this summary and in “Risk Factors—Payments on the Class B notes are subordinate to payments on the Class A notes” and in “Description of Series Provisions—Subordination,” the excess collateral amount provides credit enhancement by absorbing reductions in the collateral amount because of reallocated principal collections, defaults and uncovered dilution. If the total amount of these types of reductions exceeds the sum of the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full.

Application of Finance Charge Collections

The trust will apply your series’ share of collections of finance charge receivables, recoveries and investment earnings each month in the following order of priority:

•	to pay, pro rata, the following amounts allocated to your series: accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $25,000 for each calendar year, the accrued and unpaid fees and other amounts owed to the owner trustee up to a maximum amount of $25,000 for each calendar year and the accrued and unpaid fees and other amounts owed to the administrator for the trust up to a maximum amount of $25,000 for each calendar year;

•	to pay the servicing fee for your series (to the extent not directly paid by the trust to the servicer during the month);

•	to pay interest on the Class A notes;

•	to pay interest on the Class B notes;

•	to pay interest on the Class C notes;

•	to cover your series’ share of defaults and uncovered dilution;

•	to increase the collateral amount to the extent of reductions in your series’ collateral amount resulting from defaults and uncovered dilution allocated to your series and from reallocated principal collections, in each case that have not been previously reimbursed;

•	to fund, in limited circumstances, a reserve account to cover interest payment shortfalls for the Series 2013-1 notes during the controlled accumulation period;

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•	to make a deposit, if needed, to the spread account for the Class C notes up to the required spread account amount;

•	without duplication of the amount specified in the sixth bullet point above in respect of uncovered dilution, to cover your series’ share of the excess, if any, of the minimum free equity amount over the free equity amount, which will be calculated as described under “Description of Series Provisions—Application of Finance Charge Collections”;

•	unless an early amortization event has occurred, to pay, pro rata, remaining amounts owed to the indenture trustee, the owner trustee and the administrator for the trust that are allocated to your series;

•	to other series that share excess finance charge collections with Series 2013-1;

•	if an early amortization event has occurred, first, to make principal payments on the Class A notes, the Class B notes and the Class C notes, in that order of priority, and second, to pay, pro rata, remaining amounts owed to the indenture trustee, the owner trustee and the administrator for the trust that are allocated to your series; and

•	to us.

Collections of finance charge receivables, recoveries, investment earnings and certain other amounts that are initially allocated to another series will be used to cover any shortfalls to the extent those amounts are not needed by those other series and the excess funds are allocated to your series as described in “Description of the Notes—Shared Excess Finance Charge Collections” in the accompanying prospectus.

Application of Principal Collections

The trust will apply your series’ share of collections of principal receivables each month as follows:

Revolving Period

During the revolving period, no principal will be paid to, or accumulated for, your series.

Controlled Accumulation Period

During the controlled accumulation period, your series’ share of principal collections will be deposited in a principal accumulation account, up to a specified deposit amount on each payment date. Unless an early amortization event occurs, amounts on deposit in that account will be paid on the expected principal payment date first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full or the amounts available are depleted.

Early Amortization Period

An early amortization period for your series will start if an early amortization event occurs. The early amortization events for your series are described below in this summary and under “Description of Series Provisions—Early Amortization Events” in this prospectus supplement and under “Description of the Notes—Early Amortization Events” in the accompanying prospectus. During the early amortization period, your series’ share of principal collections will be paid monthly first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.

Reallocation of Principal Collections

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes, the Class B notes and the Class C notes, payments to the indenture trustee, the owner trustee and the administrator for the trust and monthly servicing fee payments not made from your series’ share of finance charge collections and other amounts treated as finance charge collections and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the notes obtain the benefit of subordination, as described under “Credit Enhancement—Subordination” in this summary. The amount of reallocated principal collections available to each class is limited by the amount of subordination available to that class.

Shared Principal Collections

Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series on any payment date during an early amortization period that is prior to the expected principal payment date unless all

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outstanding series of notes are in early amortization periods. See “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.

At all times, collections of principal receivables allocated to your series that are not needed to make deposits or payments for your series will be: first, made available to other series, second, deposited in the excess funding account if needed to maintain the minimum free equity amount for the trust, and third, distributed to us or our assigns.

Interest on the Notes

Each class of notes accrues interest for each interest period at the applicable rate per annum specified below:

Class A:	1.35%
Class B:	1.69%
Class C:	1.94%

Interest on the Series 2013-1 notes is calculated based on a 360 day year of twelve 30-day months.

Credit Enhancement

Credit enhancement for your series includes subordination of junior classes of notes and the excess collateral amount. A spread account also provides credit enhancement primarily for the benefit of the Class C notes.

Credit enhancement for your series is for your series’ benefit only, and you are not entitled to the benefits of credit enhancement available to other series.

Subordination

Credit enhancement for the Class A notes includes the subordination of the Class B notes, the Class C notes and the excess collateral amount. Credit enhancement for the Class B notes includes the subordination of the Class C notes and the excess collateral amount.

Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payments of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes. The excess collateral amount for your series is subordinated to all of the classes of notes, so it will absorb shortfalls and collateral deterioration before any class of notes.

Spread Account

A spread account will provide additional credit enhancement for your series, primarily for the benefit of the Class C notes. The spread account is not currently funded. Deposits into the spread account will be made each month from finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series up to the required spread account amount. The required spread account amount is described under “Description of Series Provisions—Spread Account.”

The spread account will be used to make interest payments on the Class C notes if finance charge collections allocated to your series, other amounts treated as finance charge collections and excess finance charge collections available from other series are insufficient to make those payments.

Unless an early amortization event occurs, the amount, if any, remaining on deposit in the spread account on the expected principal payment date for the Class C notes, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes, to the extent that the Class C notes have not been paid in full after application of all principal collections on that date. Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first payment date on which the outstanding principal amount of the Class A notes and Class B notes has been paid in full.

In addition, on any day after the occurrence of an event of default with respect to Series 2013-1 and the acceleration of the maturity date, the indenture trustee will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount in the distribution account for distribution to the Class C noteholders, Class A noteholders and Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

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Early Amortization Events

The trust will begin to repay the principal of the notes before the expected principal payment date if an early amortization event occurs. An early amortization event will occur if the finance charge collections on the receivables are too low or if defaults on the receivables are too high. The minimum amount that must be available for payments to your series in any monthly period, referred to as the base rate, is the result, expressed as a percentage, of the sum of the interest payable on the Series 2013-1 notes for the related interest period, plus your series’ share of the servicing fee for the related monthly period and, subject to certain limitations, your series’ share of fees, expenses and other amounts owing to the indenture trustee, the owner trustee and the administrator for the trust, divided by the sum of the collateral amount and amounts on deposit in the principal accumulation account, each as of the close of business on the last day of that monthly period. If the average net portfolio yield for your series, calculated as described in the following sentence, for any three consecutive monthly periods is less than the average base rate for the same three consecutive monthly periods, an early amortization event will occur. The net portfolio yield for your series for any monthly period will be the result, expressed as a percentage, of the amount of finance charge collections and other amounts treated as finance charge collections allocated to your series for that monthly period, other than excess finance charge collections, net of the amount of defaulted principal receivables and uncovered dilution allocated to your series for that monthly period, divided by the sum of the collateral amount and amounts on deposit in the principal accumulation account, each as of the close of business on the last day of that monthly period.

The other early amortization events are:

•	Our failure to make required payments or deposits or material failure by us to perform other obligations, subject to applicable grace periods;

•	Material inaccuracies in our representations and warranties, subject to applicable grace periods;

•	The Series 2013-1 notes are not paid in full on the expected principal payment date;

•	Bankruptcy, insolvency or similar events relating to us or any originator of accounts designated under the receivables sale agreement in the future;

•	We are unable to transfer additional receivables to the trust or Synchrony Bank is unable to transfer additional receivables to us;

•	We do not transfer receivables in additional accounts or participations to the trust when required;

•	Certain servicer defaults, as further described in the accompanying prospectus under the caption “The Servicers—Servicer Default; Successor Servicer,” and other specified material defaults of the servicer occur, subject to applicable grace periods;

•	The trust becomes subject to regulation as an “investment company” under the Investment Company Act; or

•	An event of default occurs for the Series 2013-1 notes and their maturity date is accelerated.

The early amortization events for Series 2013-1 are more fully described under “Description of Series Provisions—Early Amortization Events” in this prospectus supplement and under “Description of the Notes—Early Amortization Events” in the accompanying prospectus.

Events of Default

The Series 2013-1 notes are subject to events of default described under “Description of the Notes—Events of Default; Rights upon Event of Default” in the accompanying prospectus. These include:

•	Failure to pay interest on the Series 2013-1 notes for 35 days after it becomes due and payable;

•	Failure to pay principal on the Series 2013-1 notes when it becomes due and payable on the final maturity date for the Series 2013-1 notes;

•	Bankruptcy, insolvency or similar events relating to the trust; and

•	Material failure by the trust to perform its obligations under the indenture, subject to applicable grace periods.

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In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 2013-1 notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2013-1 notes, the indenture trustee or holders of not less than a majority of the then-outstanding principal amount of the Series 2013-1 notes may declare the principal amount of the Series 2013-1 notes to be immediately due and payable. These declarations may be rescinded by holders of not less than a majority of the then-outstanding principal amount of the Series 2013-1 notes if the related event of default has been cured, subject to the conditions described under “Description of the Notes—Events of Default; Rights upon Event of Default” in the accompanying prospectus.

After an event of default and the acceleration of the Series 2013-1 notes, funds allocated to the Series 2013-1 notes and on deposit in the collection account, the excess funding account and the other trust accounts will be applied to pay principal of and interest on the Series 2013-1 notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2013-1 will be applied to make monthly principal and interest payments on the Series 2013-1 notes until the earlier of the date those notes are paid in full or the final maturity date.

If the Series 2013-1 notes are accelerated or the trust fails to pay the principal of the Series 2013-1 notes on the final maturity date, subject to the conditions described in the prospectus under “Description of the Notes—Events of Default; Rights upon Event of Default,” the indenture trustee may, if legally permitted, cause the trust to sell principal receivables in an amount equal to the collateral amount for Series 2013-1 and the related finance charge receivables.

Optional Redemption

We have the option to purchase the collateral amount for your series when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount, but only if the purchase price paid to the trust is sufficient to pay in full all amounts owing to the noteholders. The purchase price for your series will equal the collateral amount for your series plus the applicable allocation percentage of finance charge receivables. See “Description of the Notes—Final Payment of Principal” in the accompanying prospectus.

Servicing and Servicer’s Fee

Prior to May 22, 2008, the servicer for the trust was GE Money Bank (now known as Synchrony Bank). On May 22, 2008, GE Money Bank (now known as Synchrony Bank) transferred the servicing role to GE Capital. GE Capital has entered into a subservicing arrangement with Synchrony Financial, and may from time to time enter into additional subservicing arrangements with other affiliated or unaffiliated companies. See “The Servicers” in the accompanying prospectus.

As described under “The Sponsor” in the accompanying prospectus, on November 15, 2013, General Electric Company (“GE”) announced that it planned a staged exit from its North American retail finance business. The first step in that exit was an initial public offering of the common stock of Synchrony Financial on August 5, 2014. GE has indicated that it currently is targeting to complete its exit from the North American retail finance business in late 2015 through a split-off transaction, by making a tax-free distribution of all of its remaining shares of Synchrony Financial to electing GE stockholders in exchange for shares of GE’s common stock. GE may also decide to exit the North American retail finance business by selling or otherwise distributing or disposing of all or a portion of its shares of Synchrony Financial stock.

In addition, as described under “The Servicers—Resignation of Servicer” in the accompanying prospectus, GE Capital may resign as servicer if Synchrony Financial or an affiliate of Synchrony Bank has accepted its appointment as successor servicer and assumed the responsibilities as servicer on any date on or after the date on which all notes that were outstanding on July 16, 2014 have either been paid in full or consented to the resignation. By your acceptance of a Class B note, you agree that your Class B note will not be considered outstanding for purposes of consenting to (a) the resignation of GE Capital, as servicer, and the appointment of Synchrony Financial or an affiliate of Synchrony Bank as successor servicer or (b) any amendment to the servicing agreement that effects such resignation and appointment, or amends any condition precedent to, or covenant or other requirement relating to, such resignation and appointment. Therefore, as a Class B noteholder, you will not have voting rights in relation to this resignation and appointment.

GE Capital, as servicer, receives a fee for its servicing activities. The share of the servicing fee allocable to Series 2013-1 for each payment date will

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be equal to one-twelfth of the product of (a) 2% and (b) the collateral amount for Series 2013-1 on the last day of the prior monthly period. The servicing fee allocable to Series 2013-1 for each payment date will be paid from your series share of collections of finance charge receivables, recoveries and investment earnings each month as described in “—Application of Finance Charge Collections” above and in “Description of Series Provisions—Application of Finance Charge Collections.”

GE Capital is required to pay Synchrony Financial a fee for Synchrony Financial’s subservicing activities. The subservicing fee payable by GE Capital to Synchrony Financial on each payment date is equal to (a) one-twelfth of the product of (i) 2% and (ii) the aggregate amount of principal receivables owned by the issuing entity on the last day of the prior monthly period, minus (b) $41,750.

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Mayer Brown LLP, as tax counsel to the trust, is of the opinion that under existing law the Class B notes will be characterized as debt for federal income tax purposes and that the trust will not be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 2013-1 note, you will agree to treat your Series 2013-1 notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in this prospectus supplement and “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

State Tax Consequences

The tax discussion in the attached prospectus does not address the tax treatment of the issuing entity, the notes or noteholders under any state or local tax laws, which may differ materially from the federal income tax treatment of such persons and instruments. The jurisdictions in which these state and local tax issues may arise include those in which the holder is taxable, the bank and servicer carry on their activities, and the obligors on the accounts and receivables are located. You are urged to consult with your own tax advisors regarding the state tax treatment of the issuing entity as well as any state tax consequences to you of purchasing, holding and disposing of your notes.

ERISA Considerations

Subject to important considerations described under “ERISA Considerations” in the accompanying prospectus, the Class B notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. Each purchaser will be deemed to represent and warrant that either it is not acquiring the note with assets of (or on behalf of) a benefit plan or any other plan that is subject to Title I of ERISA or Section 4975 of the Internal Revenue Code or to any applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code or its purchase, holding and disposition of the notes will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law. If you are contemplating purchasing the Class B notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Class B notes could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or a violation of any substantially similar applicable law. Benefit plans that are subject to Title I of ERISA or Section 4975 of the Internal Revenue Code may not acquire the Class B notes at any time that such notes do not have a current investment grade rating from a nationally recognized statistical rating organization. See “ERISA Considerations” in the accompanying prospectus for additional information.

Risk Factors

There are material risks associated with an investment in the Class B notes, and you should consider the matters set forth under “Risk Factors” beginning on page S-13 and on page 1 of the accompanying prospectus.

Ratings

As of the sale date, the Class B notes will have received credit ratings from three Hired Agencies.

Any rating assigned to the Class B notes by a Hired Agency reflects the rating agency’s assessment solely of the likelihood that noteholders will receive timely payment of interest and the ultimate repayment of principal of the Class B notes on the final maturity date and is based primarily on the value of the transferred receivables and the credit enhancement provided. The rating is not a recommendation to purchase, hold or sell any notes.

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The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Ratings on the notes are expected to be monitored by the Hired Agencies while the notes are outstanding. Any rating can be changed or withdrawn by a Hired Agency at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the Hired Agencies.

RFS Holding, L.L.C.

Our address is 777 Long Ridge Road, Stamford, Connecticut 06927. Our phone number is (877) 441-5094.

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This prospectus supplement uses defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-42 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 86 in the accompanying prospectus.

Risk Factors

In addition to the risk factors described in the prospectus, you should consider the following:

It may not be possible to find a purchaser for your securities.

There is currently no secondary market for the notes and we cannot assure you that one will develop. As a result, you may not be able to resell your notes at all, or may be able to do so only at a substantial loss. The underwriter may assist in resales of the notes, but is not required to do so. We do not intend to apply for the inclusion of the notes on any exchange or automated quotation system. A trading market for the notes may not develop. If a trading market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes. The secondary market for asset-backed securities could experience an onset of significant reduced liquidity. If this period of illiquidity continues, it may adversely affect the market value of your notes.

The ratings for the offered notes are limited in scope and may be lowered or withdrawn, or the offered notes may receive an unsolicited rating, which may have an adverse effect on the liquidity or the market price of the offered notes.

Security ratings are not a recommendation to purchase, hold or sell the offered notes, inasmuch as the rating does not comment as to market price or suitability for a particular investor. A rating of the offered notes addresses the likelihood of the timely payment of interest and the ultimate repayment of principal of the offered notes on the final maturity date pursuant to their respective terms. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. Neither the depositor nor the sponsor nor any of their affiliates will have any obligation to replace or supplement the credit enhancement, or to take any other action to maintain any ratings of the offered notes. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the sponsor to comply with its obligation to post information provided to the Hired Agencies on a website that is accessible by a rating agency that is not a Hired Agency.

The Hired Agencies were hired by the sponsor to provide their ratings on the offered notes. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered notes by the Hired Agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

It is possible that other rating agencies not hired by the sponsor may provide an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies. As of the date of this prospectus supplement, we are not aware of the existence of any unsolicited rating provided (or to be provided at a future time) by any rating agency not hired to rate the transaction. However, there can be no assurance that an unsolicited rating will not be issued prior to or after the sale date, and none of the sponsor, the depositor nor any underwriter is obligated to inform investors (or potential investors) in the offered notes if an unsolicited rating is issued after the date of this prospectus supplement. Consequently, if you intend to purchase offered notes, you should monitor whether an unsolicited rating of the offered notes has been issued by a non-hired rating agency and should consult with your financial and legal advisors regarding the impact of an unsolicited rating on a class of offered notes. If any non-hired rating agency provides an unsolicited rating that differs from (or is lower than) the rating provided by the Hired Agencies, the liquidity or the market value of your offered note may be adversely affected.

Payments on the Class B notes are subordinate to payments on the Class A notes.

If you buy Class B notes, your interest payments will be subordinate to interest payments on the Class A notes, and your principal payments will be subordinate to principal payments on the Class A notes as follows:

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•	You will not receive any interest payments on your Class B notes on any payment date until the full amount of interest then payable on the Class A notes has been paid in full.

•	In addition, you will not receive any principal payments on your Class B notes on any payment date until the entire principal amount of the Class A notes has been paid in full.

As a result of these features, any reduction in the collateral amount for your series due to charge-offs, dilution or reallocation of principal will reduce payments on the Class B notes before reducing payments on the Class A notes. If the total amount of these reductions exceeds the sum of the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A noteholders until the outstanding principal amount of the Class A notes and all accrued and unpaid interest payable to the Class A noteholders have been paid in full before any payments would be made to the Class B noteholders.

Termination of certain credit card programs could lead to a reduction of receivables in the trust.

Synchrony Bank operates its private label and co-branded credit card programs with various retailers under agreements, some of which, if not extended, are scheduled to expire while your notes are outstanding. The program agreements typically have contract terms ranging from approximately five to ten years and remaining terms ranging from less than one month to approximately nine years and three months. Some of those program agreements provide that, upon expiration or termination, the retailer may purchase or designate a third party to purchase the receivables generated with respect to its program, including the receivables in the trust. One retailer, representing 3.2% of the total receivables in the trust as of October 31, 2014, exercised its right to purchase the related accounts and receivables as contemplated under its program agreement on November 7, 2014. In addition to that retailer, approximately 17% of the accounts would be subject to removal from the trust and approximately 11% of the total receivables in the trust as of October 31, 2014 (which, in each case does not, include the purchase of related accounts and receivables described above) would be subject to purchase prior to the expected principal payment date for your series if the related program agreements were not extended.

In addition, the program agreements generally permit the retailers or Synchrony Bank to terminate the program agreements prior to the respective termination dates for the programs if the other party materially breaches its obligations under the related program agreements, subject to any cure rights under the related program agreements. Certain program agreements are also subject to early termination in the event the related retailer becomes insolvent, becomes subject to a bankruptcy proceeding or has a material change in financial condition, upon the occurrence of a significant change in law or upon the occurrence of other specified portfolio-related performance triggers or other events of default. The program agreements generally may be terminated prior to scheduled expiration upon mutual agreement between Synchrony Bank and the related retailers.

If a program agreement were terminated as described above and the related retailer were to exercise its right to purchase the related accounts and receivables and Synchrony Bank were unable to provide receivables arising under newly designated additional accounts to replace those purchased by the retailers, an early amortization period could begin. If an early amortization period commences as a result of a termination of one or more program agreements, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

Geographic concentration may result in more risk to you.

As of October 31, 2014, the servicer’s records indicate that, based on billing addresses, obligors on the accounts were concentrated in Texas, California, Florida, North Carolina and New York. No other state accounted for more than 5% of the number of accounts or 5% of the total receivables balances as of that date. Economic conditions or other factors affecting these states in particular could adversely impact the delinquency or credit loss experience of the trust portfolio and could result in delays in payments or losses on the notes. See “Composition of the Trust Portfolio—Composition by Billing Address” in this prospectus supplement.

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Charge-offs may increase which could reduce payments to you.

The global financial and economic crisis has had an adverse effect on the financial condition of many consumers in the United States, which was also reflected in the performance of the trust portfolio in recent years. Despite certain signs of improvement, including recent declines in the domestic unemployment rate, the global economic environment remains volatile and could continue to present challenges having an adverse effect on the trust portfolio for the foreseeable future. More specifically, increases in delinquencies and charge-offs could occur, particularly if conditions in the general economy deteriorate.

If the amount of charged-off receivables and any uncovered dilution allocated to your series exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” in this prospectus supplement and “The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus.

Receivables Performance

The trust portfolio includes a subset of the accounts arising in Synchrony Bank’s (the “bank”) private label and co-branded credit card programs for specified retailers. We refer to these specified retailers as the “approved retailers.” The approved retailers are listed in the table “Composition by Retailer” under “Composition of the Trust Portfolio” below.

The tables below contain performance information for the receivables in the trust portfolio for each of the periods shown. The composition of the trust portfolio is expected to change over time and accounts arising in the private label and co-branded card programs for additional retailers may be added to the trust portfolio in the future.

For purposes of the tables in this section:

•	Each Securitization Reporting Year is the period of twelve Monthly Periods ending on December 21st of the related calendar year.

•	Receivables Outstanding is the sum of total receivables included in the trust portfolio as of the date or in the period indicated.

•	Principal Receivables Outstanding is the sum of principal receivables included in the trust portfolio as of the date or in the period indicated.

•	Average Principal Receivables Outstanding is the average of the balance of the Principal Receivables Outstanding as of the first day of each monthly period in the period indicated.

•	Accounts Outstanding is the sum of the number of accounts included in the trust portfolio as of the date or in the period indicated.

•	Average Accounts Outstanding is the average of the number of accounts in each monthly period in the period indicated.
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Delinquency and Loss Experience

The following tables set forth the aggregate delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. Please note that numbers and percentages presented in the tables in this section may not sum to the totals presented due to rounding.

The global financial and economic crisis has had and could continue to have an adverse effect on the trust portfolio. The recent recession and increased rates of unemployment contributed to significant increases in net losses and delinquencies for 2008, 2009 and 2010, compared to 2007. As described above, on February 26, 2009, low-credit score accounts having an aggregate outstanding total receivables balance, including principal receivables and finance charge receivables, of approximately $1.5 billion, determined as of the close of business on February 21, 2009, were removed from the trust portfolio. Although the effect of the removal was to cause a reduction in the amount of delinquent receivables and charge-offs for the twelve months ended December 21, 2009, increases in delinquencies and charge-offs could again occur, particularly if conditions in the general economy deteriorate. Gross Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized) and Net Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized) were 10.77% and 9.41%, respectively, for the two months ended February 21, 2009 (before giving effect to the removal of accounts on February 26, 2009), as compared to 9.08% and 8.15%, respectively, for the twelve months ended December 21, 2009. The amount of delinquent receivables as a percentage of Receivables Outstanding was 6.88% as of January 21, 2009, as compared to 5.35% as of December 21, 2009. There can be no assurance that the delinquency and charge-off rates will not increase to pre-removal levels or higher levels over time.

We cannot assure you that the future delinquency and loss experience for the trust portfolio will be similar to historical experience set forth below.

Receivables Delinquency Experience
(Dollars in Thousands)

	As of October 21,		As of December 21,
	2014		2013		2012
	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding
Receivables Outstanding	$17,394,326		$19,408,263		$20,374,821
Receivables Delinquent:
30-59 Days	190,726	1.10%	223,805	1.15%	240,178	1.18%
60-89 Days	139,303	0.80%	171,322	0.88%	175,120	0.86%
90-119 Days	116,649	0.67%	140,698	0.72%	142,810	0.70%
120-149 Days	102,803	0.59%	119,678	0.62%	116,342	0.57%
150-179 Days	82,758	0.48%	99,588	0.51%	101,894	0.50%
180 or More Days	0	0.00%	0	0.00%	0	0.00%
Total	$632,240	3.63%	$755,091	3.89%	$776,342	3.81%

	As of December 21,
	2011		2010		2009
	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding	Receivables	Percentage of Receivables Outstanding
Receivables Outstanding	$19,636,126		$18,165,466		$19,772,387
Receivables Delinquent:
30-59 Days	230,328	1.17%	239,331	1.32%	306,064	1.55%
60-89 Days	171,955	0.88%	182,981	1.01%	240,634	1.22%
90-119 Days	141,543	0.72%	156,931	0.86%	200,383	1.01%
120-149 Days	117,589	0.60%	141,554	0.78%	170,865	0.86%
150-179 Days	95,273	0.49%	110,458	0.61%	139,642	0.71%
180 or More Days	15	0.00%	4	0.00%	5	0.00%
Total	$756,702	3.85%	$831,259	4.58%	$1,057,593	5.35%

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Account Delinquency Experience

	As of October 21,		As of December 21,
	2014		2013		2012
	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding
Accounts Outstanding	25,516,771		30,218,856		36,683,421
Accounts Delinquent:
30-59 Days	114,833	0.45%	150,856	0.50%	201,009	0.55%
60-89 Days	75,676	0.30%	104,695	0.35%	126,736	0.35%
90-119 Days	59,789	0.23%	81,893	0.27%	97,742	0.27%
120-149 Days	51,786	0.20%	68,371	0.23%	74,700	0.20%
150-179 Days	40,733	0.16%	55,793	0.18%	63,945	0.17%
180 or More Days	0	0.00%	0	0.00%	0	0.00%
Total	342,857	1.34%	461,608	1.53%	564,132	1.54%

	As of December 21,
	2011		2010		2009
	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding	Accounts	Percentage of Total Accounts Outstanding
Accounts Outstanding	38,362,612		36,768,070		42,944,125
Accounts Delinquent:
30-59 Days	176,207	0.46%	185,246	0.50%	249,590	0.58%
60-89 Days	117,955	0.31%	124,760	0.34%	177,159	0.41%
90-119 Days	93,716	0.24%	103,634	0.28%	141,317	0.33%
120-149 Days	76,267	0.20%	90,730	0.25%	118,525	0.28%
150-179 Days	62,484	0.16%	70,391	0.19%	96,242	0.22%
180 or More Days	6	0.00%	4	0.00%	2	0.00%
Total	526,635	1.37%	574,765	1.56%	782,835	1.82%

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Loss Experience
(Dollars in Thousands)

	Ten Months Ended October 21,	Securitization Reporting Year
	2014	2013	2012	2011	2010	2009
Average Principal Receivables Outstanding	$17,304,712	$18,127,172	$17,676,845	$17,155,868	$17,547,629	$17,645,181
Gross Principal Charge-Offs	$980,516	$1,189,535	$1,221,977	$1,350,808	$1,764,794	$1,603,030
Gross Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized)	6.80%	6.56%	6.91%	7.87%	10.06%	9.08%
Less: Recoveries	$167,424	$214,757	$190,602	$170,904	$147,598	$164,903
Net Principal Charge-Offs	$813,092	$974,778	$1,031,374	$1,179,904	$1,617,195	$1,438,128
Net Principal Charge-Offs as a Percentage of Average Principal Receivables Outstanding (Annualized)	5.64%	5.38%	5.83%	6.88%	9.22%	8.15%
Gross Charge-Off Accounts	691,389	975,186	1,034,536	1,131,247	1,506,814	1,553,564
Average Accounts Outstanding	28,069,289	33,456,581	36,425,576	37,840,154	40,654,019	43,532,164
Gross Charge-Offs as a Percentage of Average Accounts Outstanding (Annualized)	2.96%	2.91%	2.84%	2.99%	3.71%	3.57%

Balance Reductions

The accounts in the trust portfolio may have balance reductions granted for a number of reasons, including merchandise refunds, returns, and fraudulent charges. For the twelve months ended October 21, 2014, the average monthly balance reduction rate for the approved portfolio of accounts attributable to such returns and fraud was 0.83%.

Revenue Experience

The net revenues collected from finance charges and fees related to accounts in the trust portfolio for each of the periods shown are set forth in the following table. Fees include late fees, pay by phone fees, over limit fees, balance transfer fees, cash advance fees and returned check fees.

We cannot assure you that the future revenue experience for the receivables in the trust portfolio will remain similar to the historical experience set forth below.

Revenue Experience
(Dollars in Thousands)

	Ten Months Ended October 21,	Securitization Reporting Year
	2014	2013	2012	2011	2010	2009
Average Principal Receivables Outstanding	$17,304,712	$18,127,172	$17,676,845	$17,155,868	$17,547,629	$17,645,181
Collected Finance Charges and Fees	$3,832,865	$4,771,273	$4,392,709	$3,972,184	$4,275,252	$4,241,337
Collected Finance Charges and Fees as a Percentage of Average Principal Receivables Outstanding (Annualized)	26.58%	26.32%	24.85%	23.15%	24.36%	24.04%

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Composition of the Trust Portfolio

The receivables to be conveyed to the trust have been or will be generated from transactions made by holders of credit card accounts included in the trust portfolio. A description of the bank’s credit card business is contained in the prospectus under the caption “The Sponsor—Credit Card Activities.”

The following tables summarize the trust portfolio by various criteria as of October 31, 2014 for each of the retailers included in the trust portfolio, except for the “Composition by FICO® Score” table, which reflects receivables balances as of October 31, 2014, and the composition of accounts by FICO® score as most recently refreshed. The Dillard’s accounts were de-designated and the related receivables removed from the trust on November 7, 2014. The following information regarding the trust portfolio has been prepared on a pro forma basis as if the removal occurred at the close of business on October 31, 2014.

Please note that numbers and percentages presented in the tables in this section may not sum to the totals presented due to rounding.

For purposes of the tables in this section:

•	Total Receivables Outstanding is the sum of principal receivables and finance charge receivables (which includes fee receivables) included in the trust portfolio in the period indicated.

•	Accounts is the number of accounts included in the trust portfolio as of the date or in the period indicated.

Composition by Retailer

Retailer	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
JCPenney	$3,383,368,223	20.0%	7,225,489	29.1%
Lowe’s	2,980,477,130	17.7%	2,566,682	10.4%
Wal-Mart (1)	2,268,474,947	13.4%	2,089,523	8.4%
Sam’s Club Dual Card	1,932,810,364	11.4%	1,602,937	6.5%
Sam’s Club(1)	1,832,410,857	10.9%	2,753,214	11.1%
Gap Family Dual Card(2)	1,633,779,046	9.7%	1,873,930	7.6%
Belk	879,749,021	5.2%	2,040,153	8.2%
Gap(3)	619,341,675	3.7%	2,122,043	8.6%
Chevron	453,524,472	2.7%	1,716,217	6.9%
JCPenney Dual Card	175,841,821	1.0%	122,339	0.5%
Other	722,093,134	4.3%	677,398	2.7%
Total	$16,881,870,688	100.0%	24,789,925	100.0%

(1)	Sam’s Club and Wal-Mart are affiliated retailers. Sam’s Club cards may also be used at Wal-Mart locations, and Wal-Mart cards may be used at Sam’s Club locations if the cardholder belongs to the club. Figures shown here are based on which retailer is identified on the card, not where the purchase was made.

(2)	Figures presented for Gap Family Dual Card include Old Navy Dual Card, Gap Dual Card and Banana Republic Dual Card, which are affiliated retailers. Each of these retailers’ cards may be used at the locations of the other two.

(3)	Figures presented for Gap include Old Navy, Gap and Banana Republic, which are affiliated retailers. Each of these retailers’ cards may be used at the locations of the other two.

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Composition by Account Balance

Account Balance Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Credit Balance	$(17,275,209)	-0.1%	330,648	1.3%
No Balance	-	0.0%	9,755,132	39.4%
$0.01-$500.00	1,259,218,913	7.5%	7,438,561	30.0%
$500.01-$1,000.00	1,572,146,300	9.3%	2,159,388	8.7%
$1,000.01-$2,000.00	3,300,112,240	19.5%	2,279,135	9.2%
$2,000.01-$3,000.00	2,928,340,277	17.3%	1,196,852	4.8%
$3,000.01-$4,000.00	2,252,044,334	13.3%	651,251	2.6%
$4,000.01-$5,000.00	1,883,465,748	11.2%	419,747	1.7%
$5,000.01-$6,000.00	1,387,552,755	8.2%	253,965	1.0%
$6,000.01-$7,000.00	880,466,147	5.2%	136,341	0.5%
$7,000.01-$8,000.00	587,003,041	3.5%	78,831	0.3%
$8,000.01-$9,000.00	378,226,818	2.2%	44,702	0.2%
$9,000.01-$10,000.00	271,665,038	1.6%	28,694	0.1%
$10,000.01-$15,000.00	168,351,321	1.0%	15,031	0.1%
$15,000.01-$20,000.00	20,818,307	0.1%	1,249	0.0%
$20,000.01 or more	9,734,659	0.1%	398	0.0%
Total	$16,881,870,688	100.0%	24,789,925	100.0%

Composition by Credit Limit

Credit Limit Range	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
$0.01-$500.00	$186,254,647	1.1%	1,918,724	7.7%
$500.01-$1,000.00	539,015,973	3.2%	2,127,989	8.6%
$1,000.01-$2,000.00	1,796,404,742	10.6%	6,202,418	25.0%
$2,000.01-$3,000.00	2,238,626,682	13.3%	4,565,531	18.4%
$3,000.01-$4,000.00	1,997,976,844	11.8%	2,648,085	10.7%
$4,000.01-$5,000.00	2,240,427,916	13.3%	2,174,415	8.8%
$5,000.01-$6,000.00	2,080,433,902	12.3%	1,455,615	5.9%
$6,000.01-$7,000.00	1,360,235,800	8.1%	933,191	3.8%
$7,000.01-$8,000.00	1,458,248,077	8.6%	977,448	3.9%
$8,000.01-$9,000.00	891,942,747	5.3%	488,478	2.0%
$9,000.01-$10,000.00	1,626,320,086	9.6%	1,069,746	4.3%
$10,000.01 or more	465,983,272	2.8%	228,285	0.9%
Total	$16,881,870,688	100.0%	24,789,925	100.0%

Composition by Account Age

Age	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Up to 6 Months	$-	0.0%	-	0.0%
6 Months to 12 Months	-	0.0%	-	0.0%
Over 12 Months to 24 Months	109,090,802	0.6%	225,545	0.9%
Over 24 Months to 36 Months	1,117,030,864	6.6%	1,779,678	7.2%
Over 36 Months to 48 Months	1,305,329,540	7.7%	1,923,052	7.8%
Over 48 Months to 60 Months	1,375,701,502	8.1%	1,814,916	7.3%
Over 60 Months to 72 Months	1,323,779,803	7.8%	1,759,385	7.1%
Over 72 Months to 84 Months	1,541,139,803	9.1%	1,828,976	7.4%
Over 84 Months to 96 Months	1,498,164,249	8.9%	1,884,967	7.6%
Over 96 Months to 108 Months	1,207,489,000	7.2%	1,513,843	6.1%
Over 108 Months to 120 Months	1,359,807,901	8.1%	1,594,866	6.4%
Over 120 Months	6,044,337,225	35.8%	10,464,697	42.2%
Total	$16,881,870,688	100.0%	24,789,925	100.0%

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Except for the applicable states listed below, no state accounted for more than 5% of the number of accounts or 5% of the total receivables balances, as applicable, as of October 31, 2014 for each of the retailers included in the trust portfolio. Since the largest number of cardholders (based on billing addresses) whose accounts are designated for the trust portfolio were in the five states listed below, adverse economic conditions affecting cardholders residing in those areas could affect timely payment by the related cardholders of amounts due on the accounts and, accordingly, the rate of delinquencies and losses for the trust portfolio.

Composition by Billing Address

State	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Texas	$1,636,425,031	9.7%	2,212,958	8.9%
California	1,381,544,391	8.2%	2,467,189	10.0%
Florida	1,093,288,843	6.5%	1,613,426	6.5%
North Carolina	889,043,552	5.3%	1,258,806	5.1%
New York	810,894,671	4.8%	1,280,325	5.2%
Other	11,070,674,201	65.6%	15,957,221	64.4%
Total	$16,881,870,688	100.0%	24,789,925	100.0%

Composition by Delinquency Status

Aging Status	Total Receivables Outstanding	Percentage of Total Receivables Outstanding	Number of Accounts	Percentage of Number of Accounts
Current, Credit and Zero Balance	$15,689,138,720	92.9%	24,013,584	96.9%
1-29 Days	568,987,013	3.4%	438,845	1.8%
30-59 Days	186,646,171	1.1%	112,523	0.5%
60-89 Days	138,878,280	0.8%	75,292	0.3%
90-119 Days	113,427,602	0.7%	58,205	0.2%
120-149 Days	102,364,324	0.6%	50,922	0.2%
150 or More Days	82,428,578	0.5%	40,554	0.2%
Total	$16,881,870,688	100.0%	24,789,925	100.0%

Composition by FICO® Score

A FICO® score is a measurement derived from a proprietary credit scoring method owned by Fair, Isaac & Company to determine the likelihood that credit users will pay their credit obligations in accordance with the terms of their accounts. Although Fair, Isaac & Company discloses only limited information about the variables it uses to assess credit risk, those variables likely include, but are not limited to, debt level, credit history, payment patterns (including delinquency experience) and level of utilization of available credit. FICO® scores range from 300 to 850, and a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. FICO® scores for any one individual may be determined by up to three independent credit bureaus. In determining whether to grant credit to a potential account holder, the bank uses a FICO® score as reported by one of the three major credit bureaus. Therefore, certain FICO® scores for an individual account holder based upon information collected by other credit bureaus could be different from the FICO® score used by the bank.

FICO® scores are based on independent, third-party information, the accuracy of which we cannot verify. FICO® scores were not developed specifically for use in connection with credit card accounts, but for consumer credit products in general. The bank does not use standardized credit scores, such as a FICO® score, alone to determine the credit limit or other terms that are approved or applied on an account. Rather, each application is scored based on the applicant’s credit bureau report using industry and proprietary credit models and bankruptcy scorecards. See “The Sponsor — Account Origination” in the accompanying prospectus.

FICO® scores of an individual may change over time, depending on the conduct of the individual, including the individual’s usage of his or her available credit, and changes in credit score technology used by Fair, Isaac & Company. To the extent available, FICO® scores are generally obtained at origination of the account and at least

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quarterly thereafter. Because the composition of the accounts designated for the trust may change over time, this table is not necessarily indicative of FICO® scores at origination of the accounts or the composition of the accounts in the trust at any specific time thereafter.

The following table reflects receivables as of October 31, 2014, and the composition of accounts by FICO® score as most recently refreshed:

Composition by FICO® Score

FICO® Credit Score Range(1)	Total Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to 599	$1,303,309,048	7.7%
600 to 659	3,322,567,810	19.7%
660 to 719	6,702,003,245	39.7%
720 and above	5,481,381,094	32.5%
No Score	72,609,491	0.4%
Total	$16,881,870,688	100.0%

(1)	FICO® is a federally registered trademark of Fair, Isaac & Company.

Review of Pool Asset Disclosure

In connection with the offering of the notes, the depositor has performed a review of the transferred receivables and the disclosure required to be included in this prospectus supplement and the accompanying prospectus relating to the transferred receivables by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the depositor with reasonable assurance that the Rule 193 Information is accurate in all material respects.

The Rule 193 Information consisting of factual information was reviewed and approved by those officers and employees of the depositor, the bank and their affiliates who are knowledgeable about such factual information. Counsel to the depositor reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. Rule 193 Information consisting of descriptions of the program agreements for the approved portfolios was reviewed and compared to the applicable program agreements by officers of the bank familiar with those documents. Officers of the depositor and its affiliates also consulted with internal regulatory personnel and counsel with respect to the description of the legal and regulatory provisions that may materially and adversely affect the performance of the transferred receivables or payments on the notes.

Employees of the depositor and its affiliates, with the assistance of a third party engaged by the depositor, also performed a review of the statistical information in the prospectus supplement with respect to the transferred receivables. The statistical information relating to the transferred receivables was compared to information from the bank’s database regarding the attributes of such receivables. The results of the review provided validation that the data is accurate and consistent in all material respects with the information maintained in the bank’s database.

As described under “The Servicer—Data Processing” in the accompanying prospectus, certain data processing and administrative functions associated with the servicing of the trust portfolio are currently being performed on behalf of the bank by First Data Resources, Inc. (“FDR”). Information processed by FDR is transferred to the bank’s information system, and the statistical information regarding the trust accounts that is included in this prospectus supplement is derived from the bank’s information system. On a monthly basis, the bank verifies that data processed by FDR is accurately transferred to the bank’s information systems by reviewing a report that compares data fields including the total credit limits, delinquency statuses, late fees, finance charges and principal receivables of all accounts processed by FDR to the corresponding information reflected in the bank’s information systems for all accounts owned by the bank.

With respect to the disclosure under “—Compliance with Underwriting Criteria” below, the bank regularly engages in activities that are designed to monitor and measure compliance with its credit policy, including testing of

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automated approval systems and monthly monitoring and compliance checks with respect to credit line decisions that are not handled through the automated system.

To ensure models used in automated strategies are “good to use”, the bank utilizes a model governance framework which is in accordance with the latest regulatory guidance. Upon instances where deviation from expected performance is observed, the bank management team is notified, with an explanation of the results. This notification to bank management may result in re-evaluating and, potentially, re-building models.  When monitoring the quality of the automated decision approvals, the bank uses monthly portfolio performance packages. These packages summarize monthly approval trends by score range, channel and lines assigned.

As described in more detail under “—Compliance with Underwriting Criteria” below, if a cardholder requests a credit line that exceeds the amount set by the automated system, the related application is forwarded to a group referred to as “Credit Solutions” for further consideration. Credit line decisions made by the Credit Solutions group are monitored through a monthly process during which each underwriter has a minimum number of fifteen credit line decisions reviewed by a bank quality control analyst who rates each decision in accordance with an established review methodology.

Since July 1, 2010, additional procedures have been implemented to monitor the activities of the Credit Solutions group. On a monthly basis, a surveillance team screens all accounts that were handled by the Credit Solutions group to identify accounts that are considered higher risk for decisions outside the procedure. Such accounts are then re-evaluated to determine whether there were any exceptions from underwriting guidelines with respect to the credit lines granted on such accounts. Approximately 8% of all accounts reviewed by Credit Solutions went through this re-evaluating process between July 1, 2010 and September 30, 2014. The results of this review are described under “—Compliance with Underwriting Criteria” below.

In connection with account additions, the depositor periodically identifies accounts that meet the trust eligibility criteria by screening the inventory of accounts owned by the bank (including accounts acquired from third party originators) for the applicable characteristics. The depositor then prepares a report that shows the applicable account characteristics for the accounts that passed the screen. This report is reviewed by the bank to ensure that the screen properly excluded any ineligible accounts. Among the population of eligible accounts, the bank, in its discretion, may apply additional screens based on certain account characteristics, including credit score and delinquency status, however, the bank is not required to do so. Once these additional screens have been applied, the bank randomly selects accounts from the remaining population of eligible accounts. In connection with each account addition, the depositor will represent that no selection procedures believed to be materially adverse to the interests of the issuing entity or the noteholders were utilized in selection of the additional accounts from the available eligible accounts.

Portions of the review of the legal, regulatory and statistical information were performed with the assistance of affiliates of the depositor and third parties engaged by the depositor, which determined the nature, extent and timing of the review and the level of assistance provided by its affiliates and the third parties. The depositor had ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The depositor attributes all findings and conclusions of the review to itself.

After undertaking the review described above, the depositor has concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

Compliance with Underwriting Criteria

As described under “The Sponsor—Underwriting Process,” the bank makes virtually all underwriting and authorization decisions using an automated system that considers credit bureau information that is run through proprietary scoring models developed for the bank to calculate each applicant’s credit score. This automated system drives all decisions to approve or decline a customer’s request for credit and also sets an initial credit line on each approved customer’s account, in each case without any underwriter discretion.

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In cases where a newly approved cardholder or an existing cardholder has requested a credit line that exceeds the amount set by the automated system, the related application is forwarded to the Credit Solutions group for further consideration. Once accounts are received by the Credit Solutions group, all requests for a higher credit line are screened through a system that considers each applicant’s bankruptcy history, ability to pay and recent increase history. All accounts considered by the Credit Solutions group that pass the initial screen are then assessed by underwriters according to operating procedures that consider factors such as credit grade, disposable income, debt-to-income ratio and delinquency history. If an applicant satisfies all criteria specified by the operating procedures, the reviewing underwriter may grant a higher credit line up to a specified multiple of the automated system’s recommendation. If the application satisfies more than a minimum number of the criteria, but less than all of the criteria, the reviewing underwriter may grant a higher line up to designated levels. 116,915 credit line decisions relating to accounts in the trust portfolio, including new origination and adjustments to existing credit lines, were received by the Credit Solutions group between July 1, 2010 and September 30, 2014 and a subset of these credit line decisions that passed the initial screen described above were subject to judgmental underwriting by the Credit Solutions group during the same time period.

Based on a review of the credit line decisions made by the Credit Solutions group between July 1, 2010 and September 30, 2014, the depositor has identified 738 credit line decisions relating to accounts in the trust portfolio as exceptions to the underwriting guidelines disclosed in this prospectus supplement and the accompanying prospectus. Some of these credit line decisions were granted at or under the designated maximum level permitted by the operating procedures, however such accounts were found to deviate from the disclosed underwriting guidelines for the sole reason that they lacked requisite manager pre-approval. The remainder of the exceptions were determined to be exceptions because the credit lines were found to be above the maximum level permitted by the operating procedures for those accounts. The aggregate balance of all trust accounts for which exceptions were identified represents less than 0.01% of the aggregate balance of the transferred receivables.

The bank determined to include the receivables for which exceptions were identified in the trust portfolio because the exceptions would not have a material adverse effect on the trust, and therefore, despite the exceptions to the underwriting criteria, the related receivables are eligible for sale to the trust. With respect to these credit-related exceptions, the bank considers, as an additional compensating factor, that ongoing credit monitoring enables the bank to adjust the credit limit as deemed necessary by the results of the behavioral scoring model that is applied to each account periodically.

Static Pool Information

Static pool information for the trust portfolio relating to gross charge-offs, delinquencies, yield and payment rate can be located in Annex III to this prospectus supplement, which forms an integral part of this prospectus supplement.

Repurchase of Receivables

The transaction documents contain covenants requiring the repurchase of a receivable for the breach of a related representation or warranty. For the three-year period ending November 30, 2014, we have not received a demand to repurchase any receivable underlying any securitization sponsored by the bank, and there was no activity with respect to any demand made prior to such period with respect to any such receivables. We, as securitizer, disclose all fulfilled and unfulfilled repurchase requests for receivables that were the subject of a demand to repurchase on SEC Form ABS−15G. We filed our most recent Form ABS-15G with the Securities and Exchange Commission on February 11, 2014. Our CIK number is 0001226006. For more information on obtaining a copy of the Form ABS-15G that was filed by us, see “Where You Can Find More Information” in the accompanying prospectus.

Maturity Considerations

Series 2013-1 will always be in one of three periods—the revolving period, the controlled accumulation period or the early amortization period. Unless an early amortization event occurs, each class of notes will not receive payments of principal until the expected principal payment date for the Series 2013-1 notes. The expected principal payment date for the Series 2013-1 notes will be the payment date in March 2018. We expect, but cannot assure you, that the trust will have sufficient funds to pay the full principal amount of the Series 2013-1 notes on the expected principal payment

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date for the Series 2013-1 notes. However, if an early amortization event occurs, principal payments for the Series 2013-1 notes may begin prior to the expected principal payment date.

Controlled Accumulation Period

During the controlled accumulation period, principal allocated to the Series 2013-1 noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Class A notes, the Class B notes and the Class C notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date will be sufficient to pay in full the outstanding principal amount of the Series 2013-1 notes. If there are not sufficient funds on deposit in the principal accumulation account to pay any class of notes in full on the expected principal payment date, an early amortization event will occur and the early amortization period will begin.

Early Amortization Period

If an early amortization event occurs during either the revolving period or the controlled accumulation period, the early amortization period will begin. On each payment date during the early amortization period, principal allocated to the Series 2013-1 noteholders, including any amount on deposit in the principal accumulation account will be paid:

•	first to the Class A noteholders, up to the outstanding principal amount of the Class A notes;

•	then to the Class B noteholders, up to the outstanding principal amount of the Class B notes; and

•	then to the Class C noteholders, up to the outstanding principal amount of the Class C notes.

The trust will continue to pay principal in the priority noted above to the noteholders on each payment date during the early amortization period until the earliest of the date the notes are paid in full, the date on which the collateral amount is reduced to zero and the Series 2013-1 final maturity date, which is the March 2021 payment date. No principal will be paid on the Class B notes until the Class A notes have been paid in full. Except as described under “Description of Series Provisions – Spread Account Distributions,” no principal will be paid on the Class C notes until the Class A notes and the Class B notes have been paid in full.

Payment Rates

The payment rate on the receivables is the most important factor that will determine the size of principal payments during an early amortization period and whether the trust has funds available to repay the notes on the expected principal payment date. The following Cardholder Monthly Payment Rates table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts in the trust portfolio during any Monthly Period in the Securitization Reporting Years or portion thereof, as applicable, shown, in each case calculated as a percentage of the Principal Receivables Outstanding as of the first day of each Monthly Period during the Securitization Reporting Years or portion thereof, as applicable, shown. Payment rates shown in the table are based on amounts that would be deemed payments of principal receivables with respect to the accounts. For purposes of these calculations, Principal Receivables Outstanding are principal receivables included in the trust portfolio in the period indicated. Each Securitization Reporting Year is the period of twelve Monthly Periods ending on December 21st of the related calendar year.

The Payment Status table in this section shows the average for all billing cycles in the period indicated of the payments made on the receivables that fall within each of the following categories: (1) less than minimum payment, (2) minimum payment, (3) greater than minimum payment, but less than full payment and (4) full payment or greater than full payment. For any billing cycle, the percentage of payments in each category is calculated by dividing the number of accounts with payments in that category by the total amount of all accounts that were required to make payments on the receivables.

Although we have provided historical data concerning the payment rates on the receivables and the percentage of the receivables falling in each payment category, because of the factors described in the prospectus under “Risk

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Factors,” we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following tables for the trust portfolio or that deposits into the principal accumulation account will equal the applicable controlled accumulation amount. The trust may shorten the controlled accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amount of the Series 2013-1 notes on the expected principal payment date.

Cardholder Monthly Payment Rates

	Ten Months Ended October 21,	Securitization Reporting Year
	2014	2013	2012	2011	2010	2009
Lowest Month	12.43%	12.60%	13.01%	14.02%	13.21%	11.92%
Highest Month	13.69%	13.99%	15.40%	15.09%	14.74%	13.31%
Monthly Average	13.07%	13.36%	14.26%	14.44%	13.82%	12.62%

Payment Status

	Percentage of Accounts
	Ten Billing Cycles Ended in October 21, 2014	Twelve Billing Cycles Ended in December 2013	Twelve Billing Cycles Ended in December 2012	Twelve Billing Cycles Ended in December 2011	Twelve Billing Cycles Ended in December 2010	Twelve Billing Cycles Ended in December 2009
Less than Minimum Payment	9.88%	10.50%	10.70%	10.47%	11.05%	12.74%
Minimum Payment	16.75%	16.85%	15.96%	14.48%	12.67%	13.95%
Greater than Minimum Payment, Less than Full Payment	40.85%	41.09%	42.38%	43.24%	45.22%	45.71%
Full Payment or Greater than Full Payment	32.52%	31.56%	30.95%	31.81%	31.05%	27.60%

We cannot assure you that the cardholder monthly payment rates or the payment experience for the trust portfolio in the future will be similar to the historical experience set forth in the tables above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and changes in minimum payment formulas.

Use of Proceeds

We will receive the net proceeds from the sale of the Series 2013-1 Class B notes and will use those proceeds for general corporate purposes.

Description of Series Provisions

We have summarized the material terms of the Series 2013-1 notes below and under “Description of the Notes” in the accompanying prospectus.

General

The Class A notes, the Class B notes and the Class C notes comprise the Series 2013-1 notes and were issued under the indenture, as supplemented by the Series 2013-1 indenture supplement, in each case between the trust and the indenture trustee.

The Class B notes were issued in minimum denominations of $200,000 and higher integral multiples of $1 and are available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See “Description of the Notes—General,” “—Global Notes” and “—Definitive Notes” in the accompanying prospectus. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names

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the Series 2013-1 notes were registered on the related record date, which will be the last business day of the calendar month preceding that payment date.

Collateral Amount

Your notes are secured by the transferred receivables. The amount of the collateral for your notes, which we call the collateral amount, is currently $1,103,448,276 and will hereafter be reduced by:

(a)	all principal collections applied to make principal payments on the Series 2013-1 notes (other than principal payments made from funds on deposit in the spread account) or deposited into the principal accumulation account;

(b)	reductions in the excess collateral amount that result from reductions in the required excess collateral amount as described under “—Excess Collateral Amount” below; and

(c)	all reductions to the collateral amount as a result of defaulted principal receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest, payments to the indenture trustee, the owner trustee and the administrator for the trust and the monthly servicing fee payments for your series that have not been reimbursed.

The collateral amount cannot be less than zero.

Reductions described in clause (c) above will be reimbursed to the extent that finance charge collections are available for that purpose on any subsequent payment date.

Allocation Percentages

The servicer, on behalf of the trust, will allocate among the collateral amount for your series, the collateral amount of each other series of notes issued and outstanding and the Free Equity Amount the following items: collections of finance charge receivables and principal receivables, defaulted principal receivables and dilution amounts that are not offset by the Free Equity Amount or reimbursed by us.

On any date of determination in any Monthly Period, the allocation percentage for your series will be the percentage equivalent—which may not exceed 100%—of a fraction:

•	the numerator of which is:

•	for purposes of allocating finance charge collections and defaulted principal receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the last day of the prior Monthly Period; or

•	for purposes of allocating principal collections during the controlled accumulation period and the early amortization period, prior to the date on which the amount on deposit in the principal accumulation account equals the outstanding principal amount of the notes, equal to the collateral amount as of the end of the revolving period, and, thereafter, zero; and

•	the denominator of which is the greater of:

(a)	except as described in the last sentence of the following paragraph, the Aggregate Principal Receivables as of a specified date; and

(b)	the sum of the numerators used to calculate the applicable allocation percentages for all series of notes outstanding as of the date of determination.

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The denominator referred to above was initially set as of the initial issuance date. The denominator will be reset for purposes of allocating principal collections, finance charge collections and defaulted principal receivables at the end of each Monthly Period and on the following dates, which are referred to as “reset dates” in this prospectus supplement:

•	on each date on which additional accounts are designated to the trust portfolio;

•	on each date on which accounts are removed from the trust portfolio in an aggregate amount approximately equal to the collateral amount of any series that has been paid in full;

•	on each date on which there is an increase in the outstanding balance of any variable interest issued by the trust; and

•	on each date on which a new series or class of notes is issued.

If a reset date occurs and the trust is permitted to make a single monthly deposit of collections into the collection account and has not elected to make daily deposits to the collection account, the denominator referred to in clause (a) above will instead equal the Average Principal Balance for the related Monthly Period.

The servicer is only required to make daily deposits to the collection account during any Monthly Period to the extent that the funds are needed for deposit into other trust accounts or for distribution to noteholders or other parties on or prior to the related payment date. If the collection account balance ever exceeds the amount needed for those deposits or distributions, the servicer may instead release the excess amount to us or our assigns.

Interest Payments

The outstanding principal amount of the Class A notes accrues interest for each interest period at a fixed rate of 1.35% per year for the related interest period.

The outstanding principal amount of the Class B notes accrues interest for each interest period at a fixed rate of 1.69% per year for the related interest period.

The outstanding principal amount of the Class C notes accrues interest for each interest period at a fixed rate of 1.94% per year for the related interest period.

Each interest period will begin on and include a payment date and end on but exclude the next payment date.

Interest on the Class A notes, the Class B notes and the Class C notes is calculated based a 360-day year of twelve 30-day months.

If the trust does not pay interest as calculated above to any class on a payment date, the amount not paid will be due on the next payment date, together with interest on the overdue amount of regular monthly interest at 2% plus the interest rate payable on the notes for the applicable class.

Revolving Period; Source of Principal Payments

During the revolving period, no principal payments will be made on your notes. During the controlled accumulation period and the early amortization period, deposits to the principal accumulation account and principal payments on the Series 2013-1 notes, as applicable, will be made on each payment date from the following sources:

(a)	principal collections allocated to your series based on your allocation percentage and required to be deposited into the collection account for your series, less any amounts required to be reallocated to cover interest payments on the Series 2013-1 notes, certain fees and expenses payable to the indenture trustee, the owner trustee and the administrator for the trust or monthly servicing fee payments; plus

(b)	any amount on deposit in the excess funding account allocated to your series on that payment date; plus

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(c)	any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted principal receivables, uncovered dilution amounts and shortfalls in the Minimum Free Equity Amount allocated to your series or to reinstate prior reductions to the collateral amount; plus

(d)	any principal collections from other series that are shared with your series.

Controlled Accumulation Period

The controlled accumulation period is scheduled to commence on the first day of the third monthly period preceding the expected principal payment date and to last three months. On each determination date until the controlled accumulation period begins, the servicer, on behalf of the trust, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the expected principal payment date as described under “Description of the Notes—Length of Controlled Accumulation Period” in the accompanying prospectus. If the number of months needed to fully fund the principal accumulation account by the expected principal payment date is less than or more than the number of months in the scheduled controlled accumulation period, the trust will either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal accumulation account by the expected principal payment date. In no event will the controlled accumulation period be less than one month.

On each payment date relating to the controlled accumulation period, funds will be deposited in the principal accumulation account in amount equal to the least of:

(1)	funds available for this purpose for your series with respect to that payment date;

(2)	the outstanding principal amount of the Series 2013-1 notes as of the last day of the revolving period, divided by the number of months in the controlled accumulation period, plus any amounts required to be deposited to the principal accumulation account on prior payment dates that have not yet been deposited;

(3)	an amount equal to the outstanding principal amount of the notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

(4)	the collateral amount.

Any remaining funds not deposited in the principal accumulation account first will be made available to other series as shared principal collections and second will either be deposited in the excess funding account under the circumstances described under “The Trust—Capitalization of Trust; Minimum Free Equity Amount” and “—Shared Principal Collections” in the accompanying prospectus or distributed to us or our assigns. During the controlled accumulation period, if the excess collateral amount exceeds the required excess collateral amount, the excess collateral amount will be reduced, but not below the required excess collateral amount, by the amount of funds applied as described in the preceding sentence.

Unless an early amortization period commences prior to the expected principal payment date, amounts in the principal accumulation account will be paid on the expected principal payment date to the Class A noteholders until the outstanding principal amount of the Class A notes has been paid in full, then to the Class B noteholders until the outstanding principal amount of the Class B notes has been paid in full and then to the Class C noteholders until the outstanding principal amount of the Class C notes has been paid in full.

Early Amortization Period

On each payment date relating to the early amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 2013-1 for the related Monthly Period in an amount up to the outstanding principal amount of the Class A notes.

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After payment in full of the outstanding principal amount of the Class A notes, the Class B noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for Series 2013-1 for the related Monthly Period in an amount up to the outstanding principal amount of the Class B notes.

After payment in full of the outstanding principal amount of the Class A notes and the Class B notes, the Class C noteholders will be entitled to receive, on each payment date relating to the early amortization period, the remaining available funds for Series 2013-1 for the related Monthly Period in an amount up to the outstanding principal amount of the Class C notes.

See “—Early Amortization Events” below for a discussion of events that might lead to the commencement of the early amortization period.

Subordination

The Class B notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. The excess collateral amount is subordinated to all three classes of notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Except as described under “Description of Series Provisions—Spread Account Distributions,” principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full.

The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series (other than principal payments made from funds on deposit in the spread account). In addition, the collateral amount can be applied for the benefit of your series in two other ways:

•            by reallocating principal collections to make interest payments, to pay the fees of the indenture trustee, the owner trustee and the administrator for the trust and monthly servicing fee payments for your series, when finance charge collections are not sufficient to make these payments; and

•            to absorb your series’ share of defaulted principal receivables and any uncovered dilution amounts, when finance charge collections are not sufficient to cover these amounts.

The excess collateral amount provides credit enhancement by absorbing these types of reductions. If the total amount of these latter two types of reductions exceeds the excess collateral amount, then the Class C notes may not be repaid in full. If the total amount exceeds the sum of the excess collateral amount and the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total amount exceeds the sum of the excess collateral amount and the principal amounts of the Class C notes and the Class B notes, then the Class A notes may not be repaid in full.

If receivables are sold after an event of default, the net proceeds of that sale would be paid first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

Application of Finance Charge Collections

We refer to your series’ share of finance charge collections, including recoveries, net investment proceeds transferred from the principal accumulation account, amounts withdrawn from the reserve account and any available excess finance charge collections from other series, collectively, as finance charge collections. On each payment date, the servicer, on behalf of the trust, will apply your series’ share of finance charge collections for the preceding Monthly Period in the following order:

(1)	to pay, pro rata, the following amounts allocated to your series: the accrued and unpaid fees and other amounts owed to the indenture trustee up to a maximum amount of $25,000 for each calendar year,

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accrued and unpaid fees and other amounts owed to the owner trustee up to a maximum amount of $25,000 for each calendar year, and accrued and unpaid fees and other amounts owed to the administrator for the trust up to a maximum amount of $25,000 for each calendar year;

(2)	to pay the servicing fee for your series for the prior Monthly Period and any overdue servicing fee (to the extent not directly paid by the trust to the servicer during the month);

(3)	to pay interest on the Class A notes, including any overdue interest and additional interest on the overdue interest;

(4)	to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest;

(5)	to pay interest on the Class C notes, including any overdue interest and additional interest on the overdue interest;

(6)	an amount equal to your series’ share of the defaulted principal receivables and uncovered dilution, if any, for the related Monthly Period, will be treated as principal collections for that Monthly Period;

(7)	an amount equal to any previous reductions to the collateral amount on account of defaulted principal receivables, uncovered dilution or reallocations of principal collections in each case not previously reimbursed will be treated as principal collections for that Monthly Period;

(8)	on and after the reserve account funding date, to deposit into the reserve account an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account;

(9)	to deposit into the spread account an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account;

(10)	without duplication of the amount specified in clause (6) in respect of uncovered dilution, an amount equal to the Series Allocation Percentage (calculated by excluding any series of notes that is excluded from this calculation in the related indenture supplement) of the excess, if any, of the Minimum Free Equity Amount over the Free Equity Amount will be treated as principal collections for that Monthly Period;

(11)	unless an early amortization event has occurred, to pay, pro rata, any amounts owed to the indenture trustee, the owner trustee and the administrator for the trust to the extent allocated to your series and not paid pursuant to clause (1) above;

(12)	to cover any shortfalls in finance charge collections for other outstanding series in group one; and

(13)	if an early amortization event has occurred, first, to make principal payments on the Class A notes, the Class B notes and the Class C notes, in that order of priority, to the extent principal collections, including shared principal collections, allocated to your series are not sufficient to pay the notes in full, and, second, to pay, pro rata, any amounts owed to the indenture trustee, the owner trustee and the administrator for the trust to the extent allocated to your series and not paid pursuant to clause (1) above.

Reallocation of Principal Collections

If finance charge collections available to your series are not sufficient to pay the aggregate amount of those payments described in clauses (1) through (5) under the caption “—Application of Finance Charge Collections” above, then principal collections allocated to your series will be reallocated to cover these amounts. Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by the amount that was reallocated. The amount of principal collections that will be reallocated on any payment date will not exceed the sum of the amounts described in the following clauses (1) through (3):

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(1)	the lesser of:

•	the excess of (a) the amount needed to make the payments described in clauses (1), (2) and (3) under the caption “—Application of Finance Charge Collections” above over (b) the amount of finance charge collections available to cover these amounts; and

•	the excess, if any, of (a) 27.50% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount;

(2)	the lesser of:

•	the excess of (a) the amount needed to make the payments described in clause (4) under the caption “—Application of Finance Charge Collections” above over (b) the amount of finance charge collections available to cover these amounts; and

•	the excess, if any, of (a) 18.35% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1), (2) and (3) under the caption “—Application of Finance Charge Collections” above on the then-current payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount; and

(3)	the lesser of:

•	the excess of (a) the amount needed to make the payments described in clause (5) under the caption “—Application of Finance Charge Collections” above, over (b) the amount of finance charge collections and amounts withdrawn from the spread account that are available to cover that amount; and

•	the excess, if any, of (a) 12.08% of the initial collateral amount over (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related Monthly Period, (ii) the amount of unreimbursed reallocated principal collections as of the previous payment date and after giving effect to the reallocation of principal collections to make the payments described in clauses (1) through (4) under the caption “—Application of Finance Charge Collections” above on the then-current payment date and (iii) any reductions to the collateral amount on account of reductions to the required excess collateral amount.

Investor Charge-Offs

A portion of the defaulted principal receivables in each charged-off account will be allocated to the collateral amount for your series in an amount equal to your series’ allocation percentage on the date the account is charged-off. The allocation percentage is described under “—Allocation Percentages” above.

Dilution will also be allocated to the collateral amount for your series in the circumstances described in “The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs” in the accompanying prospectus. If dilution is allocated among each series for any Monthly Period, your series’ share of dilution will equal:

(1)	dilution to be allocated to all series for that Monthly Period, times

(2)	the Series Allocation Percentage for that Monthly Period, which will be determined on a weighted average basis for any Monthly Period in which a reset date occurs.

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On each payment date, if the sum of the defaulted principal receivables and any remaining uncovered dilution allocated to the collateral amount for your series is greater than the finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess. Any reductions in the collateral amount on account of defaulted principal receivables and uncovered dilution will be reimbursed to the extent that finance charge collections are available for that purpose on any subsequent payment date.

Sharing Provisions

Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series in group one. See “Description of the Notes—Shared Excess Finance Charge Collections” in the accompanying prospectus.

Your series is a principal sharing series; however, your series will not be entitled to share excess principal collections from other series on any payment date during the early amortization period that is prior to the expected principal payment date unless all outstanding series of notes are in early amortization periods. See “Description of the Notes—Shared Principal Collections” in the accompanying prospectus.

Principal Accumulation Account

The trust has established and will maintain a segregated trust account to serve as the principal accumulation account. During the controlled accumulation period, the servicer, on behalf of the trust, will make deposits to the principal accumulation account as described under “—Principal Payments” in the accompanying prospectus.

Funds on deposit in the principal accumulation account will be invested to the business day immediately preceding the following payment date by the trust in highly rated investments that meet the criteria described in the indenture supplement. Investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will, to the extent needed to make payments to noteholders, be deposited in the collection account and treated as finance charge collections available to your series for the related Monthly Period or otherwise, paid to us or our assigns. If, for any payment date, these net investment earnings are less than the sum of:

(a)	the product of (1) a fraction, the numerator of which is equal to the balance of the principal accumulation account, up to the outstanding principal amount of the Class A notes, on the last day of the calendar month preceding that payment date, and the denominator of which is equal to the outstanding principal amount of the Class A notes on the last day of the calendar month preceding that payment date and (2) the Class A monthly interest payment;

(b)	the product of (1) a fraction, the numerator of which is equal to the lesser of (i) the outstanding principal amount of the Class B notes on the last day of the calendar month preceding that payment date and (ii) the balance of the principal accumulation account in excess of the outstanding principal amount of the Class A notes on the last day of the calendar month preceding that payment date, and the denominator of which is equal to the outstanding principal amount of the Class B notes on the last day of the calendar month preceding that payment date and (2) the Class B monthly interest payment; and

(c)	the product of (1) a fraction, the numerator of which is equal to the balance of the principal accumulation account in excess of the outstanding principal amount of the Class A notes and the Class B notes on the last day of the calendar month preceding that payment date, and the denominator of which is equal to the outstanding principal amount of the Class C notes on the last day of the calendar month preceding that payment date and (2) the Class C monthly interest payment;

then the trust will withdraw the amount of the shortfall, to the extent required and available, from the reserve account and deposit it in the collection account for use as finance charge collections that are available to your series.

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Excess Collateral Amount

An excess collateral amount provides credit enhancement for your series. The excess collateral amount is currently $134,363,102, which equals 12.18% of the current collateral amount. The excess collateral amount at any time will equal the excess of the collateral amount for your series, calculated without reduction on account of funds on deposit in the principal accumulation account, over the outstanding principal amount of the Series 2013-1 notes.

On each payment date during the controlled accumulation period and early amortization period, the excess collateral amount will be decreased by the amount of funds that are available, but not required, to be deposited into the principal accumulation account on that payment date. However, no such reduction will be permitted to reduce the excess collateral amount below the required excess collateral amount. See “Description of Series Provisions—Controlled Accumulation Period” in this prospectus supplement and “Credit Enhancement—Excess Collateral Amount” in the accompanying prospectus.

The required excess collateral amount for your series on any day is currently equal to 12.18% of the total collateral amount on that day. However, a percentage lower than 12.18% may be used to calculate the required excess collateral amount in the future if the Rating Agency Condition is satisfied. In addition:

(a)	except as provided in clause (c), the required excess collateral amount will never be less than 3.00% of the initial collateral amount,

(b)	except as provided in clause (c), the required excess collateral amount will not be reduced during an early amortization period, and

(c)	the required excess collateral amount will never exceed the aggregate outstanding principal amount of the notes, minus the balance on deposit in the principal accumulation account.

Reserve Account

The trust has established and will maintain a segregated account to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the controlled accumulation period and on the first payment date with respect to the early amortization period. On each payment date from and after the reserve account funding date, but prior to the termination of the reserve account, the trust will apply finance charge collections available to your series at the priority identified above under “—Application of Finance Charge Collections” to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

Unless the Rating Agency Condition is satisfied with respect to the postponement of the reserve account funding date, the reserve account funding date will be a date selected by the servicer, on behalf of the trust, that is not later than the payment date with respect to the Monthly Period which commences three months prior to the commencement of the controlled accumulation period.

The required reserve account amount for any payment date on or after the reserve account funding date will be equal to (a) 0.50% of the outstanding principal amount of the notes or (b) any other amount designated by the trust, provided that at any time during which the controlled accumulation period length is equal to one month, the required reserve account amount will be $0.00. The trust may only designate a lesser amount if the Rating Agency Condition is satisfied and we will certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause an early amortization event to occur for Series 2013-1.

On each payment date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that payment date, the trust will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will no longer be available for your notes. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

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All amounts on deposit in the reserve account on any payment date—after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that payment date—will be invested to the business day immediately preceding the following payment date by the trust, in highly rated investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be either retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount, to the extent needed to make payments to noteholders, deposited in the finance charge account for your series and treated as finance charge collections available to your series or paid to us or our assigns.

On or before each payment date with respect to the controlled accumulation period and on or before the first payment date with respect to the early amortization period, the trust will withdraw from the reserve account and deposit in the collection account an amount equal to the least of:

(1)	the amount then on deposit in the reserve account with respect to that payment date;

(2)	the amount of the shortfall described under “—Principal Accumulation Account” above; and

(3)	the required reserve account amount.

Amounts withdrawn from the reserve account on any payment date will be included as finance charge collections available to your series for that payment date.

The reserve account will be terminated upon the earliest to occur of:

(1)	the first payment date for the early amortization period;

(2)	the expected principal payment date; and

(3)	the termination of the trust.

Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

Spread Account

The trust has established and will maintain as a segregated account primarily for the benefit of the Class C noteholders to serve as the spread account. Amounts on deposit in the spread account will be used as described below under “—Spread Account Distributions.”

The spread account is not currently funded, but will be funded up to the required spread account amount on each payment date from finance charge collections allocated to your series to the extent available for that purpose. Prior to the occurrence of an event of default and acceleration of the Series 2013-1 notes, the required spread account amount will never exceed the outstanding principal amount of the Class C notes after taking into account any payments to be made on that payment date. The required spread account amount may be changed at any time without the consent of the Class A or Class B noteholders.

Funds on deposit in the spread account will be invested by the trust in highly rated investments that meet the criteria described in the indenture supplement. Investment earnings, net of losses and investment expenses, will be retained in the spread account to the extent the available spread account amount is less than the required spread account amount, and the balance, if any, will be paid to us or our assigns. In addition, after an event of default and acceleration of the maturity of the Series 2013-1 notes, these investment earnings will be available for payment to holders of the Series 2013-1 notes as described under “—Spread Account Distributions” below.

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Spread Account Distributions

On or before each payment date, the trust will withdraw from the spread account, and deposit in the distribution account for payment to the Class C noteholders an amount equal to the least of:

(1)	the amount on deposit in the spread account with respect to that payment date;

(2)	the shortfall, if any, in the amount of finance charge collections that are available to cover the interest payable on the Class C notes; and

(3)	the required spread account amount for that payment date.

Unless an early amortization event occurs, the trust will withdraw from the spread account and deposit into the collection account for distribution to the Class C noteholders on the expected principal payment date an amount equal to the lesser of:

(1)	the amount on deposit in the spread account after application of any amounts as set forth in the immediately preceding paragraph; and

(2)	the outstanding principal amount of the Class C notes after the application of any amounts on that payment date.

Except as provided in the following paragraph, if an early amortization event occurs, the amount, if any, remaining on deposit in the spread account, after making the payments described in the preceding paragraph, will be applied to pay principal on the Class C notes on the earlier of the final maturity date and the first payment date on which the outstanding principal amount of the Class A and Class B notes has been paid in full.

In addition, on any day after the occurrence of an event of default with respect to Series 2013-1 and the acceleration of the maturity date, the trust will withdraw from the spread account the outstanding amount on deposit in the spread account and deposit that amount into the distribution account for distribution to the Class C noteholders, the Class A noteholders and the Class B noteholders, in that order of priority, to fund any shortfalls in amounts owed to those noteholders.

Early Amortization Events

An early amortization event may occur for the Series 2013-1 notes upon the occurrence of any of the following events:

(a)	our failure (1) to make any payment or deposit on the date required to be made under the trust receivables purchase agreement or the transfer agreement on or before the date that is five business days after the date the payment or deposit is required to be made or (2) to observe or perform in any material respect our other covenants or agreements set forth in the trust receivables purchase agreement or the transfer agreement which failure has a material adverse effect on the Series 2013-1 noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, has been given to us by the indenture trustee or to us and the indenture trustee by any holder of the Series 2013-1 notes;

(b)	any representation or warranty made by us in the trust receivables purchase agreement or the transfer agreement or any information required to be given by us to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, has been given to us by the indenture trustee or to us and the indenture trustee by any holder of the Series 2013-1 notes and as a result of which the interests of the Series 2013-1 noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that an early amortization event described in this subparagraph (b) will not occur if we have

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accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

(c)	our failure to convey receivables in additional accounts or participations to the trust when required to do so;

(d)	any of the following servicer defaults or breaches:

(1)	certain servicer defaults, as further described under “The Servicers—Servicer Default; Successor Servicer” in the accompanying prospectus;

(2)	failure by the servicer to observe or perform in any material respect any of its covenants or agreements in the servicing agreement if the failure has a material adverse effect on the noteholders which continues unremedied for a period of 60 days after notice to the trust by the indenture trustee or noteholders of at least 25% of the outstanding principal amount of the notes, requiring the same to be remedied, has been given;

(3)	the servicer delegates its duties, except as permitted under the servicing agreement, and the delegation remains unremedied for 15 days after written notice of the delegation, requiring the same to be remedied, has been given to the trust by the indenture trustee; or

(4)	any representation, warranty or certification made by the servicer in the servicing agreement, or in any certificate delivered in accordance with the servicing agreement, proves to have been incorrect when made if it:

•	has a material adverse effect on the rights of the noteholders; and

•	continues to be incorrect in any material respect for a period of 60 days after notice to the trust by the indenture trustee or noteholders of at least 25% of the outstanding principal amount of the notes, requiring the same to be remedied, has been given;

(e)	the average of the Portfolio Yields for any three consecutive Monthly Periods is less than the average of the Base Rates for the same Monthly Periods;

(f)	the outstanding principal amount of the Class A notes, the Class B notes or the Class C notes is not paid in full on the expected principal payment date;

(g)	specified bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or any originator of accounts designated under the receivables sale agreement in the future;

(h)	we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us;

(i)	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act; or

(j)	an event of default for Series 2013-1 and an acceleration of the maturity of the Series 2013-1 notes occurs under the indenture.

In the case of any event described in clause (a), (b) or (d) above, an early amortization event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2013-1 noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2013-1 notes, by written notice to the trust, with a copy to the indenture trustee if notice is given by the Series 2013-1 noteholders, declare that an early amortization event has occurred with respect to the Series 2013-1 notes as of the date of the notice.

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In the case of any event described in clause (g), (h) or (i), an early amortization event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j) an early amortization event with respect to only the Series 2013-1 notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2013-1 noteholders immediately upon the occurrence of the event.

On the date on which an early amortization event is deemed to have occurred, the early amortization period will begin.

See “Description of the Notes—Early Amortization Events” in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

Events of Default

The events of default for Series 2013-1, as well as the rights and remedies available to the indenture trustee and the Series 2013-1 noteholders when an event of default occurs, are described under “Description of the Notes—Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the trust, the principal amount of the Series 2013-1 notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2013-1 occurs, the indenture trustee or the holders of not less than a majority of the then-outstanding principal amount of the Series 2013-1 notes may declare the Series 2013-1 notes to be immediately due and payable. If the Series 2013-1 notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

Servicing Transition

As described under “The Servicers—Resignation of Servicer” in the accompanying prospectus, GE Capital may resign as servicer if Synchrony Financial or an affiliate of Synchrony Bank has accepted its appointment as successor servicer and assumed the responsibilities as servicer on any date on or after the date on which all notes that were outstanding on July 16, 2014 have either been paid in full or consented to the resignation.  By your acceptance of a Class B note, you agree that your Class B note will not be considered outstanding for purposes of consenting to (a) the resignation of GE Capital, as servicer, and the appointment of Synchrony Financial or an affiliate of Synchrony Bank as successor servicer or (b) any amendment to the servicing agreement that effects such resignation and appointment, or amends any condition precedent to, or covenant or other requirement relating to, such resignation and appointment.  Therefore, as a Class B noteholder, you will not have voting rights in relation to this resignation and appointment.

Servicing Compensation and Payment of Expenses

The servicing fee rate for your series is 2% per year. Your series’ share of the servicing fee for each month will be calculated as described under “The Servicers—Servicing Compensation and Payment of Expenses” in the accompanying prospectus.

GE Capital is required to pay Synchrony Financial a fee for Synchrony Financial’s subservicing activities. The subservicing fee payable by GE Capital to Synchrony Financial on each payment date is equal to (a) one-twelfth of the product of (i) 2% and (ii) the aggregate amount of principal receivables owned by the issuing entity on the last day of the prior monthly period, minus (b) $41,750.

On each payment date, the trust will allocate to your series a portion of the unpaid fees and other amounts owed to the indenture trustee, the owner trustee and the administrator for the trust in an amount equal to any such amounts attributable solely to your series, plus your series’ Series Allocation Percentage of any other amounts that are attributable to more than one series, as described under “Description of the Notes—Fees and Expenses Payable from Collections” in the accompanying prospectus. These amounts will be paid from finance charge collections allocated to your series as described under “Description of Series Provisions—Application of Finance Charge Collections.”

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Reports to Noteholders

On each payment date, the trust will forward to each noteholder a statement substantially in the form of Annex II to this prospectus supplement or in the form otherwise agreed to by the trust and the indenture trustee from time to time. Annex II is included at the end of this prospectus supplement and is incorporated into this prospectus supplement.

Legal Proceedings

There are no legal proceedings pending or proceedings known by us to be contemplated by governmental authorities involving the depositor, the sponsor, the servicer, the administrator, any subservicer or the trust, or to our knowledge, other than disclosed in the accompanying prospectus, the owner trustee or the indenture trustee that are material to noteholders.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement among us, RFS Holding, Inc. and the underwriter named below, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the principal amount of the notes set forth opposite its name:

Class B Underwriter	Principal Amount of Class B Notes
RBC Capital Markets, LLC	$100,946,372
Total	$100,946,372

The underwriter of the offered notes has advised us that it proposes to offer the offered notes to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriter at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriter of the offered notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table.

After the initial public offering of the offered notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $100,000. The underwriter has agreed to pay certain expenses incurred in connection with the issuance and distribution of the offered notes.

Class B Notes
Concessions	[•]	%
Reallowances	[•]	%

The underwriter will be compensated as set forth in the following table:

	Underwriter’s Discounts and Commissions		Amount per $1,000 of Principal		Total Amount
Class B Notes	[•]	%	$	[•]	$	[•]

The underwriter has represented and agreed that:

(a)	in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

S-39

Further, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive was implemented in that Relevant Member State it has not made and will not make an offer of notes to the public in that Relevant Member State other than:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided, that no such offer of notes shall require the issuing entity, the depositor or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, (A) the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and (B) the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

We and RFS Holding, Inc. will indemnify the underwriter for certain liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in connection with those liabilities as described in the underwriting agreement.

The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases notes in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter represent that the underwriter will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

In the ordinary course of their respective businesses, the underwriter and its affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates.

Federal Income Tax Consequences

Depending on the issue price of the Class B notes, a U.S. holder purchasing a Class B note under this prospectus may be acquiring a Class B note that is issued with original issue discount (“OID”). The amount of OID in respect of the Class B notes will equal the excess of the “stated redemption price at maturity” of the Class B notes over the issue price of the Class B notes, unless such amount is “de minimis”, that is, less than ¼% of the Class B notes’ stated redemption price at maturity multiplied by the number of full years to maturity.  The issue price of the

S-40

Class B notes is generally the first price at which a substantial amount of the Class B notes offered hereunder are sold to the public (not including amounts attributable to pre-issuance accrued interest). The stated redemption price at maturity is the sum of all payments on the Class B notes other than payments of “qualified stated interest.”  Qualified stated interest is all stated interest unconditionally payable at least annually for the entire term of the Class B notes.  While not free from the doubt, we intend the to treat the Class B notes as issued for U.S. federal income tax purposes as of the sale date (instead of March 26, 2013). Consequently, for purposes of determining OID, including whether OID is de minimis, the issue price, stated redemption price at maturity and number of full years to maturity of the Class B notes will be determined on the basis of the applicable terms on the sale date.

If the Class B notes are issued at a greater than de minimis discount, the following general rules will apply: You (whether a cash or accrual method taxpayer) will be required to accrue OID on a constant yield basis and include such accruals in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. The amount of OID allocable to an accrual period (other than the final accrual period) is equal to the difference between (1) the product of the “adjusted issue price” of the Class B note at the beginning of the accrual period and its yield to maturity (determined on the basis of a compounding assumption that reflects the length of the accrual period) and (2) the amount of any qualified stated interest allocable to the accrual period.  The “adjusted issue price” of a Class B note, at the beginning of any accrual period, is the sum of the issue price of such Class B note plus the amount of OID allocable to all prior accrual periods, less the amount of any payment previously made on such Class B note other than payment of qualified stated interest.  The “yield to maturity” of a Class B note is the interest rate that, when used to compute the present value of all payments to be made on such Class B note, produces an amount equal to the issue price of such Class B note. You must include OID in income over the term of the Class B notes under a constant yield method.

See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning tax matters relating to the Class B notes. Prospective purchasers should consult their own tax advisors regarding OID and other tax matters concerning their Class B notes.

European Investment Restrictions

None of the sponsor, the originator or us makes any representation or agreement that it is undertaking or will have undertaken to comply with (or retain any economic interest or provide information to permit any investors to comply with) the requirements of Article 405 and 406 of the European Union (EU) Capital Requirements Regulation (Regulation (EU) No. 575/2013 of June 26, 2013), Article 17 of the EU Alternative Investment Fund Managers Directive (Directive 2011/61/EU of June 8, 2011), in each case together with any related regulatory technical standards or implementing regulations, or any other law or regulation of the European Union or any other jurisdiction on investments in securitizations. Noteholders are responsible for analyzing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the notes for investment and compliance with the CRD and any other applicable requirements.

Legal Matters

Certain legal matters relating to the issuance of the Series 2013-1 notes will be passed upon for us by Mayer Brown LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2013-1 notes will be passed upon for us by Mayer Brown LLP. Certain legal matters relating to the issuance of the Series 2013-1 notes will be passed upon for the underwriter by Morgan, Lewis & Bockius LLP.

S-41

Glossary of Terms for Prospectus Supplement

“Average Principal Balance” means, for any Monthly Period in which a reset date occurs, the sum of:

•	the Aggregate Principal Receivables determined as of the close of business on the last day of the prior Monthly Period, multiplied by a fraction, the numerator of which is the number of days from and including the first day of that Monthly Period, to but excluding the related reset date and the denominator of which is the number of days in that Monthly Period; and

•	for each reset date during that Monthly Period, the product of the Aggregate Principal Receivables determined as of the close of business on that reset date, multiplied by a fraction, the numerator of which is the number of days from and including that reset date, to the earlier of the last day of that Monthly Period (in which case that period will include the last day of the Monthly Period) or the next reset date (in which case that period will exclude that reset date), and the denominator of which is the number of days in that Monthly Period.

“Base Rate” means, with respect to any Monthly Period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial Monthly Period, the actual number of days and a 360-day year) equivalent of a fraction:

•	the numerator of which is the sum of (a) the interest due on the Series 2013-1 notes, (b) the monthly servicing fee payment for your series and (c) the amounts payable pursuant to clause (1) under the caption “Description of Series Provisions—Application of Finance Charge Collections,” in each case payable on the following payment date; and

•	the denominator of which is the collateral amount, plus amounts on deposit in the principal accumulation account, each as of the last day of that Monthly Period.

“Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage (based on a 360-day year of twelve 30-day months, or in the case of the initial Monthly Period, the actual number of days and a 360-day year) equivalent of a fraction:

•	the numerator of which is the amount of finance charge collections allocated to your series, including recoveries, net investment earnings and amounts withdrawn from the reserve account treated as finance charge collections, but excluding excess finance charge collections allocated to your series, minus the amount of defaulted principal receivables and uncovered dilution allocated to your series for that Monthly Period; and

•	the denominator of which is the collateral amount plus amounts on deposit in the principal accumulation account, each as of the last day of that Monthly Period.

“Rating Agency Condition” means, with respect to Series 2013-1 and any action subject to such condition, either (i) if specified with respect to any Hired Agency in the indenture supplement, written confirmation (which may be in the form of a letter, a press release or other publication) from such Hired Agency that such action will not result in a reduction or withdrawal of the rating, if any, of any outstanding class with respect to which it is designated as a rating agency or (ii) if specified with respect to any Hired Agency in the indenture supplement, 10 days’ prior written notice to such Hired Agency (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable).

“Required Retained Transferor Percentage” means, for Series 2013-1, 5.5%.

“Series Allocation Percentage” means, for Series 2013-1 and for each Monthly Period, a fraction,

•	the numerator of which is the numerator used in determining your series’ allocation percentage for purposes of allocating finance charge collections for that Monthly Period, as described under “Description of Series Provisions—Allocation Percentages,” and

S-42

•	the denominator of which is the sum of the numerators used in determining the allocation percentages used by all outstanding series for purposes of allocating finance charge collections;

provided that, if the allocation percentage for finance charge collections for any series has been reset during that Monthly Period, for the portion of the Monthly Period falling on and after each reset date and prior to any subsequent reset date, the Series Allocation Percentage will be calculated using a denominator which is equal to the sum of the numerators used in determining the allocation percentage for finance charge collections for all outstanding series as of the close of business on the subject reset date.

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Annex I

Other Series of Notes Issued and Outstanding

The principal characteristics of the other outstanding series of notes expected to be outstanding as of the sale date are set forth in the table below. All of the outstanding series of notes are in group one.

1. Series 2009-VFN4

Maximum collateral amount	$977,011,495
Expected principal payment date:	June 2017 payment date
Final maturity date:	June 2020 payment date

2. Series 2010-1

Initial collateral amount	$675,675,676
Class A principal amount	$500,000,000
Class B principal amount	$80,000,000
Class C principal amount	$55,000,000
Class A interest rate	3.69% per year
Class B interest rate	4.67% per year
Class C interest rate	5.75% per year
Expected principal payment date	March 2015 payment date
Final maturity date	March 2018 payment date
Series issuance date	March 31, 2010

3. Series 2010-2

Initial collateral amount	$363,636,364
Class A principal amount	$250,000,000
Class B principal amount	$40,000,000
Class C principal amount	$27,500,000
Class A interest rate	4.47% per year
Class B interest rate	5.40% per year
Class C interest rate	6.47% per year
Expected principal payment date	March 2017 payment date
Final maturity date	March 2020 payment date
Series issuance date	April 7, 2010

4. Series 2010-VFN1

Maximum collateral amount	$467,836,257.83
Expected principal payment date	April 2017 payment date
Final maturity date	April 2020 payment date

5. Series 2010-VFN2

Initial collateral amount	$1,169,590,645
Expected principal payment date	April 2017 payment date
Final maturity date	April 2020 payment date

6. Series 2011-2

Initial collateral amount	$935,251,799
Class A principal amount	$650,000,000
Class B principal amount	$93,770,492
Class C principal amount	$61,803,279

A-1-1

Class A interest rate	One Month LIBOR plus 0.48% per year
Class B interest rate	One Month LIBOR plus 1.00% per year
Class C interest rate	One Month LIBOR plus 1.60% per year
Expected principal payment date	May 2016 payment date
Final maturity date	May 2019 payment date
Series issuance date	June 16, 2011

7. Series 2011-VFN1

Maximum collateral amount	$1,169,590,645
Expected principal payment date	May 2017 payment date
Final maturity date	May 2020 payment date

8. Series 2012-1

Initial collateral amount	$986,842,106
Class A principal amount	$750,000,000
Class B principal amount	$94,637,224
Class C principal amount	$63,880,126
Class A interest rate	1.03% per year
Class B interest rate	1.62% per year
Class C interest rate	2.42% per year
Expected principal payment date	January 2015 payment date
Final maturity date	January 2018 payment date
Series issuance date	January 25, 2012

9. Series 2012-2

Initial collateral amount	$836,236,934
Class A principal amount	$600,000,000
Class B principal amount	$75,709,779
Class C principal amount	$51,104,101
Class A interest rate	2.22% per year
Class B interest rate	2.76% per year
Class C interest rate	3.65% per year
Expected principal payment date	January 2019 payment date
Final maturity date	January 2022 payment date
Series issuance date	February 2, 2012

10. Series 2012-3

Initial collateral amount	$575,539,569
Class A principal amount	$400,000,000
Class B principal amount	$57,704,918
Class C principal amount	$38,032,786
Class A interest rate	One Month LIBOR plus 0.45%
Class B interest rate	One Month LIBOR plus 1.00%
Class C interest rate	One Month LIBOR plus 1.90%
Expected principal payment date	March 2017 payment date
Final maturity date	March 2020 payment date
Series issuance date	April 18, 2012

11. Series 2012-4

Initial collateral amount	$503,597,123
Class A principal amount	$350,000,000
Class B principal amount	$50,491,803

A-1-2

Class C principal amount	$33,278,689
Class A interest rate	One Month LIBOR plus 0.30%
Class B interest rate	One Month LIBOR plus 0.85%
Class C interest rate	One Month LIBOR plus 1.65%
Expected principal payment date	June 2015 payment date
Final maturity date	June 2018 payment date
Series issuance date	June 20, 2012

12. Series 2012-5

Initial collateral amount	$842,742,269
Class A principal amount	$600,000,000
Class B principal amount	$75,709,779
Class C principal amount	$51,104,101
Class A interest rate	0.95% per year
Class B interest rate	1.51% per year
Class C interest rate	2.30% per year
Expected principal payment date	June 2015 payment date
Final maturity date	June 2018 payment date
Series issuance date	June 20, 2012

13. Series 2012-VFN1

Maximum collateral amount	$877,192,983
Expected principal payment date	October 2017 payment date
Final maturity date	October 2020 payment date

14. Series 2012-6

Initial collateral amount	$1,379,310,345
Class A principal amount	$1,000,000,000
Class B principal amount	$126,182,965
Class C principal amount	$85,173,501
Class A interest rate	1.36% per year
Class B interest rate	1.83% per year
Class C interest rate	2.67% per year
Expected principal payment date	August 2017 payment date
Final maturity date	August 2020 payment date
Series issuance date	August 29, 2012

15. Series 2012-7

Initial collateral amount	$694,444,445
Class A principal amount	$500,000,000
Class B principal amount	$63,091,483
Class C principal amount	$42,586,750
Class A interest rate	1.76% per year
Class B interest rate	2.21% per year
Class C interest rate	3.00% per year
Expected principal payment date	September 2019 payment date
Final maturity date	September 2022 payment date
Series issuance date	October 17, 2012

16. Series 2013-1

Initial collateral amount	$1,103,448,276
Class A principal amount	$800,000,000

A-1-3

Class B principal amount	$100,946,372
Class C principal amount	$68,138,802
Class A interest rate	1.35% per year
Class B interest rate	1.69% per year
Class C interest rate	1.94% per year
Expected principal payment date	March 2018 payment date
Final maturity date	March 2021 payment date
Series issuance date	March 26, 2013

17. Series 2014-VFN1

Maximum collateral amount	$877,192,983
Expected principal payment date	April 2016 payment date
Final maturity date	April 2019 payment date

18. Series 2014-VFN2

Maximum collateral amount	$1,169,590,645
Expected principal payment date	March 2017 payment date
Final maturity date	March 2020 payment date

19. Series 2014-VFN3

Maximum collateral amount	$584,795,322
Expected principal payment date	April 2017 payment date
Final maturity date	April 2020 payment date

20. Series 2014-VFN4

Maximum collateral amount	$877,192,983
Expected principal payment date	April 2017 payment date
Final maturity date	April 2020 payment date

21. Series 2014-VFN5

Maximum collateral amount	$877,192,983
Expected principal payment date	May 2017 payment date
Final maturity date	May 2020 payment date

22. Series 2014-1

Initial collateral amount	$972,222,223
Class A principal amount	$700,000,000
Class B principal amount	$68,055,555
Class C principal amount	$58,333,334
Class D principal amount	$97,222,222
Class A interest rate	1.61% per year
Class B interest rate	1.81% per year
Class C interest rate	1.91% per year
Class D interest rate	1.36% per year
Expected principal payment date	November 2017 payment date
Final maturity date	November 2020 payment date
Series issuance date	November 20, 2014

A-1-4

Annex II

Monthly Noteholder’s Statement
Synchrony Credit Card Master Note Trust Series 2013-1

Class A	1.35% Notes
Class B	1.69% Notes
Class C	1.94% Notes

Pursuant to the Master Indenture, dated as of September 25, 2003 (as amended and supplemented, the “Indenture”) between Synchrony Credit Card Master Note Trust (the “Issuer”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2013-1 Indenture Supplement (the “Indenture Supplement”), dated as of March 26, 2013, between the Issuer and the Indenture Trustee, the Issuer is required to prepare, or cause the Servicer to prepare, certain information each month regarding current distributions to the Series 2013-1 Noteholders and the performance of the Trust during the previous month. The information required to be prepared with respect to the Payment Date of [•], 20[•], and with respect to the performance of the Trust during the Monthly Period ended [•], 20[•] is set forth below. Capitalized terms used herein are defined in the Indenture and the Indenture Supplement. The Discount Percentage (as defined in the Transfer Agreement) remains at 0% for all the Receivables in the Trust until otherwise indicated. The undersigned, an Authorized Officer of the Servicer, does hereby certify as follows:

Record Date:	[•], 20[•]
Monthly Period Beginning:	[•], 20[•]
Monthly Period Ending:	[•], 20[•]
Previous Payment Date:	[•], 20[•]
Payment Date:	[•], 20[•]
Interest Period Beginning:	[•], 20[•]
Interest Period Ending:	[•], 20[•]
Days in Monthly Period:	[•]
Days in Interest Period:	[•]
Is there a Reset Date?:	[No][Yes]

I.	Trust Receivables Information

a.	Number of Accounts Beginning
b.	Number of Accounts Ending
c.	Average Accounts Balance (q/b)
d.	BOP Principal Receivables
e.	BOP Finance Charge Receivables
f.	BOP Total Receivables
g.	Increase in Principal Receivables from Additional Accounts
h.	Increase in Principal Activity on Existing Securitized Accounts
i.	Increase in Finance Charge Receivables from Additional Accounts
j.	Increase in Finance Charge Activity on Existing Securitized Accounts
k.	Increase in Total Receivables
l.	Decrease in Principal Receivables due to Account Removal
m.	Decrease in Principal Activity on Existing Securitized Accounts
n.	Decrease in Finance Charge Receivables due to Account Removal
o.	Decrease in Finance Charge Activity on Existing Securitized Accounts
p.	Decrease in Total Receivables
q.	EOP Aggregate Principal Receivables
r.	EOP Finance Charge Receivables
s.	EOP Total Receivables
t.	Excess Funding Account Balance
u.	Required Principal Balance
v.	Minimum Free Equity Amount (EOP Aggregate Principal Receivables * 5.5%)

A-2-1

w.	Free Equity Amount (EOP Principal Receivables - EOP Collateral Amount (II.d.ii+II.a.ii+II.bii+II.b.iii))

II.	Investor Information (Sum of all Series, excluding new issuances and additional draws subsequent to end of the Monthly Period)

a.	Note Principal Balance
i.	Beginning of Interest Period
ii.	Increase in Note Principal Balance due to New Issuance/Additional draws
iii.	Decrease in Note Principal Balance due to Principal Paid and Notes Retired
iv.	As of Payment Date
b.	Excess Collateral Amount
i.	Beginning of Interest Period
ii.	Change to Excess Collateral Amount in connection with the Supplemental Indenture
iii.	Increase in Excess Collateral Amount due to New Issuance
iv.	Reductions in Required Excess Collateral Amount
v.	Increase in Unreimbursed Investor Charge-Off
vi.	Decrease in Unreimbursed Investor Charge-Off
vii.	Increase in Unreimbursed Reallocated Principal Collections
viii.	Decrease in Unreimbursed Reallocated Principal Collections
ix.	As of Payment Date
c.	Principal Accumulation Account Balance
i.	Beginning of Interest Period
ii.	Controlled Deposit Amount
iii.	Withdrawal for Principal Payment
iv.	As of Payment Date
d.	Collateral Amount
i.	End of Prior Monthly Period
ii.	Beginning of Interest Period
iii.	As of Payment Date

III.	Trust Performance Data (Monthly Period)

a.	Gross Trust Yield (Finance Charge Collections + Recoveries/BOP Principal Receivables)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
b.	Payment Rate (Principal Collections/BOP Principal Receivables)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
c.	Gross Charge-Off Rate excluding Fraud (Default Amount for Defaulted Accounts – Fraud Amount/BOP Principal Receivables)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
d.	Gross Charge-Off Rate (Default Amount for Defaulted Accounts/BOP Principal Receivables)
e.	Net Charge-Off Rate excluding Fraud (Default Amount for Defaulted Accounts - Recoveries - Fraud Amount / BOP Principal Receivables)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average

A-2-2

f.	Net Charge-Off Rate (Default Amount for Defaulted Accounts - Recoveries/ BOP Principal Receivables)
g.	Trust excess spread percentage ((FC Coll – Charged-Off Rec – Monthly Interest +/- Net Swaps – Monthly Servicing Fee) / BOP Principal Receivables))
h.	Default Amount for Defaulted Accounts
i.	Recovery Amount
j.	Collections
i.	Total Trust Finance Charge Collections
ii.	Total Trust Principal Collections
iii.	Total Trust Collections

k. Delinquency Data	Percentage	Total Receivables
i.	1-29 Days Delinquent
ii.	30-59 Days Delinquent
iii.	60-89 Days Delinquent
iv.	90-119 Days Delinquent
v.	120-149 Days Delinquent
vi.	150-179 Days Delinquent
vii.	180 or Greater Days Delinquent

IV.	Series Performance Data

a.	Portfolio Yield (Finance Charge Collections + Recoveries - Aggregate Investor Default Amount + PAA Inv Proceeds/BOP Collateral)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
b.	Base Rate (Noteholder Servicing Fee + Admin Fee + Monthly Interest + Swap Payments – Swap Receipts / BOP Collateral)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Three-Month Average
c.	Excess Spread Percentage (Portfolio Yield - Base Rate)
i.	Current
ii.	Prior Monthly Period
iii.	Two Months Prior Monthly Period
iv.	Quarterly Excess Spread Percentage

V.	Investor Information Regarding Distributions to Noteholders

a.	The total amount of the distribution to Class A Noteholders per $1000 Note Initial Principal Balance.
b.	The amount of the distribution set forth in paragraph a. above in respect of interest on the Class A Notes, per $1000 Note Initial Principal Balance.
c.	The amount of the distribution set forth in paragraph a. above in respect of principal on the Class A Notes, per $1000 Note Initial Principal Balance.
d.	The total amount of the distribution to Class B Noteholders per $1000 Note Initial Principal Balance.
e.	The amount of the distribution set forth in paragraph d. above in respect of interest on the Class B Notes, per $1000 Note Initial Principal Balance.
f.	The amount of the distribution set forth in paragraph d. above in respect of principal on the Class B Notes, per $1000 Note Initial Principal Balance.
g.	The total amount of the distribution to Class C Noteholders per $1000 Note Initial Principal Balance.
h.	The amount of the distribution set forth in paragraph g. above in respect of interest on the Class C Notes, per $1000 Note Initial Principal Balance.

A-2-3

i.	The amount of the distribution set forth in paragraph g. above in respect of principal on the Class C Notes, per $1000 Note Initial Principal Balance.

VI.	Investor Information

a.	Class A Note Initial Principal Balance
b.	Class B Note Initial Principal Balance
c.	Class C Note Initial Principal Balance
d.	Initial Excess Collateral Amount
e.	Initial Collateral Amount
f.	Class A Note Principal Balance
i.	Beginning of Interest Period
ii.	Principal Payment
iii.	As of Payment Date
g.	Class B Note Principal Balance
i.	Beginning of Interest Period
ii.	Principal Payment
iii.	As of Payment Date
h.	Class C Note Principal Balance
i.	Beginning of Interest Period
ii.	Principal Payment
iii.	As of Payment Date
i.	Excess Collateral Amount
i.	Beginning of Interest Period
ii.	Increase in Excess Collateral Amount in connection with the Supplemental Indenture
iii.	Reduction in Excess Collateral Amount
iv.	As of Payment Date
j.	Collateral Amount
i.	Beginning of Interest Period
ii.	Increase in Excess Collateral Amount in connection with the Supplemental Indenture
iii.	Increase/Decrease in Unreimbursed Investor Charge-Offs
iv.	Increase/Decrease in Reallocated Principal Collections
v.	Reduction in Excess Collateral Amount
vi.	Principal Accumulation Account Deposit
vii.	As of Payment Date
viii.	Collateral Amount as a Percentage of Note Trust Principal Balance
ix.	Amount by which Note Principal Balance exceeds Collateral Amount
k.	Required Excess Collateral Amount

VII.	Investor Charge-Offs and Reallocated Principal Collections (Section references relate to Indenture Supplement)

a.	Beginning Unreimbursed Investor Charge-Offs
b.	Current Unreimbursed Investor Defaults
c.	Current Unreimbursed Investor Uncovered Dilution Amount
d.	Current Reimbursement of Investor Charge-Offs pursuant to Section 4.4(a)(vii)
e.	Ending Unreimbursed Investor Charge-Offs
f.	Beginning Unreimbursed Reallocated Principal Collections
g.	Current Reallocated Principal Collections pursuant to Section 4.7
h.	Current Reimbursement of Reallocated Principal Collections pursuant to Section 4.4(a)(vii)
i.	Ending Unreimbursed Reallocated Principal Collections

VIII.	Investor Percentages—BOP Balance and Series Account Information

a.	Allocation Percentage Numerator—for Finance Charge Collections and Default Amounts
b.	Allocation Percentage Numerator—for Principal Collections

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c.	Allocation Percentage Denominator
i.	Aggregate Principal Receivables Balance as of Prior Monthly Period
ii.	Number of Days at Balance
iii.	Average Principal Balance
d.	Sum of Allocation Percentage Numerators for all outstanding Series with respect to Finance Charge Collections and Default Amounts
e.	Sum of Allocation Percentage Numerators for all outstanding Series with respect to Principal Collections
f.	Allocation Percentage, Finance Charge Collections and Default Amount (a. / greater of c.iii. or d.)
g.	Allocation Percentage, Principal Collections (b. / greater of c.iii. or e.)
h.	Series Allocation Percentage

IX.	Collections and Allocations

Trust	Series
a.	Finance Charge Collections
b.	Recoveries
c.	Principal Collections
d.	Default Amount
e.	Dilution
f.	Investor Uncovered Dilution Amount
g.	Dilution including Fraud Amount
h.	Available Finance Charge Collections
i.	Investor Finance Charge Collections
ii.	Excess Finance Charge Collections allocable to Series 2013-1
iii.	Principal Accumulation Account Investment Proceeds
iv.	Investment earnings in the Reserve Account
v.	Reserve Account Draw Amount
vi.	Net Swap Receipts
vii.	Recoveries
i.	Available Finance Charge Collections (Sum of h.i through h.vii)
j.	Total Collections (c. Series + i.)
k.	Total Finance Charge Collections deposited in the Collection Account (net of any amounts distributed to Transferor and owed to Servicer)

X.	Application of Available Funds pursuant to Section 4.4(a) of the Indenture Supplement

a.	Available Finance Charge Collections
i.	On a pari passu basis:
a.	Payment to the Indenture Trustee, to a maximum of $25,000
b.	Payment to the Trustee, to a maximum of $25,000
c.	Payment to the Administrator, to a maximum of $25,000
ii.	To the Servicer:
a.	Noteholder Servicing Fee
b.	Noteholder Servicing Fee previously due but not paid
c.	Total Noteholder Servicing Fee
iii.	On a pari passu basis:
a.	Class A Monthly Interest
b.	Class A Deficiency Amount
c.	Class A Additional Interest
d.	Class A Additional Interest not paid on prior Payment Date
iv.	On a pari passu basis:
a.	Class B Monthly Interest
b.	Class B Deficiency Amount
c.	Class B Additional Interest
d.	Class B Additional Interest not paid on prior Payment Date

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v.	On a pari passu basis:
a.	Class C Monthly Interest
b.	Class C Deficiency Amount
c.	Class C Additional Interest
d.	Class C Additional Interest not paid on prior Payment Date
vi.	To be treated as Available Principal Collections
a.	Aggregate Investor Default Amount
b.	Aggregate Investor Uncovered Dilution Amount
vii.	To be treated as Available Principal Collections, to the extent not previously reimbursed
a.	Investor Charge-offs
b.	Reallocated Principal Collections
viii.	Excess of Required Reserve Account Amount Over Available Reserve Account Amount
ix.	Amounts required to be deposited to the Spread Account
x.	To be treated as Available Principal Collections: Series Allocation Percentage of Minimum Free Equity Shortfall
xi.	Unless an Early Amortization Event has occurred, amounts that have not been paid pursuant to (a)(i) above
xii.	The balance, if any, will constitute a portion of Excess Finance Charge Collections for such Payment Date and first will be available for allocation to other Series in Group One and, then:
a.	Unless an Early Amortization Event has occurred, to the Transferor; or
b.	If an Early Amortization Event has occurred, first, to pay Monthly Principal in accordance with Section 4.4(c) of the Indenture Supplement to the extent not paid in full from Available Principal Collections (calculated without regard to amounts available to be treated as Available Principal Collections pursuant to this clause), second, to pay on a pari passu basis any amounts owed to such Persons listed in clause (a)(i) above that have been allocated to Series 2013-1 in accordance with Section 8.4(d) of the Indenture and that have not been paid pursuant to clauses (a)(i) and (a)(xi) above, and, third, any amounts remaining after payment in full of the Monthly Principal and amounts owed to such Persons listed in clause (a)(i) above shall be paid to the Issuer.

XI.	Excess Finance Charge Collections (Group One)

a.	Total Excess Finance Charge Collections in Group One
b.	Finance Charge Shortfall for Series 2013-1
c.	Finance Charge Shortfall for all Series in Group One
d.	Excess Finance Charges Collections Allocated to Series 2013-1

XII.	Available Principal Collections and Distributions (Section references relate to Indenture Supplement)

a.	Investor Principal Collections
b.	Less: Reallocated Principal Collections for the Monthly Period pursuant to Section 4.7
c.	Plus: Shared Principal Collections allocated to this Series
d.	Plus: Aggregate amount to be treated as Available Principal Collections pursuant to Section 4.4(a)(vii)
e.	Plus: Aggregate amount to be treated as Available Principal Collections pursuant to Section 4.4(a)(viii)
f.	Plus: During an Early Amortization Period, the amount of Available Finance Charge Collections used to pay principal on the Notes pursuant to Section 4.4(a)(xii)
g.	Available Principal Collections (Deposited to Principal Account)
i.	During the Revolving Period, Available Principal Collections treated as Shared Principal Collections pursuant to Section 4.4.(b)
ii.	During the Controlled Accumulation Period, Available Principal Collections deposited to the Principal Accumulation Account pursuant to Section 4.4(c)(i),(ii)
iii.	During the Early Amortization Period, Available Principal Collections deposited to the Distribution Account pursuant to Section 4.4(c)

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iv.	Series Shared Principal Collections available to Group One pursuant to Section 4.4(c)(iii)
v.	Principal Distributions pursuant to Section 4.4(e) in order of priority
a.	Principal paid to Class A Noteholders
b.	Principal paid to Class B Noteholders
c.	Principal paid to Class C Noteholders
vi.	Total Principal Collections Available to Share (Inclusive of Series 2013-1)
vii.	Series Principal Shortfall
viii.	Shared Principal Collections allocated to this Series from other Series

XIII.	Series 2013-1 Accumulation

a.	Controlled Accumulation Period Length in months (scheduled)
b.	Controlled Accumulation Amount
c.	Controlled Deposit Amount
d.	Accumulation Shortfall
e.	Principal Accumulation Account Balance
i.	Beginning of Interest Period
ii.	Controlled Deposit Amount
iii.	Withdrawal for Principal Payment
iv.	As of Payment Date

XIV.	Reserve Account Funding (Section references relate to Indenture Supplement)

a.	Reserve Account Funding Date (scheduled)
b.	Required Reserve Account Amount (.50% of Note Principal Balance beginning on Reserve Account Funding Date)
c.	Beginning Available Reserve Account Amount
d.	Reserve Draw Amount
e.	Deposit pursuant to 4.4(a)(viii) the excess of b. over c.
f.	Withdrawal for Reserve Account Surplus paid to Transferor pursuant to Section 4.10(d)
g.	Withdrawal for Reserve Account Surplus paid to Transferor pursuant to Section 4.10(e)
h.	Ending Available Reserve Account Amount

XV.	Spread Account Funding (Section references relate to Indenture Supplement)

a.	Spread Account Percentage
b.	Required Spread Account Amount
c.	Beginning Available Spread Account Amount
d.	Withdrawal pursuant to 4.11(a)—Section 4.4(a)(v) Shortfall
e.	Withdrawal pursuant to 4.11(b)—Class C Expected Principal Payment Date
f.	Withdrawal pursuant to 4.11(c)—Early Amortization Event
g.	Withdrawal pursuant to 4.11(d)—Event of Default
h.	Deposit pursuant to 4.4(a)(ix)—Spread Account Deficiency
i.	Withdrawal pursuant to 4.11(f)—Spread Account Surplus Amount
j.	Ending Available Spread Account Amount
k.	Investment Earnings on Spread Account distributable to holder of the Transferor Interest

XVI.	Series Early Amortization Events

a.	The Free Equity Amount is less than the Minimum Free Equity Amount Free Equity:
i.	Free Equity Amount
ii.	Minimum Free Equity Amount
iii.	Excess Free Equity Amount
b.	The Note Trust Principal Balance is less than the Required Principal Balance Note Trust Principal Balance:
i.	Note Trust Principal Balance

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ii.	Required Principal Balance
iii.	Excess Principal Balance
c.	The three-month average Portfolio Yield is less than three-month average Base Rate Portfolio Yield:
i.	Three month Average Portfolio Yield
ii.	Three month Average Base Rate
iii.	Three Month Average Excess Spread
d.	The Note Principal Balance is outstanding beyond the Expected Principal Payment Date
i.	Expected Principal Payment Date
ii.	Current Payment Date
e.	Are there any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments?
f.	Are there any material breaches or pool of assets representations and warranties or covenants?
g.	Are there any material changes in criteria used to originate, acquire, or select new pool assets?
h.	Has an early amortization event occurred?

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IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Noteholder’s Statement as of the [__] day of [_________] 20[__].

SYNCHRONY FINANCIAL,
as Subservicer

By:
Name:
Title:

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Annex III

Static Pool Data

Synchrony Credit Card Master Note Trust

Billed Yield

The following table sets forth the cardholder billed yield experience for credit card accounts in the trust portfolio for each of the periods shown. Billed yield is calculated by dividing (i) the aggregate amount of billed finance charges and late fees during the period indicated by (ii) the aggregate of the average total receivables outstanding for each quarter in the period indicated.

In each case, the information is grouped by year of account origination. There can be no assurance that the billed yield experience for receivables in the future will be similar to the historical experience set forth below.

Billed Yield
	Nine Months Ended	For the Calendar Year Ended
Origination Year[1]	September 2014(2)	December 2013	December 2012	December 2011	December 2010	December 2009	December 2008
2014	-
2013	-	-
2012	25.68%	26.44%	23.98%
2011	25.16%	25.78%	26.14%	26.85%
2010	24.97%	25.44%	26.08%	26.90%	18.37%
Prior to 2010	24.37%	24.56%	25.05%	25.43%	26.83%	24.12%	26.24%

1 The origination year for each account is determined based on the date on which the account is opened.

2 September 2014 figures are annualized and are not necessarily indicative of actual results for the entire year.

For each account in the trust portfolio, performance data is based on the account's performance on and after the date on which the account was designated to the trust portfolio.

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Payment Rate

The following table sets forth the cardholder monthly average payment rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The average monthly payment rate is calculated by dividing (i) the aggregate of the average total payments received during the period indicated by (ii) the aggregate of the average total receivables outstanding for each quarter in the period indicated.

In each case, the information is grouped by year of account origination. There can be no assurance that the payment rate experience for receivables in the future will be similar to the historical experience set forth below.

Payment Rate
	Nine Months
	Ended	For the Calendar Year Ended
	September	December	December	December	December	December	December
Origination Year[1]	2014	2013	2012	2011	2010	2009	2008
2014	-
2013	-	-
2012	19.35%	22.87%	27.28%
2011	17.34%	18.66%	22.20%	27.44%
2010	15.81%	16.16%	17.93%	20.60%	22.70%
Prior to 2010	13.95%	13.81%	14.56%	15.33%	15.32%	14.44%	14.54%

1 The origination year for each account is determined based on the date on which the account is opened.

For each account in the trust portfolio, performance data is based on the account's performance on and after the date on which the account was designated to the trust portfolio.

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30+ Delinquency Rate

The following table sets forth the delinquency rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The delinquency rate is calculated by dividing (i) the 30+ days past due delinquent amount as of the end of the period indicated by (ii) the total receivables outstanding as of the end of the period indicated. Calculations are based on month-end data within the period.

In each case, the information is grouped by year of account origination. There can be no assurance that the delinquency rate experience for receivables in the future will be similar to the historical experience set forth below.

30+ Delinquency Rate
	Nine Months
	Ended	For the Calendar Year Ended
Origination Year[1]	September 2014	December 2013	December 2012	December 2011	December 2010	December 2009	December 2008
2014	-
2013	-	-
2012	4.52%	4.43%	1.80%
2011	4.36%	4.54%	3.33%	1.44%
2010	4.25%	4.75%	4.21%	3.17%	3.13%
Prior to 2010	3.27%	3.74%	3.83%	4.07%	4.57%	5.29%	6.44%

1 The origination year for each account is determined based on the date on which the account is opened.

For each account in the trust portfolio, performance data is based on the account's performance on and after the date on which the account was designated to the trust portfolio.

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Gross Charge-Off Rate

The following table sets forth the gross charge-off rate experience on the credit card accounts in the trust portfolio for each of the periods shown. The gross charge-off rate is calculated by dividing (i) the aggregate amount of gross charge-offs during the period indicated by (ii) the aggregate of the average total receivables outstanding for each quarter in the period indicated.

In each case, the information is grouped by year of account origination. There can be no assurance that the gross charge-off rate experience for receivables in the future will be similar to the historical experience set forth below.

Gross Charge-Off Rate
	Nine Months
	Ended	For the Calendar Year Ended
	September	December	December	December	December	December	December
Origination Year[1]	2014(2)	2013	2012	2011	2010	2009	2008
2014	-
2013	-	-
2012	9.74%	6.75%	0.42%
2011	9.85%	8.36%	5.35%	2.36%
2010	10.06%	9.33%	7.80%	3.88%	2.70%
Prior to 2010	7.83%	7.91%	8.55%	9.61%	12.37%	10.88%	10.60%

1 The origination year for each account is determined based on the date on which the account is opened.

2 September 2014 figures are annualized and are not necessarily indicative of actual results for the entire year.

For each account in the trust portfolio, performance data is based on the account's performance on and after the date on which the account was designated to the trust portfolio.

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Prospectus

Synchrony Credit Card Master Note Trust
Issuing Entity

RFS Holding, L.L.C.		Synchrony Bank
Depositor		Sponsor

Asset Backed Notes

The Issuing Entity—

•	may periodically issue asset backed notes in one or more series with one or more classes; and

•	will own—

•	receivables generated from or derived from a portfolio of private label and co-branded revolving credit card accounts owned by Synchrony Bank;

•	payments due on those receivables; and

•	other property described in this prospectus and in the accompanying prospectus supplement.

The Notes—

•	will be secured by, and paid only from, the assets of the issuing entity;

•	may have one or more forms of credit enhancement; and

•	will be issued as part of a designated series which may include one or more classes of notes.

You should consider carefully the risk factors beginning on page 1 in this prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of Synchrony Credit Card Master Note Trust (formerly known as GE Capital Credit Card Master Note Trust) only and are not obligations of RFS Holding, L.L.C., Synchrony Bank (formerly known as GE Capital Retail Bank), Synchrony Financial, General Electric Capital Corporation or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

December 5, 2014

i

ii

Important Notice About Information Presented In This
Prospectus And The Accompanying Prospectus Supplement

We (RFS Holding, L.L.C.) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

•	the terms, including interest rates, for each class;

•	the timing of interest and principal payments;

•	information about credit enhancement, if any, for each class;

•	the method for selling the notes; and

•	information about the receivables.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

This prospectus uses defined terms. You can find a glossary of these terms under the caption “Glossary of Terms for Prospectus” beginning on page 86 in this prospectus.

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Risk Factors

The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

Some liens may be given priority over your notes, which could cause delayed or reduced payments.

We, Synchrony Bank and each other seller under the receivables sale agreement account for our respective transfers of the receivables as sales. Even so, a court could conclude that we, Synchrony Bank or any seller own the receivables and that the trust holds only a security interest in the receivables. Even if a court would reach that conclusion, however, steps will be taken to give the indenture trustee a first-priority perfected security interest in the receivables. Nevertheless, a federal or state tax, governmental or other nonconsensual lien on our property or the property of any seller arising prior to the time a receivable is transferred to the trust may have priority over the trust’s interest in that receivable. Regardless of whether the transfers of the receivables are sales or secured borrowings, if any such liens exist, the claims of the creditors holding such liens would be superior to our rights or the rights of the trust, thereby possibly delaying or reducing payments on the notes. Furthermore, if the FDIC were appointed as Synchrony Bank’s receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust’s interest in the receivables. See “The Trust—Perfection and Priority of Security Interests” in this prospectus.

So long as the conditions discussed in “The Servicers—Collections; Commingling” in this prospectus are satisfied, the servicer, on behalf of the trust, may make deposits of collections on a monthly basis. Although such conditions are currently satisfied, the servicer has elected to cause Synchrony Financial, as subservicer, to make deposits of collections into the collection account within two business days of processing. However, if the servicer elects to make monthly deposits of collections, such collections held by the servicer, on behalf of the trust, will be commingled during the monthly period and used for the benefit of the servicer prior to each payment date, and the trust may not have a first-priority perfected security interest in those collections during the commingling period. In addition, if a receiver or conservator were appointed for Synchrony Bank, the indenture trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in possession of Synchrony Bank at the time of such appointment. If any such event occurs, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Regulatory action could cause delays or reductions in payment of your notes.

If Synchrony Bank were to become insolvent, or if Synchrony Bank were to violate laws or regulations applicable to it, the FDIC could act as conservator or receiver for Synchrony Bank. In that role, the FDIC would have broad powers to repudiate contracts to which Synchrony Bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of Synchrony Bank’s affairs. Among the contracts that might be repudiated is the receivables sale agreement under which Synchrony Bank transfers receivables to us and the sub-servicing agreement between Synchrony Financial and Synchrony Bank, pursuant to which Synchrony Bank performs certain services with respect to the receivables.

Also, we could not exercise any right or power to terminate, accelerate, or declare a default under the receivables sale agreement or the sub-servicing agreement, or otherwise affect Synchrony Bank’s rights under the receivables sale agreement or the sub-servicing agreement without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of Synchrony Bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate any ongoing repurchase or indemnity obligations of Synchrony Bank under the transaction documents. However, because we have structured, and will structure, the transfers of receivables under the receivables sale agreement between Synchrony Bank, PLT Holding, L.L.C. (“PLT Holding”), RFS Holding, Inc. and us, as well as the transfer of receivables under the receivables purchase agreement between Synchrony Bank and PLT Holding, with the intent that such transfers would be characterized as legal true sales, the FDIC should not be able to recover the transferred receivables using its repudiation power.

Nevertheless, if the transfers of receivables by Synchrony Bank to PLT Holding or us were not respected as legal true sales, then we or PLT Holding, as applicable, would be treated as having made a loan to Synchrony Bank, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate a secured loan and then recover the collateral after paying damages in an amount equal to the lender’s “actual direct compensatory damages” determined as of the date of the FDIC’s appointment

1

as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon to the date of payment.

The FDIC has adopted a “safe harbor” rule that enables investors in asset backed securities to avoid the risk of indirect recovery of receivables described above if the conditions of the safe harbor are satisfied. Under the rule, the FDIC has stated that, if certain conditions are met, it will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Synchrony Bank cannot guarantee that any issuance of notes will have the benefit of the safe harbor rule and no legal opinion will be delivered in connection with the issuance of the notes as to the applicability of the safe harbor to the transfers of the receivables to us.

Regardless of whether the transfers under the receivables sale agreement between Synchrony Bank, PLT Holding and us are respected as legal true sales, as conservator or receiver for Synchrony Bank, the FDIC could:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against Synchrony Bank.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were to successfully take any of these actions, delays in payments on the notes could occur and the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

If a conservator or receiver were appointed for Synchrony Bank, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust.

As described below under “—If we, any seller other than Synchrony Bank or the issuing entity became a debtor in a bankruptcy case or became subject to the Orderly Liquidation Authority of the FDIC, delays or reductions in payments of your notes could occur” and “—Financial regulatory reform legislation could have a significant impact on us, the sellers, the issuing entity, General Electric Capital Corporation, Synchrony Financial or Synchrony Bank” and under “The Trust—FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act,” the Dodd-Frank Wall Street Reform and Consumer Protection Act gives the FDIC authority to act as receiver of bank holding companies, financial companies and their respective subsidiaries in specific situations under the Orderly Liquidation Authority (“OLA”) and there is no assurance that the FDIC’s authority would not extend to General Electric Capital Corporation (“GE Capital”), Synchrony Financial, which is the holding company for Synchrony Bank, or their respective subsidiaries, including us, each seller of receivables that is a subsidiary of GE Capital or Synchrony Financial, as applicable, or the issuing entity.

The operations and financial condition of Synchrony Bank, as a federal savings association, are subject to extensive regulation and supervision under federal law. The Office of the Comptroller of the Currency (“OCC”), which is the primary federal agency empowered to regulate and supervise federal savings associations, has broad enforcement powers over Synchrony Bank. If, at any time, the OCC were to conclude that any securitization agreement of Synchrony Bank, or the performance of any obligation under such an agreement, or any activity of Synchrony Bank that is related to the operation of its credit card business or its obligations under the related securitization agreements, constitutes an unsafe or unsound banking practice, or violates any law, rule or regulation applicable to Synchrony Bank, the OCC has the power to take action the OCC

2

determines to be appropriate, including taking actions that may violate the provisions of the securitization agreement or may cause delays or reductions in payment of your notes.

If we, any seller other than Synchrony Bank or the issuing entity became a debtor in a bankruptcy case or became subject to the Orderly Liquidation Authority of the FDIC, delays or reductions in payment of your notes could occur.

We and the issuing entity are bankruptcy remote subsidiaries of Synchrony Financial, and our limited liability company agreement and the trust agreement of the issuing entity limit the nature of our respective businesses. If, however, we became a debtor in a bankruptcy case, a court could conclude that we effectively still own the transferred receivables. This could happen if a court presiding over our bankruptcy were to conclude either that the transfers of the receivables by us to the trust were not “true sales” or that we and the trust should be treated as the same person for bankruptcy purposes. In addition, if any seller under the receivables sale agreement that is eligible to be a debtor in a bankruptcy case has to become a debtor in a bankruptcy case, a court could conclude that such transfers were not “true sales” of such receivables and that as a result such seller still owned such transferred receivables. If any of the bankruptcy-related events described in this paragraph were to occur, then you could experience delays or reductions in payments as a result of:

•	the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the bankruptcy code that permit substitution of collateral;

•	tax or government liens on our property or the property of any seller that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

•	the fact that the trust might not have a perfected security interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “The Servicers—Collections; Commingling” in this prospectus for a description of the conditions under which the servicer is allowed to commingle collections with its funds.

As discussed in more detail under “The Trust—FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act,” if the FDIC were appointed receiver of Synchrony Financial and its subsidiaries or, prior to the Separation from GE Capital (as described under “The Sponsor”), GE Capital and its subsidiaries, in either case as a covered financial company or receiver of us, any seller other than Synchrony Bank under the receivables sale agreement or the issuing entity as covered subsidiaries of either Synchrony Financial or GE Capital under the OLA, the FDIC would have various powers, including the power to repudiate any contract to which Synchrony Financial or GE Capital, as applicable, we, such seller or the issuing entity, as applicable, was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of that entity’s affairs. In addition, if we were to become subject to the OLA as a covered subsidiary for which the FDIC is appointed as receiver and therefore treated as a covered financial company, the FDIC as receiver could assert that we still effectively own the transferred receivables and that the issuing entity should be treated as having made a loan to us secured by the transferred receivables. In addition, if any seller (other than Synchrony Bank) were to become subject to the OLA as a covered financial company, the FDIC could assert that the transfers of receivables by such seller to us were not “true sales” of such receivables and that as a result such seller still effectively owns such transferred receivables and that we should be treated as having made a loan to such seller secured by such transferred receivables. In such case, the FDIC could repudiate the loan to us or such seller, as applicable, and pay us damages as described under “The Trust—FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act.”

If the issuing entity itself were to become subject to the OLA as a covered financial company of Synchrony Financial or GE Capital, the FDIC may repudiate the debt of the issuing entity. In such an event, the related series of noteholders would have a secured claim in the receivership of the issuing entity but delays in payments on such series of notes and possible reductions in the amount of those payments could occur.

Among other things, if the FDIC were appointed as receiver for us, any seller or the issuing entity, the FDIC could also:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against us, such seller or the issuing entity.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy,

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attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which GE Capital, Synchrony Financial or any covered subsidiary of either of them (including us or the issuing entity) subject to the OLA as a covered financial company, is a party, or to obtain possession of or exercise control over any property of a party subject to the OLA, or affect any contractual rights of any party subject to the OLA, without the consent of the FDIC for 90 days after appointment of the FDIC as receiver.

If the FDIC, as receiver for us, PLT Holding or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on your notes could be delayed or reduced.

Commingling of payments could cause delays or reductions in payment of your notes.

So long as GE Capital continues to act as servicer and retain credit ratings that satisfy certain ratings requirements specified in the indenture, and there exists no servicer default, collections on the transferred receivables will not be required to be deposited into the related collection account until the payment date. Currently, although the conditions for monthly deposits are satisfied, the servicer has elected to cause Synchrony Financial, as subservicer, to make daily deposits of collections to the collection account pursuant to the terms of the subservicing agreement between the servicer and Synchrony Financial. Pending deposit into the related collection account, collections may be held by the servicer and invested at its own risk and for its own benefit, and will not be segregated from funds of the servicer. If the servicer were unable to remit such funds or did not for any reason remit such funds, you might experience delays in payments on your notes or might incur a loss.

Synchrony Bank may change the terms and conditions of the accounts in a way that reduces collections.

Synchrony Bank transfers the receivables but continues to own the credit card accounts. As owner of the accounts, Synchrony Bank retains the right to change various account terms or treatment, including finance charges, other fees, the required monthly minimum payment, payment due dates and allocation of payments. These changes may be voluntary on the part of Synchrony Bank or may be required by law, market conditions or other reasons. Changes in the terms or treatment of the accounts may reduce the amount of receivables arising under the accounts, reduce the portfolio yield, reduce the amount of collections on those receivables or otherwise alter payment patterns. Payments to you could be accelerated, delayed or reduced as a result of these changes. Changes could also cause a reduction in the credit ratings on your notes.

Charged-off receivables or uncovered dilution could reduce payments to you.

The primary risk associated with extending credit to Synchrony Bank’s customers under its credit card programs is the risk of default or bankruptcy of the customer, resulting in the customer’s account balance being charged-off as uncollectible. Synchrony Bank relies principally on the customer’s creditworthiness for repayment of the account and usually has no other recourse for collection. In certain circumstances, Synchrony Bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses among customers.

In addition to being affected by general economic conditions and the success of the servicer’s collection and recovery efforts, the trust’s delinquency and net credit card receivable charge-off rates are affected by the average age of the various credit card account portfolios. The average age of credit card receivables affects the stability of delinquency and loss rates of the portfolio because delinquency and loss rates typically increase as the average age of accounts in a credit card portfolio increases. The servicer, on behalf of the trust, will charge-off the receivables arising in accounts designated to the trust in accordance with the trust’s collection policies if the receivables become uncollectible. The collateral securing your notes will be allocated a portion of these charged-off receivables. See “Description of Series Provisions—Allocation Percentages” and “—Investor Charge-Offs” in the accompanying prospectus supplement.

Unlike charged-off receivables, reductions in the receivables due to returns of merchandise, unauthorized charges or disputes between a cardholder and a merchant, called dilution, are typically absorbed by reductions in our interest in the trust or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to the collateral securing your notes. However, to the extent our interest is insufficient to cover dilution for any monthly period and we then default in our obligation to compensate the trust for these reductions, the collateral securing your notes will be allocated a portion of the uncovered dilution.

If the amount of charged-off receivables and any uncovered dilution allocated to the collateral securing your notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See “Description of Series Provisions—Investor Charge-Offs” in the accompanying prospectus supplement and “The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

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Current, pending and proposed regulation and legislation relating to consumer protection laws may impede collection efforts or reduce collections.

Various federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that Synchrony Bank can impose on customers, limit or prescribe certain other terms of Synchrony Bank’s products and services or require specified disclosures to consumers. In addition, numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the servicer may conduct its activities on behalf of the trust.

The Credit Card Accountability, Responsibility and Disclosure Act of 2009 (the “CARD Act”) revamped credit card disclosures and imposed a number of substantive restrictions on credit card pricing and practices. Among other things, the CARD Act and associated regulations imposed new requirements and restrictions on changes in terms on credit card accounts, regulated payment processing and how payments are allocated, imposed new disclosure requirements in connection with credit card accounts, limited the amount of late payment and other penalty fees that can be charged by card issuers, and required card issuers periodically to reevaluate rate increases and to take action to reduce rates, if appropriate.

The CARD Act and revised Regulation Z have had an impact on Synchrony Bank’s ability to originate new accounts as well as the yield it is able to achieve on new and existing accounts. Among many other things, the new requirements limit pricing flexibility, limit the ability to change rates, fees and other terms, give consumers the right to reject many changes, restrict the effectiveness of penalty pricing, can discourage the use of overlimit fees, dictate how certain payments are applied (for example, generally to higher APRs before lower APRs), and impact the time that must be allowed for payment to avoid late fees and to obtain the benefit of a grace period. Also, significant additional disclosure requirements may have impacted and may continue to impact the ways in which consumers use and repay their accounts. These requirements have prompted Synchrony Bank to realign its practices by adjusting certain account terms, such as rates, fees, minimum payments, or other terms on its accounts and the ways in which those accounts are underwritten and managed.

Additionally, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) established the Consumer Financial Protection Bureau (the “CFPB”), a federal consumer protection regulator with authority to make further changes to certain federal consumer protection regulations. Among other things, the CFPB may take action to prevent Synchrony Bank and other entities from engaging in unfair, deceptive or abusive acts or practices in connection with any transaction with a consumer involving a consumer financial product or service. Evolution of the “abusive” standard could result in changes to pricing, practices, procedures and other activities relating to the accounts in ways that could reduce the associated return. It is unclear what changes will be promulgated by the CFPB and what effect, if any, such changes would have on the trust assets. See “—Financial regulatory reform legislation could have a significant impact on us, the sellers, the issuing entity, General Electric Capital Corporation, Synchrony Financial or Synchrony Bank” and “There continues to be uncertainty as to how the Consumer Financial Protection Bureau’s actions will impact Synchrony Bank’s business; the agency’s actions have had and may continue to have an adverse impact on Synchrony Bank’s business” below. The Dodd-Frank Act also transferred supervisory responsibility for Synchrony Bank on July 21, 2011 to the CFPB for consumer regulatory matters and to the OCC for other matters. It is unknown at this time what, if any, impact this transfer may have on Synchrony Bank.

The requirements of the CARD Act and any future adverse changes in federal and state consumer protection laws or regulations, or adverse changes in their applicability or interpretation, could make it more difficult for the servicer to collect payments on the receivables or could reduce the finance charges and other fees that can be charged, resulting in reduced collections. If as a result of the requirements of the CARD Act or any adverse changes in these laws or regulations or in their interpretation, Synchrony Bank or its affiliates were required to reduce their finance charges and/or fees, resulting in a corresponding decrease in the effective yield of the credit card accounts designated to the trust, an early amortization event could occur and could result in an acceleration of payment or reduced payments on your notes.

Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its account and, as a result, the related receivables would be charged off as uncollectible. See “The Trust Portfolio—Consumer Protection Laws” in this prospectus.

From time to time, Congress and state legislatures may also consider legislation to regulate credit card interchange fees and other credit card practices. It is not clear at this time what new limitations on credit card practices, new required disclosures or restrictions on interchange fees may be adopted by these legislative bodies, if relevant or applicable legislation will be adopted at the federal or state level and, if adopted, what impact any new limitations or requirements would have on Synchrony Bank.

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Financial regulatory reform legislation could have a significant impact on us, the sellers, the issuing entity, General Electric Capital Corporation, Synchrony Financial or Synchrony Bank.

On July 21, 2010, the Dodd-Frank Act was enacted into law. The Dodd-Frank Act is extensive and significant legislation that, among other things:

•	creates a liquidation framework for the resolution of certain bank holding companies and other nonbank financial companies, defined as “covered financial companies,” in the event such a company, among other things, is in default or in danger of default and the resolution of such a company under other applicable law would have serious adverse effects on financial stability in the United States, and also for the resolution of certain of their respective subsidiaries, defined as “covered subsidiaries,” in the event any such subsidiary, among other things, is in default or in danger of default and the liquidation of that subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States, as described in more detail under “The Trust—FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act.”;

•	creates a new framework for the regulation of over-the-counter derivatives activities;

•	strengthens the regulatory oversight of securities and capital markets activities by the Securities and Exchange Commission (“SEC”); and

•	creates the CFPB, an agency responsible for administering and enforcing the laws and regulations for consumer financial products and services.

The Dodd-Frank Act also required the SEC to review any references to or requirements regarding credit ratings in its regulations, remove those references or requirements and substitute other appropriate standards of creditworthiness in place of the credit ratings, and undertake a number of rulemakings related to the asset backed securities market. One aspect of these rulemaking efforts will involve a review by the SEC of certain exclusions and exemptions that allow asset backed issuers to avoid being regulated as investment companies under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The SEC has recently issued an advance notice of proposed rulemaking indicating that it is considering proposed amendments to these exclusions and exemptions under the Investment Company Act and requesting comment as to the scope and content of any future amendment proposal. If the SEC were to narrow or eliminate the exclusions and exemptions under the Investment Company Act that are currently available to the issuing entity, or were to impose additional conditions for relying on such exclusions and exemptions, the issuing entity could be required to stop issuing asset backed securities or could be required to comply with additional conditions that could affect the notes issued by the issuing entity. If any future amendment adopted by the SEC were to cause the issuing entity to be subject to regulation as an investment company, an early amortization event would occur for the notes. The effects of the SEC’s review of the Investment Company Act and other rulemaking efforts relating to asset backed securities will not be known for an extended period of time, and no assurance can be given that future rulemakings will not have a significant impact on the issuing entity, including on the amount of notes issued in the future.

Compliance with the implementing regulations under the Dodd-Frank Act or the oversight of the SEC or other government entities, as applicable, may impose costs on, create operational constraints for, or place limits on pricing with respect to finance companies such as Synchrony Financial or any of its affiliates. Many provisions of the Dodd-Frank Act are required to be implemented through rulemaking by the appropriate federal regulatory agencies. As such, in many respects, the ultimate impact of the Dodd-Frank Act, and its effects on the financial markets and their participants, will not be fully known for an extended period of time. In particular, no assurance can be given that the new standards will not have a significant impact on the issuing entity, us, the sellers, GE Capital, Synchrony Bank or Synchrony Financial, including on the level of transferred receivables held in the issuing entity, the servicing of those transferred receivables, or the amount of notes issued in the future and on the regulation and supervision of GE Capital, Synchrony Financial or their respective affiliates (including us, the issuing entity, Synchrony Bank or the sellers).

In addition, no assurances can be given that the liquidation framework for the resolution of covered financial companies or their covered subsidiaries would not apply to Synchrony Financial or its affiliates, resulting in a repudiation of any of the transaction documents where further performance is required or an automatic stay or similar power preventing the indenture trustee, the noteholders or other transaction parties from exercising their rights. This repudiation power could also affect certain transfers of the interests in receivables as further described under “—If we, any seller other than Synchrony Bank or the issuing entity became a debtor in a bankruptcy case or became subject to the Orderly Liquidation Authority of the FDIC, delays or reductions in payment of your notes could occur.” above. Application of this liquidation framework could materially adversely affect the timing and amount of payments of principal and interest on your notes.

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Limited remedies for breaches of representations could reduce or delay payments.

When we transfer the receivables to the trust, we make representations and warranties relating to the validity and enforceability of the transferred receivables, and as to the perfection and priority of the trust’s interest in the receivables. However, neither the owner trustee nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of Synchrony Bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure any violation within the specified time period and the violation has a material adverse effect on the transferred receivables or the availability of the proceeds to the trust, we must, if requested, accept reassignment of the receivables affected by the violation. See “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.

Origination patterns of receivables and operations of retailers could reduce collections; and a retailer bankruptcy or other adverse events relating to a retailer included in the trust portfolio may affect the timing and amount of payments to you.

Except for co-branded credit cards, Synchrony Bank’s ability to generate new receivables is dependent upon sales at or through the retailers. The retailing and credit card industries are intensely competitive. Generally, the retailers compete not only with other retailers and department stores in the geographic areas in which they operate, but also with numerous other types of retail outlets, including catalog and internet sales businesses. We cannot assure you that the retailers will continue to generate receivables at the same rate as in prior years. Also, if a retailer were to close some or all of its stores or otherwise stop honoring the related credit cards, the loss of utility of the affected credit cards could reduce the cardholders’ incentive to pay their outstanding balances.

Recently, the United States has experienced a period of economic slowdown. While certain economic conditions in the United States have shown signs of improvement, economic growth has been slow and uneven as consumers continue to be affected by high unemployment rates, slowly recovering housing values, continuing concerns about the level of U.S. government debt and fiscal actions that may be taken to address this, as well as economic and political conditions in the global markets. A prolonged period of slow economic growth or a significant deterioration in economic conditions would likely affect consumer spending and may increase the risk that a retailer becomes subject to a voluntary or involuntary case under any applicable federal or state bankruptcy or other similar law. The bankruptcy of a retailer could lead to a significant decline in the amount of new receivables and could lead to increased delinquencies and defaults on the receivables associated with a retailer that is subject to a proceeding under bankruptcy or similar laws. Any of these effects of a retailer bankruptcy could result in the commencement of an early amortization period for one or more series of notes, including your series, particularly if such an event were to occur with respect to a retailer relating to a large percentage of the trust assets. The largest retailer programs included in the trust portfolio are disclosed under “Composition of the Trust Portfolio—Composition by Retailer” in the accompanying prospectus supplement. If an early amortization event occurs, you could receive payment of principal sooner than expected. See “Maturity Considerations” in the accompanying prospectus supplement.

Synchrony Bank’s ability to generate new receivables is also dependent upon its ability to compete in the current industry environment. Synchrony Bank’s retailers generally accept most major credit cards and various other forms of payment, and therefore Synchrony Bank’s success depends on their active and effective promotion of its products to their customers. Synchrony Bank depends on its retailers to integrate the use of its credit into their store culture by training their sales associates about Synchrony Bank’s products, having their sales associates encourage their customers to apply for, and use, Synchrony Bank’s products and otherwise effectively marketing Synchrony Bank’s products. Retailers may also implement changes in their systems and technologies that may disrupt the integration between their systems and technologies and Synchrony Bank’s systems, which could disrupt the use of Synchrony Bank’s products. The failure by Synchrony Bank’s retailers to effectively promote and support its products or changes they make in their business models that negatively impact card usage could have a material adverse effect on Synchrony Bank’s business and results of operations, and the rate at which new receivables are created. Additionally, sometimes upon expiration of a sales finance program with Synchrony Bank, a retailer may choose to transfer its program to a competitor.

In addition, Synchrony Bank offers co-branded credit cards for certain retailers, and certain holders of private label credit card accounts have been solicited to replace their private label credit cards with co-branded credit cards. When a cardholder’s private label credit card that is currently designated to the trust is replaced by a co-branded credit card, the private label credit card account will be removed from the trust in accordance with the provisions of the securitization documents. The balance, if any, on the private label credit card that is replaced by a co-branded credit card will be reduced to zero upon the activation of the new co-branded credit card. Co-branded credit card accounts were first designated to the trust portfolio in June 2007 and

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additional co-branded credit card accounts may be designated to the trust portfolio in the future subject to substantially the same conditions that apply to the designation of private label accounts. See “The Sponsor—Credit Card Activities” in this prospectus.

Economic and social factors may adversely affect cardholder payment patterns, finance charge rates and credit card usage, and may affect the timing and amount of payments to you.

The amount of principal collections and finance charge collections available to pay your notes on any payment date or, if applicable, to make deposits into the principal accumulation account for your series will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be earlier or later than expected;

•	the periodic finance charge rates applicable to the accounts designated to the master trust;

•	the extent of credit card usage by cardholders, and the creation of additional receivables in the accounts designated to the master trust; and

•	the rate of default by cardholders, which means that receivables may not be paid at all.

Changes in payment patterns, finance charge rates and credit card usage result from a variety of economic and social factors. Economic factors include, among others, the rate of inflation, unemployment levels, the availability and cost of credit (including mortgages) and real estate values. Social factors include, among others, consumer and business confidence levels and the public’s attitude about incurring debt and the stigma of personal bankruptcy. In addition, acts of terrorism or natural disasters in the United States and the political and/or military response to any such events or the commencement of hostilities between the United States and a foreign nation or nations may have an adverse effect on general economic conditions, consumer and business confidence and general market liquidity.

During periods of economic recession, high unemployment, increased mortgage foreclosure rates and low consumer and business confidence levels, card usage patterns generally change and delinquency and loss rates generally increase, resulting in a decrease in the amount of principal collections. These changes in card usage, delinquency and loss rates and the amount of principal collections may be material. While certain economic conditions in the United States have shown signs of improvement, economic growth has been slow and uneven as consumers continue to be affected by high unemployment rates, slowly recovering housing values and continuing concerns about the level of U.S. government debt and fiscal actions that may be taken to address this. A prolonged period of slow economic growth or a significant deterioration in economic conditions would likely affect consumer spending levels and the ability and willingness of customers to pay amounts owed with respect to their credit accounts, and could have a material adverse effect on Synchrony Bank’s business, results of operations and financial condition, and could have a material adverse effect on the performance of the transferred receivables and your notes.

We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in the amount of new receivables generated could result in the commencement of an early amortization period for one or more series of notes, including your series. If an early amortization event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period. See “Maturity Considerations” in the accompanying prospectus supplement.

Recharacterization of principal receivables would reduce principal receivables and may require the addition of new receivables.

As described under “Description of the Notes—Discount Option” in this prospectus, we may designate a portion of some or all transferred receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables. This designation should decrease the likelihood of an early amortization event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of transferred principal receivables, which may increase the likelihood that we will be required to add receivables to the trust. If we were unable to add receivables, one or more series of notes, including your series, could go into early amortization.

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The note interest rate and the receivables interest rate may re-set at different times, resulting in reduced or early payments to you.

Some accounts have finance charges assessed at a variable rate based on a designated index, which rate may or may not be subject to a specified floor. A series of notes may bear interest either at a fixed rate or at a floating rate based on a different index. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments on your notes. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

We expect General Electric Capital Corporation to cease to be involved with the securitization.

As described under “The Sponsor” in this prospectus, on November 15, 2013, GE announced that it planned a staged exit from its North American retail finance business. The first step in that exit was an initial public offering of the common stock of Synchrony Financial on August 5, 2014. GE has indicated that it currently is targeting to complete its exit from the North American retail finance business in late 2015 through the Split-off. See “The Sponsor.”

On July 16, 2014, GE Capital resigned as administrator and Synchrony Financial accepted its appointment as administrator. GE Capital, as servicer, may resign as servicer if Synchrony Financial or an affiliate of Synchrony Bank has accepted its appointment as successor servicer and assumed the responsibilities as servicer. On any date on or after the date on which all notes that were outstanding on July 16, 2014 have either been paid in full or consented, Synchrony Financial will not need to satisfy the ratings criteria normally applicable to successor servicers and satisfaction of the rating agency condition is not required for such resignation of GE Capital and appointment of Synchrony Financial or an affiliate of Synchrony Bank.

We may assign our obligations as depositor and GE Capital may assign its obligations as servicer.

Either we or GE Capital may transfer our rights and obligations in our respective capacities as depositor or servicer to one or more entities without noteholders’ consent so long as specific conditions are satisfied. See “The Depositor—Assignment of Depositor’s Interests” and “The Servicers—Resignation of Servicer” and “—Merger or Consolidation of Servicer” in this prospectus. The entity assuming the rights and obligations may or may not be affiliated with us or GE Capital. After the assignment, either we or GE Capital, as the case may be, would have no further liability or obligation under the documents relating to the notes and the trust, other than those liabilities that arose prior to the transfer.

As described above under “—We expect General Electric Capital Corporation to cease be involved with the securitization,” GE Capital, as servicer, may resign as servicer if Synchrony Financial or an affiliate of Synchrony Bank has accepted its appointment as successor servicer and assumed the responsibilities as servicer. On any date on or after the date on which all notes that were outstanding on July 16, 2014 have either been paid in full or consented, Synchrony Financial will not need to satisfy the ratings criteria normally applicable to successor servicers and satisfaction of the rating agency condition is not required for such resignation of GE Capital and appointment of Synchrony Financial or an affiliate of Synchrony Bank.

Default by a counterparty to a derivative contract or termination of a derivative contract could lead to the commencement of an early amortization period.

If specified in the prospectus supplement for your series, the trust may enter into one or more derivative contracts for the benefit of your series. Derivative contracts include interest rate swaps, currency swaps, credit swaps, interest rate caps or interest rate floors.

If a counterparty to a derivative contract for your series does not make a required payment, the trust will have less funds available to make payments on your notes. This could cause delays or reductions in the amount of interest or principal paid to you. The failure of a counterparty to make a required payment may also, subject to any applicable grace periods specified in the related prospectus supplement, cause an early amortization event and commencement of the early amortization period. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

If any derivative contract for your series were to terminate, the trust might not be able to enter into a replacement derivative contract. For example, a derivative contract may terminate if the counterparty is downgraded or if the counterparty defaults on its obligations. The early termination of a derivative contract may, subject to any applicable grace periods specified in the

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related prospectus supplement, cause an early amortization event and commencement of the early amortization period if the trust does not enter into a replacement derivative contract. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

Other series of notes may have different terms that may affect the timing and amount of payments to you.

The trust has issued other series of notes and expects to issue additional series of notes from time to time. Other series of notes may have terms that are different than the terms for your series, including different early amortization events or events of default. In addition, the early amortization events and events of default for other series of notes may be subject to grace periods or rights to cure that are different than the grace periods or rights to cure applicable to the same or similar early amortization events or events of default for your series. As a result, other series of notes may enter into early amortization periods prior to the payment of principal on your series of notes. This could reduce the amount of principal collections available to your series at the time principal collections begin to be accumulated or paid for the benefit or your series and could cause a possible delay or reduction in payments on your notes. Additional series of notes may be issued without any requirement for notice to, or consent from, existing noteholders. For a description of the conditions that must be met before the trust can issues new notes, see “Description of the Notes—New Issuances of Notes” in this prospectus.

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, if additional notes in the same group as your series for purposes of sharing excess finance charge collections are issued after your notes and those notes have a higher interest rate than your notes, this could result in a reduction in the amount of excess funds from other series available to pay interest on your notes. Also, when new notes are issued, the voting rights of your notes will be diluted.

Addition of credit card accounts to the trust may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of the trust securing the notes change every day. We may choose, or may be required, to add credit card receivables to the trust. The credit card accounts from which these receivables arise may have different terms and conditions from the credit card accounts already designated for the trust. For example, the new credit card accounts may have higher or lower fees or interest rates, or different payment terms. We cannot guarantee that new credit card accounts will be of the same credit quality as the credit card accounts currently or historically designated for the trust. If the credit quality of the assets in the trust were to deteriorate, the trust’s ability to make payments on the notes could be adversely affected. See “The Trust Portfolio—Addition of Trust Assets” in this prospectus.

It may be difficult to find a suitable successor servicer if GE Capital ceases to act as servicer.

If GE Capital is terminated as servicer as described under “The Servicers—Servicer Default; Successor Servicer” in this prospectus, the trust will appoint a successor servicer. Because GE Capital, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor servicer. Deutsche Bank Trust Company Americas, the indenture trustee, does not have credit card operations. If Deutsche Bank Trust Company Americas is automatically appointed as successor servicer it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts.

Synchrony Bank may not be able to designate new accounts to the trust when required by transaction documents.

If at the end of any monthly period, the amount of receivables in the trust falls below a specified level described under “The Trust Portfolio—Addition of Trust Assets,” we will be required to cause Synchrony Bank to designate additional accounts to the trust and transfer additional receivables to the trust on or before the tenth business day following that monthly period. There is no guarantee that Synchrony Bank will have sufficient accounts to designate to the trust. This could cause a possible delay or reduction in payments on your notes. If we do not transfer sufficient receivables to the trust within the grace period specified in the accompanying prospectus, an early amortization event would occur. If this were to happen, you could be paid sooner than expected and may not be able to reinvest the amount paid to you at the same rate you would have been able to earn on your notes.

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Synchrony Bank’s results are impacted, to a significant extent, by the financial performance of Synchrony Bank’s retailers.

Synchrony Bank’s ability to generate new receivables and the finance charges and fees and other income associated with them is dependent upon sales of merchandise and services by its retailers. The retail industry in which Synchrony Bank’s retailers operate is intensely competitive. Synchrony Bank’s retailers compete with retailers and department stores in their own geographic areas, as well as catalog and internet sales businesses. Synchrony Bank’s retailers’ sales may decrease or may not increase as we anticipate for various reasons, some of which are in the retailers’ control and some of which are not. For example, retailer sales may be adversely affected by macroeconomic conditions having a national, regional or more local effect on consumer spending, business conditions affecting a particular retailer or industry, or catastrophes affecting broad or more discrete geographic areas. If Synchrony Bank’s retailers’ sales decline for any reason, it generally results in lower credit sales, and therefore lower receivables volume and associated interest income and fees and other income for Synchrony Bank from their customers. In addition, if a retailer closes some or all of its stores or becomes subject to a voluntary or involuntary bankruptcy proceeding (or if there is a perception that it may become subject to a bankruptcy proceeding), its customers who have used Synchrony Bank’s financing products may have less incentive to pay their outstanding balances to Synchrony Bank, which could result in higher charge-off rates than anticipated and Synchrony Bank’s costs for servicing its customers’ accounts may increase. This risk is particularly acute with respect to Synchrony Bank’s largest retailers. Moreover, if the financial condition of a retailer deteriorates significantly or a retailer becomes subject to a bankruptcy proceeding, Synchrony Bank may not be able to recover for customer returns, customer payments made in retailer stores or other amounts due to Synchrony Bank from the retailer. A decrease in sales by Synchrony Bank’s retailers for any reason or a bankruptcy proceeding involving any of them could have a material adverse impact on Synchrony Bank’s business and the ability of Synchrony Bank to originate additional receivables to be transferred to the issuing entity. See “—Synchrony Bank may not be able to designate new accounts to the trust when required by the transaction documents.”

Synchrony Financial, the parent of Synchrony Bank, will need additional financing and its borrowing costs are expected to be higher; adverse financial market conditions or Synchrony Financial’s inability to effectively manage its funding and liquidity risk could have a material adverse effect on its funding, liquidity and ability to meet its obligations.

Historically, Synchrony Financial’s unsecured borrowings have come from GE Capital and Synchrony Financial believes its affiliation with General Electric Company (“GE”) may have made it easier and less expensive for it to obtain some of its funding from third parties. Synchrony Financial does not expect to receive funding from GE Capital (other than certain transitional financing) and Synchrony Financial expects borrowing costs from third parties to be higher than its historical costs from GE Capital. In addition, it may be more difficult for Synchrony Bank to securitize its loans because Synchrony Financial’s credit rating from the rating agencies will be lower than GE Capital’s current credit rating, which may cause investors, and the credit rating agencies, to view Synchrony Bank as a weaker sponsor. To compensate, Synchrony Bank’s recent issuances of asset backed securities have required, and future issuances likely will require, additional credit enhancements and may require higher interest rates and, even then, the credit ratings on asset backed securities sponsored by Synchrony Bank may be lower than they have been historically. These factors and actions may increase the costs of securitizing Synchrony Bank’s loans relative to its historical costs or otherwise adversely affect Synchrony Bank’s financial flexibility. In addition, there can be no assurance that Synchrony Financial’s credit ratings will not be lowered at any point in the future or what impact any such action would have on Synchrony Financial’s cost of funding and access to liquidity. A future downgrade in Synchrony Financial’s unsecured debt rating (or investor concerns that a downgrade may occur) could materially increase Synchrony Financial’s cost of funding from, and restrict its access to, the capital markets, including the market for asset backed securities sponsored by Synchrony Bank.

In addition, regulatory reforms have recently been adopted in the United States and internationally that are intended to address certain issues that affected banks in the recent financial crisis. These reforms, generally referred to as “Basel III”, subject banks to more stringent capital, liquidity and leverage requirements.  To the extent that the Basel III requirements result in increased costs to the banks providing such undrawn committed capacity under Synchrony Bank’s securitization programs, these costs are likely to be passed on to Synchrony Bank.   If the bank lenders require higher pricing for committing undrawn capacity to Synchrony Bank, Synchrony Bank’s cost of funding and access to liquidity could be adversely affected.

While financial market conditions have stabilized and, in many cases, improved since the financial crisis, there can be no assurance that significant disruptions, uncertainties and volatility will not occur in the future. If Synchrony Financial and Synchrony Bank are unable to continue to finance their businesses, access capital markets and attract deposits on favorable terms and in a timely manner, or if Synchrony Financial and Synchrony Bank experience an increase in their borrowing costs or otherwise fail to manage their liquidity effectively, their results of operations and financial condition may be materially adversely affected, which could affect Synchrony Bank’s ability to originate new receivables and service the trust portfolio.

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Synchrony Bank’s inability to securitize its loans would have a material adverse effect on its business, liquidity, cost of funds and financial condition.

Synchrony Bank uses the securitization of loans as a significant source of funding. Although the securitization market for credit cards has been re-established since the financial crisis that began in 2008, there can be no assurance that the market will not experience future disruptions. The extent to which Synchrony Bank securitizes its loans in the future will depend in part upon the conditions in the securities markets in general and the credit card asset backed securities market in particular, the overall credit quality of its loans and the conformity of the loans and its securitization program to rating agency requirements, the costs of securitizing its loans, and the legal, regulatory, accounting and tax requirements governing securitization transactions.  In the event Synchrony Bank is unable to refinance existing asset backed securities with new securities, there are structural and regulatory constraints on its ability to refinance these asset backed securities with bank deposits or other funding at Synchrony Bank, which may not be available or may be available only at higher cost. A prolonged inability to securitize Synchrony Bank’s loans on favorable terms, or at all, or to refinance Synchrony Bank’s asset backed securities would have a material adverse effect on Synchrony Bank’s business, liquidity, cost of funds and financial condition.

Synchrony Bank’s inability to grow its deposits in the future could materially adversely affect its liquidity and ability to grow its business.

Synchrony Bank obtains deposits directly from retail and commercial customers or through brokerage firms that offer Synchrony Bank’s deposit products to their customers. A key part of Synchrony Bank’s liquidity plan and funding strategy is to significantly expand its direct deposits. Although Synchrony Bank expects to reduce the proportion of its funding provided by brokered deposits in connection with Synchrony Bank’s application to the Federal Reserve Board (as described under “The Sponsor—Synchrony Bank”), Synchrony Bank also intends to continue to rely on brokered deposits as a source of funding.

The deposit business is highly competitive, with intense competition in attracting and retaining deposits. Synchrony Bank competes on the basis of the rates it pays on deposits, features and benefits of its products, the quality of its customer service and the competitiveness of its digital banking capabilities. Synchrony Bank’s ability to originate and maintain retail deposits is also highly dependent on the strength of Synchrony Bank and the perceptions of consumers and others of its business practices and its financial health. Adverse perceptions regarding Synchrony Bank’s reputation could lead to difficulties in attracting and retaining deposits accounts. Negative public opinion could result from actual or alleged conduct in a number of areas, including lending practices, regulatory compliance, inadequate protection of customer information, or sales and marketing, and from actions taken by regulators or others in response to such conduct. In addition, Synchrony Bank’s ability to originate and maintain deposits could be adversely affected by the loss of Synchrony Bank’s association with GE’s brand and reputation as a result of the initial public offering or the Separation.

The demand for the deposit products that Synchrony Bank offers may also be reduced due to a variety of factors, such as demographic patterns, changes in customer preferences, reductions in consumers’ disposable income, regulatory actions that decrease customer access to particular products, or the availability of competing products. Competition from other financial services firms and others that use deposit funding products may affect deposit renewal rates, costs or availability. Changes that Synchrony Bank makes to the rates offered on its deposit products may affect its profitability and liquidity.

The Federal Deposit Insurance Act (the “FDIA”) prohibits an insured bank from accepting brokered deposits or offering interest rates on any deposits significantly higher than the prevailing rate in the bank’s normal market area or nationally (depending upon where the deposits are solicited), unless it is “well-capitalized,” or it is “adequately capitalized” and receives a waiver from the FDIC. A bank that is “adequately capitalized” and accepts brokered deposits under a waiver from the FDIC may not pay an interest rate on any deposit in excess of 75 basis points over certain prevailing market rates. There are no such restrictions under the FDIA on a bank that is “well-capitalized.” Limitations on Synchrony Bank’s inability to accept brokered deposits for any reason (including regulatory limitations on the amount of brokered deposits in total or as a percentage of total assets) in the future could materially adversely impact Synchrony Bank’s funding costs and liquidity. Any limitation on the interest rates Synchrony Bank can pay on deposits could competitively disadvantage Synchrony Bank in attracting and retaining deposits and have a material adverse effect on its ability to grow its business, which could consequently have a material adverse effect on Synchrony Bank’s ability to continue to originate new receivables.

Synchrony Bank’s business depends on its ability to successfully manage its credit risk, and failing to do so may result in high charge-off rates.

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Synchrony Bank’s success depends on its ability to manage its credit risk while attracting new customers with profitable usage patterns. Synchrony Bank selects its customers, manages their accounts and establishes terms and credit limits using proprietary scoring models and other analytical techniques that are designed to set terms and credit limits to appropriately compensate Synchrony Bank for the credit risk it accepts, while encouraging customers to use their available credit. The models and approaches Synchrony Bank uses to manage its credit risk may not accurately predict future charge-offs due to various reasons.

Synchrony Bank’s ability to manage credit risk and avoid high charge-off rates also may be adversely affected by economic conditions that may be difficult to predict, such as the recent financial crisis. Although delinquencies and charge-offs continued to decline through 2013, they both may increase in the future and are likely to increase materially if economic conditions deteriorate. Synchrony Bank remains subject to conditions in the consumer credit environment. There can be no assurance that Synchrony Bank’s credit underwriting and risk management strategies will enable it to avoid high charge-off levels or delinquencies, or that Synchrony Bank’s allowance for loan losses will be sufficient to cover actual losses.

A customer’s ability to repay the transferred receivables or other obligations owed to Synchrony Bank can be negatively impacted by increases in their payment obligations to other lenders under mortgage, credit card and other loans (including student loans). These changes can result from increases in base lending rates or structured increases in payment obligations, and could reduce the ability of Synchrony Bank’s customers to meet their payment obligations to other lenders and to Synchrony Bank. In addition, a customer’s ability to repay the transferred receivables and other obligations to Synchrony Bank can be negatively impacted by the restricted availability of credit to consumers generally, including reduced and closed lines of credit. Customers with insufficient cash flow to fund daily living expenses and lack of access to other sources of credit may be more likely to increase their card usage and ultimately default on their payment obligations to Synchrony Bank, resulting in higher credit losses in Synchrony Bank’s portfolio and the trust portfolio. Synchrony Bank’s collection operations may not compete effectively to secure more of customers’ diminished cash flow than Synchrony Bank’s competitors. In addition, Synchrony Bank may not identify customers who are likely to default on their payment obligations to Synchrony Bank and reduce Synchrony Bank’s exposure by closing credit lines and restricting authorizations quickly enough, which could have a material adverse effect on Synchrony Bank’s business, results of operations and financial condition, and may result in increased delinquencies and losses on the transferred receivables.

Synchrony Bank’s ability to manage credit risk also may be adversely affected by legal or regulatory changes (such as bankruptcy laws and minimum payment regulations) and collection regulations, competitors’ actions and consumer behavior, as well as inadequate collections staffing, techniques, models and performance of vendors such as collection agencies.

Competition in the consumer finance industry is intense.

The success of Synchrony Bank’s business depends on its ability to retain existing retailers and attract new retailers. The competition for retailers is intense and becoming more competitive. Synchrony Bank’s primary competitors for retailers include major financial institutions, such as Alliance Data, American Express, Capital One, Chase, Citibank, TD Bank and Wells Fargo, and to a lesser extent, potential retailers’ own in-house financing capabilities. Some of Synchrony Bank’s competitors are substantially larger, have substantially greater resources and may offer a broader range of products and services. Synchrony Bank competes for retailers on the basis of a number of factors, including program financial and other terms, underwriting standards, marketing expertise, service levels, product and service offerings (including incentive and loyalty programs), technological capabilities and integration, brand and reputation. In addition, some of Synchrony Bank’s competitors for retailers have a business model that allows for their retailers to manage underwriting (e.g., new account approval), customer service and collections, and other core banking responsibilities that Synchrony Bank retains but some retailers may prefer to handle. As a result of competition, Synchrony Bank may be unable to acquire new retailers, lose existing relationships to competing companies, or find it more costly to maintain its existing relationships.

Synchrony Bank’s success also depends on its ability to attract and retain customers and generate usage of its products by them. The consumer credit and payments industry is also highly competitive, and Synchrony Bank will face an increasingly dynamic industry as emerging technologies enter the marketplace. As a form of payment, Synchrony Bank’s products compete with cash, checks, debit cards, general purpose credit cards (including Visa and MasterCard, American Express and Discover Card), other private label card brands and, to a certain extent, prepaid cards. Synchrony Bank also competes with non-traditional providers such as PayPal. In the future, Synchrony Bank expects its products will face increased competition from new emerging payment technologies, such as Apple Pay, Google Wallet, Softcard and Square, as well as consortia of merchants that are expected to combine payment systems to reduce interchange and other costs (e.g., MCX). Synchrony Bank may also face increased competition from current competitors or others who introduce or embrace technology that significantly changes the consumer credit and payment industry. Synchrony Bank competes for customers and their usage of Synchrony Bank’s products, and to minimize transfers to competitors of customers’ outstanding balances,

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based on a number of factors, including pricing (interest rates and fees), product offerings, credit limits, incentives (including loyalty programs) and customer service.

If Synchrony Bank is unable to compete effectively for retailers and customer usage, its business and results of operations could be materially adversely affected, and Synchrony Bank’s ability to originate new receivables and to service the trust portfolio could be materially adversely affected.

Synchrony Bank’s business is heavily concentrated in the U.S. consumer credit market and therefore its results are more susceptible to fluctuations in that market than a more diversified company.

Synchrony Bank’s business is heavily concentrated in U.S. consumer credit. As a result, Synchrony Bank is more susceptible to fluctuations and risks particular to U.S. consumer credit than a more diversified company. For example, Synchrony Bank’s business is particularly sensitive to macroeconomic conditions that affect the U.S. economy and consumer spending and consumer credit. Synchrony Bank is also more susceptible to the risks of increased regulations and legal and other regulatory actions that are targeted at consumer credit or the specific consumer credit products that Synchrony Bank offers (including promotional financing). Synchrony Bank’s business concentration could have an adverse effect on Synchrony Bank’s financial condition and the trust portfolio.

Fraudulent activity associated with Synchrony Bank’s products and services could negatively impact Synchrony Bank’s operating results, brand and reputation and cause the use of its products and services to decrease and its fraud losses to increase.

Synchrony Bank is subject to the risk of fraudulent activity associated with its retailers, customers and third parties handling customer information. Synchrony Bank’s fraud-related losses have increased significantly since 2011. Synchrony Bank’s fraud-related losses are due primarily to the co-branded card product, which has grown in recent years, and like the overall market for general purpose credit cards has experienced significant counterfeit and mail/phone fraud. Synchrony Bank’s private label credit card product is also susceptible to application fraud, because among other things, it provides immediate access to the credit line at the time of approval. In addition, sales on the internet and through mobile channels are becoming a larger part of Synchrony Bank’s business and fraudulent activity is higher as a percentage of sales in those channels than in stores. Co-branded cards and private label credit cards are susceptible to different types of fraud, and, depending on Synchrony Bank’s product channel mix, Synchrony Bank may continue to experience variations in, or levels of, fraud-related expense that are different from or higher than that experienced by some of Synchrony Bank’s competitors or the industry generally.

The risk of fraud continues to increase for the financial services industry in general, and credit card fraud, identity theft and related crimes are likely to continue to be prevalent, and perpetrators are growing more sophisticated. Synchrony Bank’s resources, technologies, and fraud prevention tools may be insufficient to accurately detect and prevent fraud. For example, credit cards with embedded security chip technology (such as “EMV” chips) provide additional security against fraudulent activity and have been widely adopted in Europe and Asia but have not been widely accepted by merchants in the United States. As a result, although Synchrony Bank is in the process of rolling out this technology with several retailers, Synchrony Bank’s credit cards continue to use the traditional magnetic stripes for card processing and therefore do not benefit from the embedded security chip feature, and Synchrony Bank’s adoption of this technology would still require wider acceptance by merchants to reduce Synchrony Bank’s risk. The level of Synchrony Bank’s fraud charge-offs and results of operations and the fraud charge-offs on the trust portfolio could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity also could negatively impact Synchrony Bank’s brand and reputation, which could negatively impact the use of Synchrony Bank’s cards and thereby have a material adverse effect on Synchrony Bank’s results of operations and its ability to originate receivables. In addition, significant increases in fraudulent activity could lead to regulatory intervention (such as increased customer notification requirements and mandatory issuance of cards with EMV chips), which could increase Synchrony Bank’s costs and also negatively impact Synchrony Bank’s operating results, brand and reputation.

Cyber-attacks or other security breaches could have a material adverse effect on Synchrony Bank’s business and the performance of the trust portfolio.

In the normal course of business, Synchrony Bank collects, processes and retains sensitive and confidential information regarding its retailers and its customers. Synchrony Bank also has arrangements in place with its retailers and other third parties through which it shares and receives information about their customers who are or may become Synchrony Bank’s customers. Although Synchrony Bank devotes significant resources and management focus to ensuring the integrity of its systems through information security and business continuity programs, its facilities and systems, and those of its retailers

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and third-party service providers, are vulnerable to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. Synchrony Bank and its retailers and third-party service providers have experienced all of these events in the past and expect to continue to experience them in the future. These events could interrupt Synchrony Bank’s business or operations, result in significant legal and financial exposure, supervisory liability, damage to Synchrony Bank’s reputation or a loss of confidence in the security of Synchrony Bank’s systems, products and services. Although the impact to date from these events has not had a material adverse effect on Synchrony Bank, we cannot be sure this will be the case in the future.

Information security risks for large financial institutions like Synchrony Bank have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks or other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks against large financial institutions that are designed to disrupt key business services, such as consumer-facing web sites. Synchrony Bank’s separation from GE and its emergence as a separately branded company could increase Synchrony Bank’s profile and therefore risk of being targeted for cyber-attacks and other security breaches, including attacks targeting its key business services and websites. Synchrony Bank is not able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. Synchrony Bank employs detection and response mechanisms designed to contain and mitigate security incidents, but early detection may be thwarted by sophisticated attacks and malware designed to avoid detection.

Synchrony Bank also faces risks related to cyber-attacks and other security breaches in connection with credit card transactions that typically involve the transmission of sensitive information regarding its customers through various third parties, including, its retailers, merchant acquiring banks, payment processors, card networks (e.g., Visa and MasterCard), and its processors (e.g., First Data Corporation (“First Data”)). Some of these parties have in the past been the target of security breaches and cyber-attacks, and because the transactions involve third parties and environments such as the point of sale that Synchrony Bank does not control or secure, future security breaches or cyber-attacks affecting any of these third parties could impact Synchrony Bank through no fault of its own and in some cases Synchrony Bank may have exposure and suffer losses for breaches or attacks relating to them. Synchrony Bank also relies on numerous other third party service providers, such as Fidelity National Information Services, Inc. (“FIS”), to conduct other aspects of its business operations and faces similar risks relating to them. While Synchrony Bank regularly conducts security assessments on significant third-party service providers, Synchrony Bank cannot be sure that their information security protocols are sufficient to withstand a cyber-attack or other security breach.

The access by unauthorized persons to, or the improper disclosure by Synchrony Bank of, confidential information regarding its customers or its own proprietary information, software, methodologies and business secrets could interrupt Synchrony Bank’s business or operations and could result in significant legal and financial exposure, supervisory liability, damage to its reputation or a loss of confidence in the security of its systems, products and services, all of which could have a material adverse impact on its business, financial condition and results of operations, and its ability to originate new receivables and service the trust portfolio. In addition, recently there have been a number of well-publicized attacks or breaches directed at others in the credit card industry that have heightened concern by consumers generally about the security of using credit cards, which have caused some consumers, including Synchrony Bank’s customers, to use Synchrony Bank’s credit cards less in favor of alternative methods of payment and has led to increased regulatory focus on, and potentially new regulations relating to, these matters. Further cyber-attacks or other breaches in the future, whether affecting Synchrony Bank or others, could intensify consumer concern and regulatory focus and result in reduced use of Synchrony Bank’s cards and increased costs, all of which could have a material adverse effect on Synchrony Bank’s business, and consequently a material adverse effect on Synchrony Bank’s ability to continue to originate new receivables.

The failure of third parties to provide various services that are important to Synchrony Bank’s operations could have a material adverse effect on Synchrony Bank’s business and its ability to service the trust portfolio.

Some services important to Synchrony Bank’s business are outsourced to third-party vendors. For example, Synchrony Bank’s credit card transaction processing and production are handled by First Data, and the technology platform for Synchrony Bank’s online retail deposits is managed by FIS. First Data and FIS and, in some cases other third-party vendors, are the sole source or one of a limited number of sources of the services they provide for Synchrony Bank. It would be difficult and disruptive for Synchrony Bank to replace some of its third-party vendors, particularly First Data and FIS, in a timely manner if they were unwilling or unable to provide Synchrony Bank with these services in the future (as a result of their financial or business conditions or otherwise), and Synchrony Bank’s business and operations likely would be adversely affected. In addition, if a third-party provider fails to provide the services Synchrony Bank requires, fails to meet contractual

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requirements, such as compliance with applicable laws and regulations, or suffers a cyber-attack or other security breach, Synchrony Bank’s business could suffer economic and reputational harm that could have a material adverse effect on Synchrony Bank’s business and results of operations.

Disruptions in the operation of Synchrony Bank’s computer systems and data centers could have a material adverse effect on Synchrony Financial’s business, Synchrony Bank’s ability to originate new receivables and Synchrony Financial’s ability to subservice the trust portfolio.

Synchrony Bank’s ability to deliver products and services to its retailers and its customers, service its loans and otherwise operate its business and comply with applicable laws depends on the efficient and uninterrupted operation of its computer systems and data centers, as well as those of its retailers and third-party service providers. These computer systems and data centers may encounter service interruptions at any time due to system or software failure, natural disaster or other reasons. In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may also cause service interruptions, transaction processing errors and system conversion delays and may cause Synchrony Bank’s failure to comply with applicable laws, all of which could have a material adverse effect on Synchrony Bank’s business and Synchrony Financial’s ability to subservice the trust portfolio.

In connection with Synchrony Bank’s separation from GE, Synchrony Bank must migrate, and in some cases, establish with third parties, key parts of its technology infrastructure, including its data centers. When Synchrony Bank migrates its data centers, its retailers will also need to make changes to their networks to establish connectivity with Synchrony Bank. These infrastructure changes, both the ones that Synchrony Bank makes and the ones required of Synchrony Bank’s retailers, may cause disruptions, systems interruptions, transaction processing errors and system conversion delays. In addition, Synchrony Bank has entered into transitional services arrangements with GE pursuant to which GE will provide certain services to Synchrony Bank relating to technology and business-processes. While these transitional services arrangements remain in effect, Synchrony Bank will rely on GE to provide these services. The complexities of these arrangements and the services provided will increase the operational risk associated with Synchrony Bank’s separation from GE, and this increased risk could result in unanticipated expenses, disruptions to Synchrony Bank’s operations or other adverse consequences, all of which could have a material adverse effect on Synchrony Bank’s business and Synchrony Financial’s ability to subservice the trust portfolio.

Synchrony Bank expects that new technologies and business processes applicable to the consumer credit industry will continue to emerge, and these new technologies and business processes may be better than those currently used by Synchrony Bank. The pace of technology change is high and the consumer credit industry is intensely competitive and we cannot assure you that Synchrony Bank will be able to sustain its investment in new technology as critical systems and applications become obsolete and better ones become available. A failure to maintain current technology and business processes could cause disruptions in Synchrony Bank’s operations or cause its products and services to be less competitive, all of which could have a material adverse effect on Synchrony Bank’s business, financial condition and results of operations, and its ability to continue to originate new receivables.

Synchrony Bank has international operations that subject Synchrony Bank to various international risks as well as increased compliance and regulatory risks and costs.

Synchrony Bank has international operations, primarily in India, the Philippines and Canada, and some of its third-party service providers provide services to Synchrony Bank from other countries, all of which subject Synchrony Bank to a number of international risks, including, among others, sovereign volatility and socio-political instability. United States regulations also govern various aspects of the international activities of domestic corporations and increase Synchrony Bank’s compliance and regulatory risks and costs. Any failure by Synchrony Bank or its service providers to comply with applicable United States regulations, as well as the regulations in the countries and markets in which Synchrony Bank or its service providers, as applicable, operate, could result in fines, penalties, injunctions or other similar restrictions, any of which could have a material adverse effect on Synchrony Bank’s business, results of operations and financial condition and the servicing of the trust portfolio.

There continues to be uncertainty as to how the Consumer Financial Protection Bureau’s actions will impact Synchrony Bank’s business; the agency’s actions have had and may continue to have an adverse impact on Synchrony Bank’s business.

The CFPB, which commenced operations in July 2011, has broad authority over the businesses in which Synchrony Bank engages. This includes authority to write regulations under federal consumer financial protection laws and to enforce those laws against and examine large financial institutions, such as Synchrony Financial and Synchrony Bank, for

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compliance. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” through its regulatory, supervisory and enforcement authority. The Federal Reserve Board and the OCC and state government agencies may also invoke their supervisory and enforcement authorities to prevent unfair or deceptive acts or practices. These federal and state agencies are authorized to remediate violations of consumer protection laws in a number of ways, including collecting civil money penalties and fines and providing for customer restitution. The CFPB also engages in consumer financial education, requests data and promotes the availability of financial services to underserved consumers and communities. In addition, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including the products Synchrony Bank offers. This system could inform future CFPB decisions with respect to its regulatory, enforcement or examination focus.

There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact Synchrony Bank’s businesses and its results of operations going forward. Actions by the CFPB could result in requirements for Synchrony Bank to alter or cease offering affected products and services, making them less attractive and restricting Synchrony Bank’s ability to offer them. For example, in July 2012, the CFPB issued an industry bulletin regarding marketing practices with respect to credit card add-on products, including debt cancellation products. Synchrony Bank has made a number of changes, including changes in response to the CFPB bulletin, with respect to its marketing and sale of debt cancellation products to credit card customers, including ceasing all telesales of such products, and Synchrony Bank has also enhanced the disclosures associated with its website sales of such products. In addition, in October 2013, the CFPB published its first biennial report reviewing the impact of the CARD Act on the consumer credit card market. In the report, the CFPB identified practices that may warrant further scrutiny by it, including add-on products (such as debt protection, identity theft protection, credit score monitoring and other products that are supplementary to the extension of credit), cards that charge substantial application fees, and deferred interest offers and products (which could include Synchrony Bank’s promotional financing products). The report further identified concerns regarding the adequacy of online disclosures, as well as of the disclosures associated with rewards products and grace periods. Separately, the CFPB is also studying pre-dispute arbitration clauses, and Synchrony Bank’s litigation exposure could increase if the CFPB exercises its authority to limit or ban pre-dispute arbitration clauses.

Although Synchrony Bank has committed significant resources to enhancing its compliance programs, changes by the CFPB in regulatory expectations, interpretations or practices or interpretations that are different or stricter than those of Synchrony Bank or those adopted in the past by other regulators could increase the risk of additional enforcement actions, fines and penalties. Actions by the CFPB could result in requirements to alter Synchrony Bank’s products and services that may make them less attractive to consumers or less profitable to Synchrony Bank. Future actions by the CFPB (or other regulators) that discourage the use of products offered by Synchrony Bank or suggest to consumers the desirability of other products or services could result in reputational harm and a loss of customers. If the CFPB changes regulations that were adopted in the past by other regulators and transferred to the CFPB by the Dodd-Frank Act, or modifies through supervision or enforcement past related regulatory guidance or interprets existing regulations in a different or stricter manner than they have been interpreted in the past by Synchrony Bank, the industry or other regulators, Synchrony Bank’s compliance costs and litigation exposure could increase. If future regulatory or legislative restrictions or prohibitions are imposed that affect Synchrony Bank’s ability to offer promotional financing for certain of Synchrony Bank’s products or require Synchrony Bank to make significant changes to its business practices, and Synchrony Bank is unable to develop compliant alternatives with acceptable returns, these restrictions or prohibitions could have a material adverse impact on Synchrony Bank’s business, financial condition and results of operations, and could have a material adverse effect on its ability to originate new receivables and Synchrony Financial’s ability to subservice the trust portfolio.

The Dodd-Frank Act authorizes certain state officials to enforce regulations issued by the CFPB against federal savings associations like Synchrony Bank. This could make it more difficult than in the past for federal financial regulators to declare state laws that differ from federal standards to be preempted. To the extent that states enact requirements that differ from federal standards or state officials and courts adopt interpretations of federal consumer regulations that differ from those adopted by the CFPB, Synchrony Bank may be required to alter or cease offering products or services in some jurisdictions, which would increase compliance costs and reduce Synchrony Bank’s ability to offer the same products and services to consumers nationwide, and Synchrony Bank may be subject to a higher risk of state enforcement actions.

The separation of Synchrony Bank from GE could adversely affect Synchrony Bank’s business and profitability due to GE’s strong brand and reputation.

In the past, Synchrony Bank has marketed many of its products using the “GE” brand name and logo, and Synchrony Bank believes the association with GE has provided many benefits, including:

•	a world-class brand associated with trust, integrity and longevity;

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•	perception of high-quality products and services;

•	strong capital base and financial strength;

•	preferred status among its retailers, customers and employees; and

•	established relationships with bank and other regulators.

The initial public offering and the separation of Synchrony Financial and Synchrony Bank from GE could adversely affect Synchrony Bank’s ability to attract and retain retailers. Synchrony Bank may be required to provide more favorable pricing and other terms to retailers and take other actions to maintain its relationship with existing, and attract new, retailers, all of which could have a material adverse effect on Synchrony Bank’s business, financial condition and results of operations.

We cannot predict the effect that the initial public offering and Synchrony Bank’s separation from GE will have on Synchrony Bank’s retailers, customers, depositors or employees.

Synchrony Bank will only have the right to use the GE brand name and logo for a limited period of time and if Synchrony Bank fails to establish a new, independently recognized brand name, it could have a material adverse effect on its business and results of operations.

Synchrony Bank is expected to continue to use the GE brand name and logo in marketing its products and services for a limited period of time. When its right to use the GE brand name and logo expires, Synchrony Bank may not be able to maintain or enjoy comparable name recognition or status under its new brand. If Synchrony Bank is unable to successfully manage the transition of its business to its new brand in a timely manner, its reputation among, and relationship with, its retailers, customers, depositors and employees and its ability to originate new receivables could be adversely affected.

Litigation and regulatory actions could subject Synchrony Bank to significant fines, penalties, judgments and/or requirements resulting in increased expenses.

Synchrony Bank’s business is subject to increased risks of litigation and regulatory actions as a result of a number of factors and from various sources, including the highly regulated nature of the financial services industry, the focus of state and federal prosecutors on banks and the financial services industry and the structure of the credit card industry.

In the normal course of business, from time to time, Synchrony Bank has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation, arising in connection with its business activities. Certain of the legal actions include claims for substantial compensatory and/or punitive damages, or claims for indeterminate amounts of damages. In addition, while the arbitration provision in Synchrony Bank’s customer agreements historically has limited Synchrony Bank’s exposure to consumer class action litigation, there can be no assurance that Synchrony Bank will be successful in enforcing the arbitration clause in the future. There may also be legislative, administrative or regulatory efforts to directly or indirectly prohibit the use of pre-dispute arbitration clauses, including by the CFPB, or Synchrony Bank may be compelled as a result of competitive pressure or reputational concerns to voluntarily eliminate pre-dispute arbitration clauses.

Synchrony Bank is also involved, from time to time, in reviews, investigations and proceedings (both formal and informal) by governmental agencies regarding Synchrony Bank’s business, which could subject Synchrony Bank to significant fines, penalties, obligations to change its business practices or other requirements resulting in increased expenses, diminished income and damage to Synchrony Bank’s reputation. Any such actions may also cause the transferred receivables to be unenforceable, give rise to defenses to payments by the obligors on the transferred receivables or require Synchrony Bank to make downward adjustments on the transferred receivables, resulting in reductions in the aggregate principal balance of the transferred receivables in the trust portfolio and/or a reduction in the related finance charges, either of which may cause an early amortization of your notes, a delay in payments on the notes or losses on your notes.

Regulations relating to privacy, information security and data protection could increase Synchrony Bank’s costs, affect or limit how Synchrony Bank collects and uses personal information and adversely affect Synchrony Bank’s business opportunities.

Synchrony Bank is subject to various privacy, information security and data protection laws, including requirements concerning security breach notification, and Synchrony Bank could be negatively impacted by them. For example, in the

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United States, certain of Synchrony Bank’s businesses are subject to the Gramm-Leach-Bliley Act (“GLBA”) and implementing regulations and guidance. Among other things, the GLBA: (i) imposes certain limitations on the ability of financial institutions to share consumers’ nonpublic personal information with nonaffiliated third parties, (ii) requires that financial institutions provide certain disclosures to consumers about their information collection, sharing and security practices and affords customers the right to “opt out” of the institution’s disclosure of their personal financial information to nonaffiliated third parties (with certain exceptions) and (iii) requires financial institutions to develop, implement and maintain a written comprehensive information security program containing safeguards that are appropriate to the financial institution’s size and complexity, the nature and scope of the financial institution’s activities, and the sensitivity of customer information processed by the financial institution as well as plans for responding to data security breaches.

Moreover, various United States federal banking regulatory agencies, states and foreign jurisdictions have enacted data security breach notification requirements with varying levels of individual, consumer, regulatory and/or law enforcement notification in certain circumstances in the event of a security breach. Many of these requirements also apply broadly to Synchrony Bank’s retailers that accept Synchrony Bank’s cards. In many countries that have yet to impose data security breach notification requirements, regulators have increasingly used the threat of significant sanctions and penalties by data protection authorities to encourage voluntary notification and discourage data security breaches.

Compliance with current or future privacy, data protection and information security laws (including those regarding security breach notification) affecting customer and/or employee data to which Synchrony Bank is subject could result in higher compliance and technology costs and could restrict Synchrony Bank’s ability to provide certain products and services (such as products or services that involve the bank sharing information with third parties or storing sensitive credit card information), which could materially and adversely affect Synchrony Bank’s profitability. Synchrony Bank’s failure to comply with privacy, data protection and information security laws could result in potentially significant regulatory and/or governmental investigations and/or actions, litigation, fines, sanctions and damage to Synchrony Bank’s reputation and its brand.

The Sponsor

Synchrony Bank

Synchrony Bank (the “bank”), formerly known as GE Capital Retail Bank and GE Money Bank, is the sponsor of the transactions described in this prospectus and the accompanying prospectus supplement. The bank has designated a pool of accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. See “The Trust—Transfer and Assignment of Receivables” in this prospectus for a more detailed description of the agreement under which the bank transfers receivables to us.

The bank is an FDIC-insured federal savings association which is regulated, supervised and examined by the OCC. The bank is also subject to the supervision of the CFPB for consumer regulatory matters. The predecessor to the bank, GE Capital Consumer Card Co., was established in 1988 under a previous name, Monogram Bank, USA, as a limited purpose credit card bank and converted to a federally chartered savings association in 2003. On February 7, 2005, Monogram Credit Card Bank of Georgia merged into GE Capital Consumer Card Co. and the surviving entity changed its name to GE Money Bank. The bank changed its name from GE Money Bank to GE Capital Retail Bank on October 1, 2011 and from GE Capital Retail Bank to Synchrony Bank on June 2, 2014.

As of February 7, 2005, the bank assumed the obligations of Monogram Credit Card Bank of Georgia as seller of the receivables to us under the receivables sale agreement and as servicer of the receivables under the servicing agreement. On February 5, 2006, all of the common stock of the bank was contributed by GE Capital to its direct, wholly owned subsidiary, GE Consumer Finance, Inc., a newly created holding company. On April 1, 2013, GE Consumer Finance, Inc. in turn contributed all of the common stock of the bank to its wholly owned subsidiary, Synchrony Financial (formerly named GE Capital Retail Finance Corporation).

Synchrony Financial is a holding company for the legal entities that historically conducted GE’s North American retail finance business. During the period from April 1, 2013 to September 30, 2013, as part of a regulatory restructuring, substantially all of the assets and operations of GE’s North American retail finance business, including the bank, were transferred to Synchrony Financial.

On November 15, 2013, GE announced that it planned a staged exit from its North American retail finance business. The first step in that exit was an initial public offering of the common stock of Synchrony Financial on August 5, 2014. On

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September 3, 2014, Synchrony Financial issued additional shares of its common stock pursuant to an option granted to the underwriters in the IPO (the “Underwriters’ Option”). Following the closing of the IPO and the Underwriters’ Option, GE currently beneficially owns approximately 84.6% of Synchrony Financial’s common stock. GE has indicated that it currently is targeting to complete its exit from the North American retail finance business in late 2015 through a split-off transaction, by making a tax-free distribution of all of its remaining shares of Synchrony Financial to electing GE stockholders in exchange for shares of GE’s common stock (the “Split-off”). GE may also decide to exit the North American retail finance business by selling or otherwise distributing or disposing of all or a portion of its shares of Synchrony Financial stock in a different type of transaction. GE’s disposition of all of its remaining shares of Synchrony Financial’s stock through a Split-off or one or more other transactions following the initial public offering is referred to as the “Separation.”

The Separation would be subject to various conditions, including receipt of any necessary bank regulatory and other approvals, the existence of satisfactory market conditions, and, in the case of the Split-off, GE’s receipt of a private letter ruling from the Internal Revenue Service as to certain issues relating to, and an opinion of counsel confirming, the tax-free treatment of the transaction to GE and its stockholders. The conditions to any transaction involved in the Separation may not be satisfied in 2015 or thereafter, or GE may decide for any reason not to consummate the Separation in 2015 or thereafter.

The final step in GE’s exit from the North American retail finance business will be complete when the Federal Reserve Board determines that GE no longer controls Synchrony Financial and releases GE from savings and loan holding company registration (the “GE SLHC Deregistration”). In addition to GE’s application for the GE SLHC Deregistration, Synchrony Financial will be required to file an application with, and receive approval from, the Federal Reserve Board to continue to be a savings and loan holding company and to retain ownership of Synchrony Bank following the Separation and the GE SLHC Deregistration. GE’s willingness to proceed with the Separation may effectively be conditioned on its obtaining the necessary determination by the Federal Reserve Board that the GE SLHC Deregistration will occur upon Separation, although the Separation and the GE SLHC Deregistration need not coincide.

Credit Card Activities

The bank offers its credit products through three sales platforms: Retail Card, Payment Solutions and CareCredit. The accounts designated to the issuing entity were originated under the bank’s Retail Card platform. Retail Card is a leading provider of private label credit cards, and also provides co-branded cards (which are also referred to as dual cards, since they can combine features and benefits of private label credit cards with multi-merchant acceptance of general purpose credit cards) and small and medium-sized business credit products. Private label credit cards are retailer-branded credit cards that are used for the purchase of goods and services from the program participant. The bank’s patented co-branded cards are credit cards that function as a private label credit card when used to purchase goods and services from the bank’s program participants and as a general purpose credit card when used elsewhere.

The bank predominantly offers private label credit card accounts. The private label credit card account business consists of revolving consumer credit account programs established with retailers that have been approved by the bank. Open-end revolving credit card accounts are offered to customers of those retailers. Each credit card account is established primarily for the purchase of goods and services of a particular retailer. In addition, in some cases, cardholders may be permitted to access their credit card accounts for cash advances.

In certain cases, the bank, together with its retail partners, have been replacing private label credit cards offered to their customers with co-branded MasterCard and VISA general purpose credit cards that may be used to purchase goods and services wherever MasterCard and VISA cards, as the case may be, are accepted. For many programs, the bank also offers such co-branded credit cards to new customers at the point of sale. Such co-branded cards may in the future make up a larger or smaller portion of the bank’s portfolio. The bank currently offers to originate co-branded credit cards for several retailers including Wal-Mart, Sam’s Club, JCPenney and Gap. The bank has previously offered co-branded credit cards for other retailers including Lowe’s, and may in the future offer co-branded credit cards for any retailer. Certain holders of private label credit card accounts have been solicited to replace their private label credit cards with co-branded credit cards. In the future the bank expects to solicit other holders of private label credit card accounts to replace their private label credit cards with co-branded credit card accounts.

Generally, when a cardholder receives a co-branded credit card as a replacement for its private label credit card, the cardholder will have up to 120 days to accept a co-branded credit card. If the cardholder does not accept a co-branded credit card, its existing private label credit card account will remain open. In addition, in most cases, the co-branded credit cards are offered at the point of sale at the same retail locations where private label credit cards are offered. When a cardholder’s private label credit card that is currently designated to the trust is replaced by a co-branded credit card, the private label credit card account will be removed from the trust in accordance with the provisions of the securitization documents. The balance,

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if any, on the private label credit card that is replaced by a co-branded credit card will be reduced to zero and in connection therewith the balance will be transferred to the successor co-branded credit card account. Co-branded credit card accounts were first designated to the trust portfolio in June 2007 and additional co-branded credit card accounts may be designated to the trust portfolio in the future subject to substantially the same conditions that apply to the designation of private label accounts.

The bank’s co-branded cards are currently offered in association with either the MasterCard or VISA network.   Merchants that accept co-branded cards receive a portion of the total purchase price reduced by an interchange fee imposed by the network, a portion of which  is used to compensate card issuing banks. Since the co-branded cards issued by the bank can be used for purchases through one of these systems, charges on those cards will generate interchange revenue for the bank in connection with purchases by cardholders other than at the retailer related to the co-branded card. When co-branded card accounts are designated as part of the trust portfolio, the bank will be required to transfer to us, and we will in turn transfer to the trust, a portion of the interchange from accounts in the related retailer’s co-branded card program. The portion of interchange to be transferred is meant to approximate the interchange attributable to cardholder charges for merchandise and services on the co-branded accounts that are designated to the trust portfolio. Interchange received by the trust will be treated as collections of finance charge receivables.

Program Agreements

Retailers that are approved and accepted into a private label or co-branded credit card program, which we refer to as the bank’s partners, enter into a credit card program agreement with the bank. Our use of the term “partners” to refer to these entities is not intended to, and does not, describe the bank’s legal relationship with them, imply that a legal partnership or other relationship exists between the parties or create any legal partnership or other relationship. The program agreements vary on a retailer-by-retailer basis, and may be amended from time to time. Under these agreements, the bank issues credit cards to approved customers and owns the underlying account and all receivables generated thereunder from the time or origination, unless otherwise sold following origination.

The program agreements typically have contract terms ranging from approximately five to ten years and remaining terms as indicated in the accompanying prospectus supplement under “Risk Factors—Termination of certain credit card programs could lead to a reduction of receivables in the trust.” Most program agreements have renewal clauses that provide for automatic renewal for one or more years until terminated by the bank or the related retailer. The bank typically seeks to renew the program agreements well in advance of their termination dates, however there is no assurance that the bank and the retailers will mutually agree on any such renewal.

The program agreements set forth the circumstances in which a party may terminate the agreement prior to expiration. The program agreements generally permit the bank and its partners to terminate the agreement prior to the scheduled termination date for various reasons, including, if the partner breaches its obligations. Some program agreements also permit the retailer to terminate the program if the bank fails to meet certain service levels or changes certain key accountholder terms or credit criteria, if the bank fails to achieve certain approval rate targets with respect to approvals of new customers, if the bank elects not to increase the program size when the outstanding receivables under the program reach certain thresholds, or if the bank is not adequately capitalized, or if certain force majeure events occur or certain changes in the bank’s ownership (which Synchrony Financial does not believe were triggered by the initial public offering or will be triggered by the Split-off) occur. Certain of the program agreements are also subject to early termination by a party if the other party has a material adverse change in its financial condition. Historically, these rights have not been triggered or exercised. Some program agreements provide that, upon termination or expiration, the retailer may purchase or designate a third party to purchase the accounts and receivables generated with respect to its program, including receivables in the trust, at fair market value or a stated price, including all related customer data. If these terminations and purchases were to occur with respect to retailers whose programs generate a significant portion of the trust’s receivables, and the bank were unable to provide receivables arising under newly designated additional accounts to replace those purchased by a retailer, an early amortization period could begin. See “Risk factors—Termination of certain credit card programs could lead to a reduction of receivables in the trust” in the accompanying prospectus supplement.

The program agreements typically provide that the bank may chargeback a purchase if a customer raises a valid dispute concerning the merchandise or the validity of the charge or if there is a violation of certain terms of the program agreement. The program agreements may also provide for chargeback of a purchase if there is fraud and the merchant failed to follow the operating procedures documented in the program agreement or otherwise provided by bank. In most other cases there is no recourse to the merchant because of the failure of the customer to pay.

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Account Origination

The bank has separately developed programs to promote credit with each of the retailers and has developed varying credit decision guidelines for the different retailers. The bank originates revolving credit card accounts through several different channels, including in-store, mail, internet, mobile, telephone and pre-approved solicitations. Additionally, and as further described in the last paragraph of this section, the bank has and may in the future acquire accounts that were originated by third parties in connection with the development of programs with new retailers.

Applicants provide information such as name, address, telephone number, date of birth and social security number. Once inputted into the credit application system, the application is screened for information such as applicant age or critical missing information which would result in a policy rejection of the application. After clearing these screens, the application is scored based on the applicant’s credit bureau report obtained from one of the three major credit bureaus using industry and proprietary credit models. Accounts that are identified as involving potential fraud will go through an additional authentication process(es) before being approved. The bank also compares applicants’ names against the Specially Designated Nationals list maintained by The Office of Foreign Assets Control (“OFAC”), as well as screens that account for adherence to the Patriot Act and CARD Act requirements, including ability to pay. Qualifying credit scores and initial credit line assignments are determined for each portfolio and product type by the risk management team.

The process for submitting an application through a retail client location requires the retailer to transmit the applicant’s information to the bank after obtaining positive identification and providing the applicant with key account terms. Once received, the bank’s proprietary application review system automatically screens the application for content, credit worthiness and ability to pay. If the application is approved, the customer is provided an account number and advised of an initial credit line either electronically or by phone. When an application is approved, the retail client offers the new account holder the opportunity to shop immediately on the account. Initial disclosures are provided to the customer at the retail client location, and the credit cards and a copy of the account agreement are mailed to the cardholder following approval.

Applications submitted through the mail or over the internet or mobile channel are processed similarly. Internet and mobile applicants enter their application information to a secure website, which transmits the information onto the bank’s screening system. Approvals are generally instant and are communicated online or via the mobile device used to apply for the card. If the application is declined or referred for additional reviews, the applicant is advised that it will be notified of the final decision by mail. If an applicant applies by mail, application information is submitted to the bank by mail and entered into our screening system. Mail applicants are notified of the bank’s credit decision by mail.

The bank occasionally uses pre-approved account solicitations for certain retail programs. Potential applicants are pre-screened using information provided by the retailer or obtained from outside lists, and qualified individuals each receive a pre-approved credit offer by mail or email.

When the bank enters into a new credit card program agreement, it may acquire a portfolio of existing accounts and receivables that were originated by a predecessor under a prior program with the same retailer (or in certain circumstances, originated by the retailer partner itself). In such cases, the bank evaluates the portfolio of accounts and receivables that may accompany the retailer partnership in the context of the broader terms of the transaction to determine whether to acquire some or all of the pre-existing accounts and receivables. In those instances when the bank does elect to acquire accounts and receivables originated by a predecessor, the bank manages the accounts in the manner described under “—Customer Account Management”, “—Credit Authorization of Individual Accounts” and “—Fraud Investigation” below.

Underwriting Process

Account Underwriting and Credit Guidelines. Regardless of the channel through which a credit account in originated, in making the initial credit approval decision to open a credit account or otherwise grant credit, the bank follows a series of credit risk and underwriting procedures. In most cases, when applications are made in-store or by internet or mobile, the process is fully automated and applicants are notified of the bank’s credit decision immediately. The bank generally obtains certain information provided by the applicant and obtains a credit bureau report from one of the major credit bureaus. The credit report information the bank obtains is electronically transmitted and translated into industry scoring models and the bank’s proprietary scoring models developed to calculate a credit score. The risk management team determines in advance the qualifying credit scores and initial credit line assignments for each portfolio and product type. The bank periodically analyzes performance trends of accounts originated at different score levels as compared to projected performance, and adjusts the minimum score or the opening credit limit to manage risk. Different scoring models may be used depending upon bureau type and account source.

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Virtually all underwriting and authorization decisions are automated. In some situations, a customer may request a higher credit limit than what is initially offered by the bank. In these instances, the request is evaluated through the bank’s automated credit line increase underwriting process. To the extent that an evaluation of a particular applicant’s request cannot be accommodated through the bank’s automated evaluation process, a manual decision could occur which would be supported by additional information obtained from the customer. The bank also applies additional application screens based on various inputs, including credit bureau information, to help identify potential fraud and prior bankruptcies before qualifying the application for approval.

Acquired Portfolio Evaluation. The bank’s risk management team evaluates each portfolio the bank acquires in connection with establishing programs with new retailers to ensure the portfolio satisfies its credit risk guidelines. As part of this review, the bank receives data on the third-party accounts and loans, which allows the bank to assess the portfolio on the basis of certain core characteristics, such as historical performance of the assets and distributions of credit and loss information. In addition, the bank benchmarks potential portfolio acquisitions against its existing programs to assess relative current and projected risks. Finally, the bank’s risk management team must approve the acquisition, taking into account the results of its risk assessment process. Once assets are migrated to the bank’s systems, the bank’s account management protocols will apply immediately as described under “—Customer Account Management”, “—Credit Authorization of Individual Transactions” and “—Fraud Investigation” below.

Customer Account Management. The bank regularly assesses the credit risk exposure of its customer accounts. This ongoing assessment includes information relating to the customer’s performance with respect to its account with the bank, as well as information from credit bureaus relating to the customer’s broader credit performance. To monitor and control the quality of the bank’s loan portfolio (including the portion of the portfolio originated by third parties), the bank uses behavioral scoring models that the bank has developed to score each active account on its monthly cycle date. Proprietary risk models, together with the FICO scores obtained on each active account no less than quarterly, are an integral part of the bank’s credit decision-making process. Depending on the duration of the customer’s account, risk profile and other performance metrics, the account may be subject to a range of account actions, including limits on transaction authorization and increases or decreases in purchase and cash credit limits.

Credit Authorizations of Individual Transactions. Once an account has been opened, when a credit card is used to make a purchase in-store at one of the bank’s retailers’ locations or on-line, point-of-sale terminals or on-line sites have an on-line connection with the bank’s credit authorization system, which allows for real-time updating of accounts. Each potential sales transaction is passed through a transaction authorization system, which takes into account a variety of behavior and risk factors to determine whether the transaction should be approved or declined, and whether a credit limit adjustment is warranted.

Fraud Investigation. The bank provides follow up and research with respect to different types of fraud such as fraud rings, new account fraud and transactional fraud. The bank has developed a proprietary fraud model to identify new account fraud and deployed tools that help identify transaction purchase behavior outside a customer’s established pattern. The bank’s proprietary model is also complemented by externally sourced models and tools used across the industry to better identify fraud and protect the bank’s customers. The bank also is continuously implementing new and improved technologies to detect and prevent fraud.

Marketing Programs

Following new account opening, the bank has an ongoing lifecycle marketing program, the primary purpose of which is to promote cardholders’ loyalty to the retailers. Working in close collaboration with each retailer client, the bank develops card marketing programs that promote retailers’ cardholder sales for creditworthy cardholders. Direct mail campaigns and monthly billing statements provide direct marketing communications for cardholders. This supports the retailer’s in-store programs by encouraging both store traffic and card usage. These programs include promotional financial offers, cardholder events, product discounts, dollar-off certificates, accountholder sales, reward points and offerings, new product announcements and previews.

Through the bank’s customer relationship management and data analytics teams, the bank tracks cardholder responsiveness to marketing programs and uses this research to target marking messages and promotional offers to cardholders based on their individual characteristics, such as length of relationship and spending pattern. For example, if a cardholder responds positively to a coupon sent by email message, the bank will tailor future marketing messages so that they are delivered by email message. The bank’s ability to target marketing messages and promotions is enhanced for co-branded programs because the bank receives, collects and analyzes data on in-store and other spending.

The bank also manages a number of ongoing retail loyalty programs as part of the private label and co-branded credit card benefits offered to specific retailers. These programs typically provide cardholders with rewards in the form of merchandise discounts that are earned based on achieving a pre-set spending level on the card. The merchandise discounts can be mailed to

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the cardholder, accessed online or may be immediately redeemable at the retailer’s store. Other programs provide cash back or reward points, which are redeemable for a variety of products or awards. These loyalty programs are designed to generate incremental purchase volume per customer, while reinforcing the value of the card to the customer and strengthening customer loyalty.

The bank is also continuously working with its retailer clients to identify improved private label card and co-brand strategies and to increase overall card demand and usage through improved value, card utility, functionality and convenience. Major product improvements may be introduced from time to time through widespread card reissues, direct mail and in-store marketing campaigns.

Sponsor’s Securitization Experience

The bank has been engaged (including through predecessor entities) in the securitization of credit card receivables since 1997. The bank continues to engage in credit card securitization transactions through both public and private offerings of asset backed notes, both of which are predominantly executed through the trust. The bank also from time to time assumes the role of sponsor and servicer in pre-existing securitizations of acquired businesses.

None of the bank’s securitization transactions have experienced early amortizations, servicer defaults or events of default. On a few occasions, private transactions have been modified to adjust for a retailer’s insolvency or the termination of a credit card program. Neither we nor the bank or the trust can guarantee that there will not be any early amortizations, servicer defaults or events of default in the future.

Bank’s Ability to Change Account Terms and Procedures

The bank has agreed that it will comply with the credit card program agreements relating to the accounts and its policies and procedures relating to the accounts unless the failure to do so would not materially or adversely affect our rights. The bank may change the terms and provisions of the credit card program agreements, the agreements between the bank and the cardholders relating to the accounts or policies and procedures, including changing the required minimum monthly payment, calculation of the amount, or the timing of, charge-offs and periodic finance charges and other fees applicable to the accounts, so long as any changes made are also made to any comparable segment of the bank’s revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts that are the subject of the applicable change except as otherwise restricted by any agreement between the bank and a third-party or by the terms of the credit card program agreements (in each case, subject to applicable law).

The bank has also agreed that it will not reduce the finance charges and other fees on the accounts, if we inform the bank that as a result of the reduction, we have a reasonable expectation that the portfolio yield for any series of notes as of the time of the reduction would be less than the base rate for that series, except as required by law and as the bank deems necessary in order to maintain its credit card business, based on its good faith assessment, in its sole discretion, of the nature of the competition in the credit card business. In any event, the bank will not reduce the periodic finance charges assessed on any transferred receivable or other fees on any account if (i) the reduction would cause the trust to fail to make required payments under the indenture and (ii) noteholders representing more than a majority of the outstanding principal amount of each affected series of notes have not consented to the reduction.

Assignment of Bank’s Obligations; Additional Sponsors and Sellers

The obligations of the bank under the receivables sale agreement are not assignable and no person may succeed to the rights of the bank under the receivables sale agreement, except in the following circumstances:

(1)	the merger or consolidation of the bank or the conveyance by the bank of its business substantially as an entirety, in each case that does not cause a breach of the covenant described in the following paragraph;

(2)	the designation by the bank of additional persons to originate receivables and/or sell receivables to us under the receivables sale agreement so long as the Rating Agency Condition has been satisfied; and

(3)	conveyances, mergers, consolidations, assumptions, sale or transfers to other entities provided that the following conditions are satisfied:

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(a)	the bank delivers an officer’s certificate to us indicating that the bank reasonably believes that the action will not result in a material adverse effect on the bank’s ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or the bank’s interest in the transferred receivables;

(b)	the bank delivers an officer’s certificate and opinion of counsel described in clause (2) of the following paragraph; and

(c)	the purchaser, pledgee, transferee or other entity succeeding to the obligations of the bank expressly assumes by a supplemental agreement to perform every covenant and obligation of the bank under the receivables sale agreement.

The bank will covenant that it will not consolidate with or merge into any other entity or convey its business substantially as an entirety to any person unless:

(1)	the entity, if other than the bank, formed by the consolidation or merger or that acquires the property or assets of the bank:

(a)	is organized under the laws of the United States or any one of its states; and

(b)	expressly assumes, by a supplemental agreement, to perform every covenant and obligation of the bank under the receivables sale agreement;

(2)	the bank delivers to us an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the receivables sale agreement and that all conditions precedent relating to the applicable transaction have been complied with, and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to the surviving entity, subject to permitted insolvency and equity related exceptions; and

(3)	the bank delivers notice of the applicable transaction to each Hired Agency.

The Depositor

RFS Holding, L.L.C.

We—RFS Holding, L.L.C.—are a limited liability company formed under the laws of the State of Delaware on December 19, 2002, and are a wholly-owned, indirect subsidiary of Synchrony Financial, which is also the indirect parent of the bank. We were organized for the purpose of purchasing, holding, owning and transferring receivables and related activities. We have been securitizing credit card receivables as described in this prospectus since our formation and have not been engaged in any activities other than securitizing assets.

As described under “The Trust—Transfer and Assignment of Receivables,” we transfer all receivables transferred to us by the bank to the trust on an on-going basis. We are the sole certificateholder of the trust and have the right to receive all cash flows from the assets of the trust other than the amounts required to make payments for any series of notes. Our interest is called the transferor interest and is evidenced by a transferor certificate issued by the trust under its trust agreement.

Assignment of Depositor’s Interests

The trust agreement provides that we may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:

(1)	the Rating Agency Condition must be satisfied with respect to the transfer;

(2)	we deliver an opinion of counsel to the effect that, for federal income tax purposes:

(a)	the transfer will not adversely affect the tax characterization as debt of any outstanding class of notes that were characterized as debt at the time of their issuance;

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(b)	the transfer will not cause the trust to be deemed to be an association, or publicly traded partnership, taxable as a corporation; and

(c)	the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

(3)	we deliver an opinion to the effect that the transfer does not require registration of the interest under the Securities Act or state securities laws except for any registration that has been duly completed and become effective.

We may consolidate with, merge into, or sell our business to another entity, in accordance with the transfer agreement if the following conditions are satisfied:

(1)	the entity, if other than us, formed by the consolidation or merger or that acquires our property and assets:

(a)	is organized under the laws of the United States or any one of its states and is either (x) a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) a special-purpose corporation, the powers and activities of which are limited to the performance of our obligations under the transfer agreement and other transaction documents; and

(b)	expressly assumes, by a supplemental agreement, each of our covenants and obligations;

(2)	we deliver to the trust an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the transfer agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that, the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related exceptions; and

(3)	the Rating Agency Condition must be satisfied with respect to the transaction.

The conditions described in this paragraph do not apply to any consolidation or merger if we would be the surviving entity.

The Trust

Synchrony Credit Card Master Note Trust

Synchrony Credit Card Master Note Trust (formerly known as GE Capital Credit Card Master Note Trust)—which is referred to in this prospectus and the accompanying prospectus supplement as the “trust” or the “issuing entity”—will issue your notes. The trust is a statutory trust created under the laws of the State of Delaware. It is operated under a trust agreement, dated as of September 25, 2003, between us and BNY Mellon Trust of Delaware, as owner trustee. On September 8, 2014, the name of the trust was changed from GE Capital Card Master Note Trust to Synchrony Credit Card Master Note Trust. We are the sole equity member of the trust.

The activities of the trust consist of:

•	acquiring and owning the trust assets and the proceeds of those assets;

•	issuing and making payments on the notes, the transferor certificate and any supplemental certificates issued by the trust; and

•	engaging in related activities.

The trust may not engage in any activity other than in connection with the activities listed above or other than as required or authorized by the trust agreement, the agreements pursuant to which the receivables are transferred from the bank to us and from us to the trust, the indenture and the indenture supplements or any related agreements. The fiscal year of the trust ends on December 31st of each year, unless changed by the trust. The trust will notify the indenture trustee of any change in its fiscal year.

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The trust agreement may be amended by us and the owner trustee if the Rating Agency Condition has been satisfied and we have delivered an officer’s certificate to the effect that the amendment will not adversely affect in any material respect the interests of the noteholders. Without the consent of all noteholders, no amendment to the trust agreement may increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the outstanding principal balance of the notes, the holders of which are required to consent to any amendment.

The administrator may perform certain discretionary activities with regard to the administration of the trust and the notes, as described in “—Administrator” in this prospectus. The servicer may also perform certain discretionary activities with regard to the trust’s assets, as described in “The Servicers” in this prospectus. We, as holder of the transferor certificate, may also direct the owner trustee to perform certain discretionary activities with regard to the trust, as described in “The Owner Trustee—Duties and Responsibilities of Owner Trustee” in this prospectus.

The trust’s principal offices are at the following address: c/o Synchrony Financial, as administrator, 777 Long Ridge Road, Stamford, Connecticut 06927. Our telephone number at that address is (203) 585-2400.

Restrictions on Activities

As long as the notes are outstanding, the trust will not, among other things:

•	except as expressly permitted by the indenture or the transfer agreement, sell, transfer, exchange or otherwise dispose of any of the assets of the trust;

•	claim any credit on, or make any deduction from payments in respect of the principal and interest payable in respect of, the notes—other than amounts withheld under the Code or applicable state law—or assert any claim against any present or former noteholder because of the payment of taxes levied or assessed upon the assets of the trust that secure the notes;

•	voluntarily dissolve or liquidate in whole or in part or reorganize its business or affairs;

•	permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the trust securing the notes or (C) the lien of the indenture not to constitute a valid first-priority perfected security interest in the assets of the trust that secure the notes;

•	engage in any business or activity other than in connection with, or relating to the financing, purchasing, owning, selling and servicing of the transferred receivables and the other property securing the notes, the issuance of the notes and the other transactions contemplated by the trust agreement and other transaction documents as described under “—Synchrony Credit Card Master Note Trust” in this prospectus;

•	incur, assume or guarantee any indebtedness other than the notes, except as contemplated by the indenture and other transaction documents;

•	make any loan or advance to any person; or

•	consent to any reduction in periodic finance charges assessed on any transferred receivable transferred under the transfer agreement without the consent of noteholders representing more than a majority of the outstanding principal amount of each affected series of notes if the reduction would cause the trust to fail to make required payments under the indenture on any payment date.

The indenture also provides that the trust may not consolidate with, merge into or sell its business to, another entity, unless:

(1)	the entity:

(a)	is organized under the laws of the United States or any one of its states;

(b)	is not subject to regulation as an “investment company” under the Investment Company Act;

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(c)	expressly assumes, by supplemental indenture, the trust’s obligation to make due and punctual payments upon the notes and the performance of every covenant of the trust under the indenture;

(d)	in the case of a sale of the trust’s business, expressly agrees, by supplemental indenture that (i) all right, title and interest so conveyed or transferred by the trust will be subject and subordinate to the rights of the noteholders and (ii) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

(e)	in the case of a sale of the trust’s business, expressly agrees to indemnify the indenture trustee for any loss, liability or expense arising under the indenture and the notes;

(2)	no event of default will exist immediately after the merger, consolidation or sale;

(3)	the Rating Agency Condition has been satisfied;

(4)	the trust will have received an opinion of counsel to the effect that for federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of any outstanding class of notes as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

(b)	the transaction will not cause the trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

(5)	any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

(6)	the trust has delivered to the indenture trustee an opinion of counsel and officer’s certificate each stating that the consolidation, merger or sale satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

Administrator

Synchrony Financial acts as administrator for the trust. See “The Sponsor—Synchrony Bank” in this prospectus for a description of the business of Synchrony Financial. On July 16, 2014, GE Capital resigned as administrator and Synchrony Financial accepted its appointment as administrator.

The administrator will provide the notices and perform on behalf of the trust other administrative duties of the trust under the transfer agreement, the servicing agreement and the indenture. The administrator, on behalf of the trust, will monitor the performance of the trust under the transfer agreement, the servicing agreement and the indenture and advise the trust when action is necessary to comply with the trust’s duties under those agreements. The administrator will prepare, or cause to be prepared, for execution by the trust, all documents, reports, filings, instruments, certificates and opinions that the trust is required to prepare, file or deliver under the transfer agreement, the servicing agreement and the indenture and will take all appropriate action that is the duty of the trust or the owner trustee to take under those agreements, including:

•	enforcing the obligations of the servicer under the servicing agreement and the delivery of a servicer termination notice and appointment of a successor servicer under the circumstances described in “The Servicers—Servicer Default; Successor Servicer” in this prospectus;

•	the removal of the indenture trustee and the appointment of a successor indenture trustee under the circumstances described in “The Indenture Trustee—Resignation or Removal of Indenture Trustee” in this prospectus; and

•	the removal of the owner trustee and the appointment of a successor owner trustee upon the resignation or removal of the owner trustee.

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With respect to any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator will not take any action unless the administrator has first notified the owner trustee or the trust, as applicable, of the proposed action within a reasonable amount of time prior to the taking of that action and the owner trustee or the trust has consented to that action or provided alternative direction. Non-ministerial matters that may be performed by the administrator on behalf of the trust include:

•	the initiation or settlement of any claim or lawsuit brought by or against the trust other than in connection with the collection of the transferred receivables;

•	the amendment of the servicing agreement, the transfer agreement, the indenture or any other related document; and

•	the appointment of successor note registrars, paying agents, indenture trustees, administrators and servicers.

The administrator is an independent contractor and is not subject to the supervision of the trust or the owner trustee concerning the manner in which it performs its obligations under the administration agreement.

As compensation for the performance of its duties under the administration agreement and as reimbursement for its expenses relating to those duties, the administrator is entitled to receive $350 per month payable in arrears on each payment date. Payment of this fee is solely an obligation of the trust.

The administrator may resign by providing the trust and the servicer with at least 60 days’ prior written notice. Upon resignation of the administrator, the resigning administrator will continue to perform its duties as administrator until the later of (a) 45 days after delivery to the trust, the indenture trustee and the servicer of notice of its resignation and (b) the date on which the resigning administrator becomes unable to act as administrator as specified in the notice of resignation and an accompanying opinion of counsel.

The trust may remove the administrator without cause by providing the administrator and the servicer with at least 60 days’ prior written notice. At the sole option of the trust, the administrator may also be removed immediately upon written notice of termination from the trust to the administrator and us if any of the following events occurs:

•	the administrator defaults in the performance of any of its duties and, after notice of the default, does not cure the default within ten days or, if the default cannot be cured in ten days, does not give, within ten days, assurance of cure that is reasonably satisfactory to the trust; or

•	certain bankruptcy or insolvency related events relating to the administrator.

Upon the administrator’s receipt of notice of termination, the predecessor administrator will continue to perform its duties as administrator until the date specified in the notice of termination or, if no date is specified in a notice of termination, until receipt of notice.

If the administrator is terminated, the trust will appoint a successor administrator. No resignation or removal of the administrator will be effective until a successor administrator has been appointed by the trust and the Rating Agency Condition has been satisfied with respect to the appointment.

The administrator will indemnify the trust and its employees, trustees and agents against any liabilities and expenses incurred without gross negligence or willful misconduct on their part, arising out of or in connection with the instructions given by the administrator under the administration agreement or the failure by the administrator to perform its obligations under the administration agreement.

The administration agreement may be amended by the trust and the administrator.

Capitalization of Trust; Minimum Free Equity Amount

The trust’s capital structure has three main elements:

•	notes issued to investors, which are summarized in Annex I to your prospectus supplement;

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•	excess collateral amounts, which are portions of the transferred receivables that provide credit enhancement for various series of notes by absorbing losses and uncovered dilution on the transferred receivables allocated to the related series to the extent not covered by finance charge collections available to that series; and

•	the free equity amount, as described below.

We use the term “equity amount” to refer to the result of the following calculation:

•	the sum of the total amount of principal receivables (including the principal amount of any participation interests held by the trust), plus any balance in the excess funding account and the amount of principal collections on deposit in other trust accounts; minus

•	the aggregate outstanding principal amount of all of the trust’s notes.

The equity amount at any time may exceed the sum of the excess collateral amounts for all series of notes. We refer to this excess amount, if any, as the Free Equity Amount. We are required to maintain a minimum Free Equity Amount at least equal to the Minimum Free Equity Amount. The calculations of the Free Equity Amount and the Minimum Free Equity Amount are described more specifically in the “Glossary of Terms for Prospectus” in this prospectus.

On each business day on which the Free Equity Amount is less than the Minimum Free Equity Amount, the servicer, on behalf of the trust, will deposit collections of transferred principal receivables and excess shared principal collections otherwise distributable to us or our assigns into the excess funding account until the Free Equity Amount equals the Minimum Free Equity Amount. On any payment date on which one or more series are in an amortization period, the trust will determine the aggregate amounts of principal shortfalls, if any, for these series remaining after application of shared principal collections, as described under “Description of the Notes—Shared Principal Collections” in this prospectus, and will instruct the indenture trustee to withdraw funds on deposit in the excess funding account to cover remaining principal shortfalls, subject to the limitations described in the following sentence. The amount to be withdrawn from the excess funding account and treated as shared principal collections for any payment date may not exceed the amount by which the Free Equity Amount would be less than zero if there were no funds on deposit in the excess funding account on that payment date.

In addition, as described in “The Trust Portfolio—Addition of Trust Assets” in this prospectus, if at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount, we will be required to designate additional accounts to the trust.

Transfer and Assignment of Receivables

Under a receivables purchase agreement entered into by the bank in 1997, the bank, in its capacity as transferor, transferred receivables in designated accounts on an ongoing basis to RFS Funding Trust or its predecessor, RFS Funding Incorporated. RFS Funding Trust was a special purpose Delaware statutory trust that, among other things, issued a certificate representing a beneficial interest in the transferred receivables, which certificate was the primary initial asset of the trust. As of September 25, 2003, the 1997 agreement was replaced by two new agreements:

•	the receivables sale agreement, between the bank, as seller, and us, as buyer—which we refer to as the receivables sale agreement; and

•	a receivables purchase and contribution agreement between us, as seller, and RFS Funding Trust, as buyer—which we refer to as the trust receivables purchase agreement.

Under the receivables sale agreement, the bank has designated a pool of accounts and transfers receivables in the designated accounts to us on an ongoing basis. The bank may also designate additional accounts under the receivables sale agreement in the future, and the receivables existing in those accounts and any receivables arising in those accounts in the future will be transferred to us. Prior to August 16, 2004, under the trust receivables purchase agreement, in our capacity as transferor, we transferred all receivables sold to us by the bank to RFS Funding Trust. On August 16, 2004, RFS Funding Trust transferred and assigned all then existing transferred receivables to the trust. RFS Funding Trust was then terminated. Since August 16, 2004, we have transferred all receivables sold to us by the bank to the trust under a transfer agreement between us and the trust. The trust receivables purchase agreement terminated along with RFS Funding Trust, but the representations and warranties relating to transferred receivables that we made under that agreement survived that termination and have been transferred to the trust.

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On February 26, 2009, we designated certain accounts in the trust portfolio as removed accounts and the related receivables were reassigned to us. We transferred such receivables to PLT Holding, L.L.C., and on the removal date the bank entered into a receivables purchase agreement with PLT Holding pursuant to which the bank has transferred all newly created receivables originated in the removed accounts after the removal date to PLT Holding. On March 21, 2012, the bank designated a subset of the accounts previously removed from the trust portfolio as additional accounts. On the related account addition date, PLT Holding sold to us all receivables then existing in the additional accounts pursuant to the receivables sale agreement, and we transferred such receivables to the trust. After the addition date, any receivables arising in such accounts will be transferred directly by the bank to us, and will not be sold to PLT Holding. PLT Holding was designated as an additional seller under the receivables sale agreement with respect to such receivables, but PLT Holding is not expected to sell additional receivables under the receivables sale agreement in the future. RFS Holding, Inc., which owns 100% of the ownership interest in PLT Holding, was also added as a seller under the receivables sale agreement, solely for the purpose of assigning to us any interest that it might retain in the receivables being transferred by PLT Holding to us, as a result of having financed PLT Holding’s acquisition of such receivables. RFS Holding, Inc. will have no other obligations under the receivables sale agreement.

We obtain a portion of the funds used to purchase receivables from the bank under an intercompany line of credit with RFS Holding, Inc., which is a subsidiary of Synchrony Financial and our direct parent. RFS Holding, Inc. in turn finances advances to us under an intercompany line of credit with Synchrony Financial. We use a portion of the proceeds of the notes and collections on the receivables that are distributed to us to reduce the outstanding amount under the line of credit with RFS Holding, Inc. from time to time.

If a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables sale agreement, we will immediately cease to purchase receivables under the receivables sale agreement.

We, the bank and each other person that is designated as a seller under the receivables sale agreement have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files or books and records that the receivables have been conveyed to the trust. In addition, we and the bank have provided or caused to be provided and, in connection with each future designation of trust accounts, will provide, or cause to be provided, to the indenture trustee, computer files or microfiche lists, containing a true and complete list showing each trust account, identified by account number. Neither we, the bank nor any other seller will deliver to the indenture trustee any other records or agreements relating to the trust accounts or the transferred receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the trust accounts and the transferred receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph, but the bank’s or other applicable seller’s computer records are and will be required to be marked to evidence these transfers. We, the bank and each other seller under the receivables sale agreement have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the transferred receivables meeting the requirements of applicable law. See “Risk Factors—Some liens may be given priority over your notes, which could cause delayed or reduced payments” and “—Perfection and Priority of Security Interests” in this prospectus.

Perfection and Priority of Security Interests

In the receivables sale agreement, the bank and each other seller will represent and warrant that its transfer of receivables constitutes a valid sale and assignment of all of its right, title and interest in and to the receivables. In the transfer agreement, we will represent and warrant that the transfer agreement creates in favor of the trust (x) a valid first-priority perfected security interest in our rights in the receivables in existence on the date of termination of RFS Funding Trust or at the time that receivables in additional accounts are transferred, as the case may be, and (y) a valid first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, in each case until termination of the trust. For a discussion of the trust’s rights arising from these representations and warranties not being satisfied, see “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.

We will represent in the transfer agreement and the bank and each other seller will represent in the receivables sale agreement that the receivables are “accounts” or “general intangibles” for purposes of the UCC. Both the sale of accounts and general intangibles that are payment intangibles and the transfer of accounts and general intangibles as security for an obligation are subject to the provisions of Article 9 of the UCC. Therefore, we, the bank and each other seller will file appropriate UCC financing statements to perfect the respective transferee’s security interest in the receivables.

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There are limited circumstances in which prior or subsequent transferees of receivables could have an interest in those receivables with priority over the trust’s interest. Under the receivables sale agreement, however, the bank and each other seller will represent and warrant that it has transferred the receivables to us free and clear of the lien of any third party other than the trust and the indenture trustee, subject to specified liens permitted by the receivables sale agreement. In addition, the bank will covenant that it will not sell, create or permit to exist any lien on any receivable, subject to specified liens permitted by the receivables sale agreement. Similarly, under the trust receivables purchase agreement and the transfer agreement, we represented and warranted, or will represent and warrant, that the receivables were transferred to RFS Funding Trust or the trust, as the case may be, free and clear of the lien of any third party other than the indenture trustee, subject to specified liens permitted by the trust receivables purchase agreement and the transfer agreement. In addition, we will covenant that we will not create or permit to exist any lien on any receivable other than to the trust, subject to specified liens permitted by the transfer agreement. Nevertheless, a tax, governmental or other nonconsensual lien on our property, the bank’s property or the property of any other seller arising prior to the time a receivable is transferred to the trust may have priority over the trust’s interest in that receivable. Furthermore, if the FDIC were appointed as the bank’s receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust’s interest in the receivables.

So long as the conditions discussed in “The Servicers—Collections; Commingling” in this prospectus continue to be satisfied, the servicer, on behalf of the trust, will be permitted to make deposits of collections on a monthly basis. Cash collections held by the servicer, on behalf of the trust, therefore will be commingled and used for the benefit of the servicer prior to each payment date, and the trust may not have a first-priority perfected security interest in those collections. In addition, if a receiver or conservator were appointed for the bank, the indenture trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in possession of the bank at the time of such appointment. If any such event occurs, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

Conservatorship and Receivership; Bankruptcy

The bank is a federal savings association and is regulated and supervised principally by the OCC, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank’s financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was a party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank’s affairs. Among the contracts that might be repudiated is the receivables sale agreement under which the bank transfers receivables to us.

Also, we could not exercise any right or power to terminate, accelerate, or declare a default under the receivables sale agreement, or otherwise affect the bank’s rights under the receivables sale agreement without the FDIC’s consent, for 90 days after the receiver is appointed or 45 days after the conservator is appointed, as applicable. During the same period, the FDIC’s consent would also be needed for any attempt to obtain possession of or exercise control over any property of the bank. The requirement to obtain the FDIC’s consent before taking these actions relating to a bank’s contracts or property is sometimes referred to as an “automatic stay.”

The FDIC’s repudiation power would enable the FDIC to repudiate any ongoing repurchase or indemnity obligations of the bank under the transaction documents. However, because we have structured, and will structure, the transfers of receivables under the receivables sale agreement between the bank, the other sellers and us, as well as the transfer of the receivables under the receivables purchase agreement between the bank and PLT Holding, with the intent that such transfers would be characterized as legal true sales, the FDIC should not be able to recover the transferred receivables using its repudiation power.

Nevertheless, if the transfers of receivables by the bank to us or PLT Holding were not respected as legal true sales, then we or PLT Holding, as applicable, would be treated as having made a loan to the bank, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate a secured loan and then recover the collateral after paying damages in an amount equal to the lender’s “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as conservator or receiver. There is no statutory definition of “actual direct compensatory damages,” but the term does not include damages for lost profits or opportunity.

The staff of the FDIC takes the position that upon repudiation these damages would not include interest accrued to the date of actual repudiation, so the issuing entity would receive interest only through the date of the appointment of the FDIC as conservator or receiver. Since the FDIC may delay repudiation for up to 180 days following that appointment, the issuing entity may not have a claim for interest accrued during this 180 day period. In addition, in one case involving the repudiation by the

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Resolution Trust Corporation, formerly a sister agency of the FDIC, of certain secured zero-coupon bonds issued by a savings association, a United States federal district court held that “actual direct compensatory damages” in the case of a marketable security meant the market value of the repudiated bonds as of the date of repudiation. If that court’s view were applied to determine the “actual direct compensatory damages” in the circumstances described above, the amount of damages could, depending upon circumstances existing on the date of the repudiation, be less than the principal amount of the related securities and the interest accrued thereon to the date of payment.

The FDIC has adopted a “safe harbor” rule that enables investors in asset backed securities to avoid the risk of indirect recovery of receivables described above if the conditions of the safe harbor are satisfied. Under the rule, the FDIC has stated that, if certain conditions are met, it will not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. The bank cannot guarantee that any issuance of notes will have the benefit of the safe harbor rule and no legal opinion will be delivered in connection with the issuance of the notes as to the applicability of the safe harbor to the transfers of the receivables to us.

Regardless of whether the transfers under the receivables sale agreement between the bank, PLT Holding and us are respected as legal true sales, as conservator or receiver for the bank, the FDIC could:

•	require the issuing entity or any of the other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables; or

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against the bank.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as conservator or receiver, and (2) any property in the possession of the FDIC, as conservator or receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC.

If the FDIC were to successfully take any of these actions, delays in payments on the notes could occur and the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

If bankruptcy, insolvency or similar proceedings occur with respect to the bank, we will promptly notify the indenture trustee and an early amortization event will occur with respect to each series. Under the transfer agreement, newly created receivables will not be transferred to the trust on and after any of these bankruptcy or insolvency related events.

We and the trust are separate, bankruptcy-remote affiliates of the bank, and our operating agreement and the trust agreement for the trust contain limitations on the nature of our business and the business of the trust, respectively. The indenture trustee and each noteholder by its acceptance of a note have agreed that it will not directly or indirectly institute or cause to be instituted against the trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy law unless noteholders of not less than 66⅔% of the outstanding principal amount of each class of notes has approved such filing. They will also covenant not to institute this type of proceeding against us in any case.

If, however, we or the trust became a debtor in a bankruptcy case, a court could conclude that we effectively still own the transferred receivables. This could happen if a court presiding over our bankruptcy were to conclude either that the transfers of the receivables to the trust were not “true sales” or that we and the trust should be treated as the same person for bankruptcy purposes. In addition, if any seller under the receivables sale agreement that is eligible to be a debtor in a bankruptcy case were to become a debtor in a bankruptcy case, a court could conclude that such transfers were not “true sales” of such receivables and that as a result such seller still owned such transferred receivables. If any of the bankruptcy-related events described in this paragraph were to occur, then you could experience delays in payment on the notes and possible reductions in the amount of those payments as a result of:

•     the automatic stay which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the bankruptcy code that permit substitution of collateral;

•     tax or government liens on our property that arose prior to the transfer of a receivable to the trust having a right to be paid from collections before the collections are used to make payments on the notes; or

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•     the fact that the trust might not have a perfected interest in any cash collections on the receivables held by the servicer at the time that a bankruptcy proceeding begins. See “The Servicers—Collections; Commingling” in this prospectus for a description of the time the servicer is allowed to commingle collections with its funds.

Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectible. See “The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus.

FDIC’s Orderly Liquidation Authority under the Dodd-Frank Act

The Dodd-Frank Act, among other things, gives the FDIC authority to act as receiver of bank holding companies, financial companies and their subsidiaries in specific situations under the OLA as described in more detail below. The OLA provisions became effective on July 22, 2010. The proceedings, standards, powers of the receiver and many other substantive provisions of OLA differ from those of the United States bankruptcy code in several respects. To address some of these differences, the FDIC in July of 2011 adopted a regulation confirming that the treatment under OLA of preferential transfers is intended to be consistent with similar provisions in, and doctrines developed under, the United States bankruptcy code. In addition, because the legislation remains subject to clarification through FDIC regulations and has yet to be applied by the FDIC in any receivership, it is unclear exactly what impact these provisions will have on any particular company, including GE Capital, Synchrony Financial, us, the sellers (other than the bank) or the issuing entity, or its creditors.

There is uncertainty about which companies will be subject to OLA rather than the bankruptcy code. For a company to become subject to OLA, the Secretary of the Treasury (in consultation with the President of the United States) must determine, among other things, that the company is in default or in danger of default, the failure of such company and its resolution under the bankruptcy code would have serious adverse effects on financial stability in the United States, no viable private sector alternative is available to prevent the default of the company and an OLA proceeding would mitigate these adverse effects. We, the sellers (other than the bank) and the issuing entity could also potentially be subject to the provisions of OLA as “covered subsidiaries” of Synchrony Financial or, prior to the Separation, GE Capital. For us or the issuing entity to be subject to receivership under OLA (1) the FDIC would have to be appointed as receiver for Synchrony Financial or GE Capital under OLA and (2) the FDIC and the Secretary of the Treasury would have to jointly determine that (a) we, such seller or the issuing entity, as applicable, were in default or in danger of default, (b) the liquidation of that covered subsidiary would avoid or mitigate serious adverse effects on the financial stability or economic conditions of the United States and (c) such appointment would facilitate the orderly liquidation of Synchrony Financial or GE Capital, as applicable.

No assurance can be given that OLA would not apply to GE Capital, Synchrony Financial, us, any seller (other than the bank) or the issuing entity or, if it were to apply, that the timing and amounts of payments to the related series of noteholders would not be less favorable than under the bankruptcy code.

If the FDIC were appointed receiver of Synchrony Financial, GE Capital, us or the issuing entity under OLA, the FDIC would have various powers under OLA, including the power to repudiate any contract to which Synchrony Financial, we, any seller (other than the bank) or the issuing entity, as applicable, was a party, if the FDIC determined that performance of the contract was burdensome and that repudiation would promote the orderly administration of GE Capital’s or Synchrony Financial’s affairs or our affairs or the issuing entity’s affairs. Among the contracts that might be repudiated are the receivables sale agreement, servicing agreement, the sub-servicing agreement between Synchrony Financial and GE Capital, the administration agreement, the transfer agreement and the indenture. In January 2011, the Acting General Counsel of the FDIC issued an advisory opinion covering, among other things, its intended application of the FDIC’s repudiation power under OLA. In that advisory opinion, the Acting General Counsel stated that nothing in the Dodd-Frank Act changes the existing law governing the separate existence of separate entities under other applicable law. As a result, the Acting General Counsel was of the opinion that the FDIC as receiver for a covered financial company , which could include Synchrony Financial, GE Capital or their respective subsidiaries (including the depositor, the issuing entity and any seller (other than the bank) that is a subsidiary of Synchrony Financial or GE Capital, as applicable), cannot repudiate a contract or lease unless it has been appointed as receiver for an entity that is party to the contract or lease or the separate existence of that entity may be disregarded under other applicable law. In addition, the Acting General Counsel was of the opinion that until such time as the FDIC Board of Directors adopts a regulation further addressing the application of Section 210(c) of the Dodd-Frank Act, if the FDIC were to become receiver for a covered financial company, the FDIC will not, in the exercise of its authority under Section 210(c) of the Dodd-Frank Act, reclaim, recover, or recharacterize as property of that covered financial company or the receivership assets transferred by that covered financial company prior to the end of the applicable transition period of a regulation provided that such transfer satisfies the conditions for the exclusion of such assets from the property of the estate of that covered financial company under the United States Bankruptcy Code. Although this advisory opinion does not bind the FDIC or its Board of Directors, and could be modified or withdrawn in the future, the advisory opinion also states that the Acting General Counsel

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will recommend that the FDIC Board of Directors incorporate a transition period of 90 days for any provisions in any further regulations affecting the statutory power to disaffirm or repudiate contracts. The foregoing Acting General Counsel’s interpretation applies to all notes issued by revolving trusts or master trusts prior to the end of the applicable transition period. To the extent any future regulations or subsequent FDIC actions in an OLA proceeding involving Synchrony Financial or its subsidiaries (including the depositor, the issuing entity and any other seller (other than the bank) that is a subsidiary of Synchrony Financial or GE Capital), are contrary to this advisory opinion, payment or distributions of principal and interest on the notes issued by the trust could be delayed or reduced.

In addition, if we or any seller (other than the bank) were to become subject to OLA as a covered financial company, the FDIC as receiver could assert that we or such seller, as applicable, still effectively own the transferred receivables and that the issuing entity should be treated as having made a loan to us or such seller, as applicable, secured by the transferred receivables. The FDIC ordinarily has the power to repudiate secured loans and then recover the collateral after paying damages, as described further below, to the lenders. If the FDIC repudiated that loan, the amount of compensation that the FDIC would be required to pay would be limited to “actual direct compensatory damages” determined as of the date of the FDIC’s appointment as receiver. There is no general statutory definition of “actual direct compensatory damages” in this context, but the term does not include damages for lost profits or opportunity. However, under OLA, in the case of any debt for borrowed money, actual direct compensatory damages is no less than the amount lent plus accrued interest plus any accreted original issue discount as of the date the FDIC was appointed receiver and, to the extent that an allowed secured claim is secured by property the value of which is greater than the amount of such claim and any accrued interest through the date of repudiation or disaffirmance, such accrued interest.

The FDIC could also:

•	require the issuing entity or other transaction parties to go through an administrative claims procedure to establish its rights to payments collected on the receivables if the FDIC is appointed as receiver for us or the applicable seller

•	request a stay of proceedings to liquidate claims or otherwise enforce contractual and legal remedies against us or the issuing entity;

•	repudiate GE Capital’s ongoing obligations under the servicing agreement or Synchrony Financial’s ongoing servicing obligations under a sub-servicing agreement, such as its duty to collect and remit payments or otherwise service the receivables if the FDIC is appointed for GE Capital or Synchrony Financial, as applicable; or

•	prior to any such repudiation of the servicing agreement, prevent any of the indenture trustee or the noteholders from appointing a successor servicer.

There are also statutory prohibitions on (1) any attachment or execution being issued by any court upon assets in the possession of the FDIC, as receiver, (2) any property in the possession of the FDIC, as receiver, being subject to levy, attachment, garnishment, foreclosure or sale without the consent of the FDIC and (3) any person exercising any right or power to terminate, accelerate or declare a default under any contract to which Synchrony Financial, or we or the issuing entity as a covered subsidiary treated as a covered financial company, is a party, or to obtain possession of or exercise control over any property of a party subject to the OLA, or affect any contractual rights of any party subject to the OLA, without the consent of the FDIC for 90 days after appointment of FDIC as receiver.

If the issuing entity were itself to become subject to OLA as a covered subsidiary treated as a covered financial company, the FDIC may repudiate the debt of the issuing entity. In such an event, the related series of noteholders would have a secured claim in the receivership of the issuing entity but delays in payments on such series of notes and possible reductions in the amount of those payments could occur.

If the FDIC, as receiver for Synchrony Financial, GE Capital, any applicable seller or the issuing entity, were to take any of the actions described above, payments or distributions of principal and interest on your notes could be delayed or reduced.

Annual Compliance Statement

The trust will be required to present to the indenture trustee, within 120 days after the end of each fiscal year of the trust, an officer’s certificate as to the performance of its obligations under the indenture.

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The Servicers

GE Capital

GE Capital, a Delaware corporation, acts as servicer for the trust. All of GE Capital’s outstanding common stock is wholly owned by GE. GE Capital’s operations are located in North America, South America, Europe, Australia and Asia.

GE Capital has been engaged (including through predecessor entities) in servicing receivables since the 1930’s, and has been servicing securitized receivables since the late 1980s. GE Capital has been servicing credit card receivables for more than 15 years.

As described under “The Sponsor” in this prospectus, on November 15, 2013, GE announced that it planned a staged exit from its North American retail finance business. The first step in that exit was an initial public offering of the common stock of Synchrony Financial on August 5, 2014. GE has indicated that it currently is targeting to complete its exit from the North American retail finance business in late 2015 through the Split-off. See “The Sponsor.”

GE Capital has entered into a subservicing agreement with Synchrony Financial in order to provide substantially all the services required under the servicing agreement. GE Capital may from time to time enter into additional subservicing arrangements with other affiliated and unaffiliated companies. Synchrony Financial has entered into a subservicing agreement with the bank. GE Capital or Synchrony Financial, as applicable, may terminate its respective sub-servicing agreement from time to time, and a subservicer may terminate its subservicing agreement from time to time, in each case in accordance with the terms of the applicable subservicing agreement. If a subservicing agreement is terminated, GE Capital or Synchrony Financial, as applicable, may or may not enter into a sub-servicing agreement with a new subservicer. Notwithstanding any such subservicing arrangement, GE Capital remains primarily liable for all obligations under the servicing agreement.

Synchrony Financial

Synchrony Financial is primarily responsible for investor remittances and reporting, monitoring servicing compliance with the transaction documents and oversight and reconciliation of collections. Pursuant to the subservicing agreement, Synchrony Financial has agreed to service the receivables in accordance with the same standards as set forth in the servicing agreement.

Synchrony Financial, acting through various affiliated subservicers, is the primary servicer for the bank’s credit card operations and performs servicing operations in offices located in multiple cities throughout the United States, India and the Philippines. The services provided within each location can be customized to support the particular requirements of each retailer. The internal control environment at each location ensures security while maximizing customer service. In addition, the servicers are responsible for following all federal, state and local laws, rules and regulations applicable to the credit card programs including but not limited to insurance laws, the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act and the Fair Debt Collection Practices Act, each of their implementing regulations, and any applicable state laws. The bank monitors the servicers’ activities to ensure compliance.

Synchrony Bank

Synchrony Financial has entered into a subservicing agreement with the bank. The bank is primarily responsible for receiving and processing collections on the receivables. Collections on the trust assets are primarily deposited into lockbox accounts owned by the bank prior to the deposit of such collections into trust accounts. See “The Sponsor” for a description of the bank’s securitization experience.

Servicing Procedures

As servicer, GE Capital and, as subservicer, Synchrony Financial has agreed to conduct the servicing, administration and collection of the receivables owned by the trust with reasonable care and diligence and in accordance with the credit card program agreements and the trust’s collection policies.

The servicer is authorized under the servicing agreement to take any and all reasonable steps determined by the servicer to be necessary or desirable and consistent with the ownership of the transferred receivables by the trust and the pledge of the transferred receivables to the indenture trustee to:

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•	collect all amounts due under the transferred receivables, including endorsing its name on checks and other instruments representing collections on the transferred receivables;

•	executing and delivering any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the transferred receivables;

•	make withdrawals from the collection account and any other account established for a series of notes; and

•	take any action required or permitted under any enhancement for any class of notes.

In addition, after the transferred receivables become delinquent and to the extent permitted under and in compliance with applicable law and regulations, the servicer may take any and all reasonable steps determined by the servicer to be necessary or desirable to:

•	commence proceedings with respect to the enforcement of payment of the transferred receivables,

•	adjust, settle or compromise any payments due under the transferred receivables, and

•	initiate proceedings against any collateral securing the obligations due under the transferred receivables, in each case, consistent with the credit and collection policies,

The servicer will not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the transferred receivables from the procedures, offices, employees and accounts used by the servicer in connection with servicing other credit card receivables.

On behalf of the trust, the servicer will also direct the paying agent to make payments on the notes.

The servicer will be required to maintain fidelity bond or other appropriate insurance coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables covering those actions, and in an amount, in each case as the servicer believes to be reasonable from time to time.

Data Processing

Certain data processing and administrative functions associated with the servicing of a portion of the bank’s credit card portfolio are currently being performed on behalf of the bank by First Data. First Data was established in 1971 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired First Data Resources, Inc. and in 1992, First Data Resources, Inc. became an independent company as a subsidiary of First Data Corp. According to First Data Resources, Inc., it is a global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and other prepaid card offerings. First Data Resources, Inc.’s home office in the United States is located in Atlanta, Georgia.

Collection Account and other Trust Accounts

The trust has established and maintains a collection account and an excess funding account. Both the collection account and the excess funding account must be segregated accounts maintained in the corporate trust department of the indenture trustee or maintained with a depository institution that has either a short-term or long-term unsecured debt rating acceptable to each of the rating agencies.

The funds on deposit in these accounts may only be invested, at the direction of the administrator, in highly rated investments that meet the criteria described in the indenture or the related indenture supplement for that series. Investment earnings on amounts on deposit in the excess funding account will be treated as finance charge collections and allocated to each series based on the respective allocation percentages for each series. Investment earnings on amounts in the collection account will be withdrawn from the collection account and paid to us.

Synchrony Financial, as subservicer, will make all determinations with respect to the deposit of collections to the trust accounts and the transfer and disbursement of those collections. No party will independently verify the account activity for the trust accounts.

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Collections; Commingling

The trust currently causes to be deposited by the servicer (and all subservicers), into the collection account, all payments made on transferred receivables within two business days after processing, subject to the second following paragraph. The trust may instead make monthly deposits of these collections by no later than the first payment date after the end of the related Monthly Period, so long as GE Capital remains the servicer and one of the following conditions is satisfied:

(1)	the servicer provides to the trust a letter of credit, surety bond or other arrangement covering risk of collection from the servicer acceptable to the rating agencies;

(2)	the servicer has and maintains a short-term debt rating of at least A-1 by Standard & Poor’s, if rated by Standard & Poor’s, F-1 by Fitch, if rated by Fitch, and P-1 by Moody’s, if rated by Moody’s; or

(3)	with respect to collections allocated to any series, any other conditions specified in the related indenture supplement are satisfied.

GE Capital currently satisfies the requirements of clause (2) above. If in the future the above requirements are no longer satisfied, the trust or the servicer, on behalf of the trust, will be required to deposit all payments made on the transferred receivables into the collection account by no later than the second business day after processing.

The servicer, on behalf of the trust, is only required to make daily or periodic deposits to the collection account during any Monthly Period to the extent that the funds are expected to be needed for deposit into other trust accounts or for distribution to noteholders or other parties on or prior to the related payment date. For this purpose, estimates of interest due on each series of notes and other trust expenses will be used to determine what funds are expected to be needed for deposit or distribution, based on the assumption that no early amortization event or event of default will occur, unless the trust has actual knowledge that such an event has occurred. If the collection account balance ever exceeds the amount expected to be needed for those deposits or distributions, the servicer, on behalf of the trust, may withdraw the excess and release it to the trust for the trust’s own use. Subject to the immediately preceding sentence, the trust may retain and pay, or cause to be paid, directly to the servicer the servicing fee for any series and will not be required to deposit those amounts in the collection account.

Under the terms of each credit card processing agreement, many of the retailers accept payments on the accounts at their stores. These amounts are netted against payments owed by the bank to the retailers on a periodic basis. However, the bank is obligated to transfer the full amount of all payments made on transferred receivables, without giving effect to any netting of payments owed by the bank, into the collection account.

Delinquency and Collections Procedures

Efforts to collect delinquent receivables are made by Synchrony Financial’s and certain of its affiliates’ collections departments and, if necessary, by external collection agencies and attorneys. As of September 30, 2014, Synchrony Financial’s internal collection departments included several collection sites with approximately 443 full-time equivalent frontline collectors and approximately 37 full-time equivalent managers. Synchrony Financial’s internal collection sites are located in the continental United States and Puerto Rico. The bank also utilizes Genpact International, which has approximately 541 full-time equivalent collectors and collection sites located in India, the Philippines and Guatemala.

External agencies are used for a portion of the collections efforts. These agencies are most often utilized for collection of pre-charge-off accounts that are 60 or more days delinquent, although external agencies may also be used for pre-charge-off accounts that are less than 60 days delinquent. Outsourcing is also used for locating cardholders who have moved without notifying the bank of their new address and when there is no valid phone number associated with an account on the system. External attorneys are used for charge-off accounts only.

For accounts that are billed as 15 days past due, collection efforts vary from three to 14 days after the billing date. For accounts that are billed as 30 or more days past due, collection efforts generally begin one day after the billing date. Typically, more than four attempts to contact the obligor on an account will be made per day until contact is made. If a cardholder promises to pay, 10 days is the longest time period between attempts to the cardholder. Collection efforts are based upon customer account characteristics. These characteristics include the cardholder’s payment history and delinquency status, and whether the account was a first payment default. These characteristics are analyzed to determine the optimal collection strategy, which could include scheduling an account to receive a telephone call, a letter or e-mail, a 2Way Connect call (interactive voice response), or no action at the present time. Synchrony Financial and its affiliates use several collection strategy tools and related software packages to automate the collection process in addition to a standardized automated daily calling procedure that

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maximizes its opportunity to contact the cardholder. In addition, a collection website offers delinquent cardholders self serve options to resolve their delinquency.

Special payment plans are available to cardholders that are experiencing a financial hardship on a temporary basis. These programs are either 12 or 48 months in length, and may include receiving a reduction of both minimum payment due and the monthly APR. These programs require specific account criteria for eligibility and a monthly payment to remain in the program. Proposals from consumer credit counseling service agencies are reviewed for eligibility and if accepted cardholders can be enrolled in the particular workout program for up to 60 months.

Defaulted Receivables; Dilution; Investor Charge-Offs

Federal Financial Institutions Examination Council guidelines are followed for charge-off procedures relating to aged, bankrupt, fraudulent and deceased accounts. An account must be in existence for at least nine months and the cardholder must make three consecutive monthly minimum payments or an equivalent lump sum payment before an account can be re-aged. No account may be re-aged more than once in any twelve-month period or more than twice in a five-year period unless the cardholder qualifies for a troubled debt restructuring program, in which case one additional re-age is permitted during the five-year period.

An account is charged off as an aged credit loss after the account becomes 180 days past due. Charge-offs are executed on charge-off cycle dates which occur on various days during each Monthly Period. The number of different charge-off cycle dates in each Monthly Period varies, and as a result, the amount of charged-off receivables can vary between Monthly Periods with no corresponding change in the performance of the trust portfolio.

On the last day of the Monthly Period in which a receivable is charged-off, the receivable will be sold to us and will no longer be shown as an amount payable on the trust’s records. The purchase price that we pay to the trust for those defaulted receivables will be equal to the aggregate amount of recoveries on previously charged-off accounts that we have received from the bank for the same Monthly Period, which will be allocated to us on a reasonable basis based on the historical recovery experience for the bank’s portfolio of accounts.

Each series will be allocated a portion of defaulted receivables in each charged-off account in an amount equal to its allocation percentage on the date the account is charged-off, as specified in the related prospectus supplement, of the aggregate amount of transferred principal receivables in that account.

Unlike defaulted receivables, dilution, which includes reductions in transferred principal receivables as a result of returns, unauthorized charges and the like, is not intended to be allocated to any series. Instead, these reductions are applied to reduce the Free Equity Amount, and to the extent they would reduce the Free Equity Amount below zero, we are required to deposit the amount of the reduction into the excess funding account. However, if we default in our obligation to make a payment to cover dilution, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

On each payment date, if the sum of the defaulted receivables and any dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reimbursed to the extent that finance charge collections and other amounts on deposit in the collection account are available for that purpose on any subsequent payment date as described in the related prospectus supplement.

Servicer’s Representations, Warranties and Covenants

The servicer will make customary representations and warranties to the trust as of the closing date for each series, including that:

•	the servicer is duly organized, validly existing and in good standing in its jurisdiction of organization and is duly qualified to do business and in good standing in each jurisdiction in which the servicing of the transferred receivables requires it to be qualified, except where the failure to comply would not reasonably be expected to have a material adverse effect on the servicer’s ability to perform its obligations under the servicing agreement or a material adverse effect on the transferred receivables or the trust’s rights in the transferred receivables;

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•	the servicer has the power and authority to execute and deliver the servicing agreement and perform its obligations under the servicing agreement, and the servicing agreement is a valid and binding obligation of the servicer, enforceable against it, subject to insolvency and equity related exceptions;

•	no consent of, notice to, filing with or permits, qualifications or other action by any governmental authority is required for the due execution, delivery and performance of the servicing agreement, other than those that have already been obtained or made or where the failure to obtain any consent or take any action, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the servicer’s ability to perform its obligations under the servicing agreement or a material adverse effect on the transferred receivables or the trust’s rights in the transferred receivables; and

•	there is no pending or, to its actual knowledge, threatened litigation of a material nature asserting the invalidity of the servicing agreement or seeking any determination or ruling that might materially and adversely affect the validity or enforceability of the servicing agreement.

The servicer will covenant and agree as follows:

•	to satisfy all obligations on its part under and in connection with the transferred receivables and the related accounts;

•	to maintain all necessary qualifications in order to properly service the transferred receivables and materially comply with applicable laws in connection with servicing the receivables and related accounts, if the failure to comply with those laws would cause a material adverse effect on the servicer’s ability to perform its obligations under the servicing agreement and transaction documents or a material adverse effect on the transferred receivables or the trust’s rights in the transferred receivables; and

•	not to permit any rescission or cancellation of a transferred receivable except as ordered by a court or other governmental authority or in the ordinary course of its business and in accordance with the trust’s collection policies.

If the servicer breaches the above covenants with respect to any transferred receivable or the related account, and as a result, the trust’s rights in, to or under the related transferred receivables are materially impaired or the proceeds of the transferred receivables are not available to the trust free and clear of any lien, then no later than 60 days from the earlier to occur of the discovery of the breach by the servicer or the receipt by the servicer of notice of the breach from the trust, all transferred receivables in the accounts to which the breach relates will be assigned to the servicer. On or prior to the related payment date, the servicer will pay the trust an amount equal to the amount of the transferred receivables required to be assigned to the servicer. The servicer will not be required to accept assignment of the receivables if on any day prior to the end of the 60-day period described above, the relevant breach has been cured and the covenant has been complied with in all material respects and the servicer has delivered an officer’s certificate describing the nature of the breach and the manner in which the breach was cured.

Limitations on Servicer’s Liability

The servicer will indemnify the trust and its affiliates, and their respective directors, officers, employees, trustees or agents for any losses suffered as a result of the servicer’s material breach of its obligations under the servicing agreement, except in each case, for losses resulting from the bad faith, gross negligence or willful misconduct by the indemnified party or recourse for uncollectible receivables. No indemnity payments by the servicer will be paid from the assets of the trust.

Except as provided in the preceding paragraph, neither the servicer nor any of its directors, officers, employees or agents will be liable to the trust, the owner trustee, the indenture trustee, the noteholders or any other person for any action or for refraining from taking any action in good faith in its capacity as servicer under the servicing agreement. However, the servicer will not be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the servicing agreement and which in its reasonable opinion may expose it to any expense or liability.

The servicer is not responsible under the servicing agreement to any person for indirect, punitive, exemplary or consequential damages arising from any transaction contemplated by the servicing agreement.

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Servicer Default; Successor Servicer

The occurrence of any of the following events constitutes a servicer default:

(1)	failure by the servicer to make any payment, transfer or deposit on or before the date occurring 5 business days after the date that payment, transfer or deposit is required to be made or given by the servicer under the servicing agreement; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then a servicer default will not be deemed to occur until 35 business days after the date of the failure;

(2)	failure on the part of the servicer to observe or perform in any material respect any of its other covenants or agreements in the servicing agreement if the failure has a material adverse effect on the trust which continues unremedied for a period of 60 days after notice to the servicer by the trust; provided that, if the failure could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default;

(3)	the servicer delegates its duties, except as specifically permitted under the servicing agreement, and the delegation remains unremedied for 15 days after written notice to the servicer by the trust;

(4)	any representation, warranty or certification made by the servicer in the servicing agreement, or in any certificate delivered in accordance with the servicing agreement, proves to have been incorrect when made if it:

(a)	has a material adverse effect on the rights of the trust; and

(b)	continues to be incorrect in any material respect for a period of 60 days after notice to the servicer by the trust; provided that, if the delay or default could not have been prevented by the exercise of reasonable due diligence by the servicer and the delay or failure was caused by an act of God or other similar occurrence, then the servicer shall have an additional 60 days to cure the default;

(5)	specific insolvency, liquidation, conservatorship, receivership or similar events relating to the servicer; or

(6)	any other event specified in the accompanying prospectus supplement.

The determination of a servicer default shall be based solely on the provisions of the servicing agreement, and the occurrence of a material instance of noncompliance with the applicable servicing criteria specified in Item 1122(d) of Regulation AB will not be determinative that a servicer default has occurred.

The trust will covenant to the indenture trustee that it will notify the servicer of any failure or breach by the servicer described above if directed to do so by the indenture trustee or holders of not less than 25% of the aggregate outstanding principal amount of all series or, with respect to any failure by the servicer or any breach by the servicer of a representation, warranty or certification that does not relate to all series, holders of 25% of the aggregate outstanding principal amount of all series to which the failure or breach relates.

If a servicer default occurs, for so long as it has not been remedied, the trust may give notice to the servicer, terminating all of the rights and obligations of the servicer under the servicing agreement. The trust will covenant to the indenture trustee that it will deliver notice to the servicer terminating all of the rights and obligations of the servicer under the servicing agreement if a servicer default described in clause (5) above occurs or if any other servicer default occurs and it is directed to terminate the servicer by the holders representing a majority of the aggregate outstanding principal amount of each affected series of notes.

Within 30 days after the trust gives notice of termination to the servicer, the trust will appoint a successor servicer. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the transferred receivables, the indenture trustee may have difficulty finding a suitable successor servicer. Potential successor servicers may not have the capacity to adequately perform the duties required of a successor servicer or may not be willing to perform those duties for the amount of the servicing fee currently payable under the servicing agreement. If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the indenture trustee will automatically become the successor. Deutsche Bank Trust Company Americas, the indenture trustee, does not have credit card operations. If Deutsche Bank Trust Company Americas is automatically appointed as successor servicer it may not have the capacity to perform the duties required

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of a successor servicer and current servicing compensation under the servicing agreement may not be sufficient to cover its actual cost and expenses of servicing the accounts. If the indenture trustee is legally unable to act as servicer or if a majority of the noteholders so request in writing to the indenture trustee, the indenture trustee will appoint or petition a court of competent jurisdiction to appoint an eligible servicer.

The trust has agreed in the indenture to enforce the obligations of the servicer under the servicing agreement and if a servicer default arises from the failure of the servicer to perform any of its duties or obligations under the servicing agreement with respect to the transferred receivables, the trust will take all reasonable actions available to it to remedy that failure. However, any default by the servicer in the performance of its obligations under the servicing agreement, other than a default that relates to a failure to make required deposits, may be waived by the trust, but only upon consent of the noteholders holding not less than 66 2/3% of the then-outstanding principal amount of the notes for all series as to which that default relates.

The bank’s and our respective rights and obligations under the receivables sale agreement will be unaffected by any change in servicer.

If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent the trust from appointing a successor servicer.

Resignation of Servicer

The servicer may not resign from its obligations and duties, except:

•	upon a determination by the servicer that performance of its duties is no longer permissible under applicable law, and there is no commercially reasonable action that the servicer could take to make the performance of its duties permissible under applicable law; or

•	with the consent of the trust, if the servicer has found a replacement servicer that is an eligible servicer and the Rating Agency Condition has been satisfied with respect to the transaction.

If the servicer resigns or is terminated, the trust will appoint a successor servicer that has a long-term debt rating of at least Baa3 by Moody’s and BBB- by Standard & Poor’s.

In addition, GE Capital, as servicer, may resign as servicer if Synchrony Financial or an affiliate of Synchrony Bank has accepted its appointment as successor servicer and assumed the responsibilities as servicer on any date on or after the date on which all notes that were outstanding on July 16, 2014 have either been paid in full or consented to the resignation. The ratings requirement set forth in the preceding paragraph will not apply to Synchrony Financial or any affiliate of Synchrony Bank and satisfaction of the rating agency condition is not required for such resignation.

The servicer’s resignation will not become effective until a successor has assumed the servicer’s obligations and duties. The trust will notify each Hired Agency upon the appointment of a successor servicer. The servicer may delegate any of its servicing duties to another entity, but the servicer’s delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

Merger or Consolidation of Servicer

The servicer may consolidate with, merge into, or sell its business to, another entity in accordance with the servicing agreement on the following conditions:

(1)	the entity, if other than the servicer, formed by the consolidation or merger or that acquires the servicer’s property or assets:

(a)	is a corporation or banking association organized and existing under the laws of the United States or any one of its states;

(b)	expressly assumes, by a supplemental agreement, every covenant and obligation of the servicer; and

(c)	is an eligible servicer, unless upon effectiveness of the merger, consolidation or transfer, a successor servicer assumed the obligations of the servicer pursuant to the servicing agreement;

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(2)	the servicer delivers to the trust an officer’s certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with any applicable terms of the servicing agreement and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that the related supplemental agreement is valid and binding with respect to the surviving entity, enforceable against the surviving entity, subject to insolvency and equity related assumptions; and

(3)	the servicer delivers notice of the applicable transaction to each Hired Agency.

The conditions described in this paragraph do not apply to any consolidation or merger if the servicer would be the surviving entity.

Servicing Compensation and Payment of Expenses

The servicer receives a monthly fee for its servicing activities equal to one-twelfth the product of the amount of transferred principal receivables and 2%. The share of the servicing fee allocable to each series for any payment date will be equal to one-twelfth of the product of (a) the servicing fee rate for that series and (b) the collateral amount for that series on the last day of the prior Monthly Period.

The servicer will pay from its servicing compensation expenses of servicing the receivables, other than federal, state and local income and franchise taxes, if any, of the trust.

Each series’ servicing fee is payable each period from collections of finance charge receivables allocated to the series. The portion of the servicing fee not allocated to any series of notes will be payable by the trust. The noteholders are not responsible for any servicing fee allocable to the trust.

Evidence as to Servicer’s Compliance

The servicing agreement provides that on or before the 90th day following the end of the servicer’s fiscal year, the bank and each subservicer will deliver to the trust a report on assessment of compliance with the servicing criteria described in the following paragraph. Each assessment will include:

•	a statement of the servicing party’s responsibility for assessing compliance with the applicable servicing criteria;

•	a statement that the servicing party used the criteria described in the following paragraph to assess compliance with the applicable servicing criteria;

•	the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year; and

•	a statement that a registered public accounting firm has issued an attestation report on the servicing party’s assessment of compliance with the applicable servicing criteria for the applicable fiscal year.

To the extent required by applicable securities laws, a separate assessment of compliance and an attestation report for each party participating in the servicing function will be filed as exhibits to the trust’s annual report of Form 10-K, unless such entity’s activities relate to only 5% or less of the trust’s assets. For purposes of preparing the assessment of compliance described in the preceding paragraph, each servicing party will use the applicable servicing criteria set forth in relevant SEC regulations with respect to asset backed securities transactions taken as a whole involving that servicing party that are backed by the same types of assets as those backing the notes.

The servicing agreement provides that on or before the 90th day following the end of the servicer’s fiscal year, the bank and each subservicer, other than any subservicer unaffiliated with the bank that services less than 10% of the trust’s assets, will provide an officer’s certificate to the trust to the effect that:

•	a review of the servicer’s activities during the applicable fiscal year and of its performance under the servicing agreement has been made under the officer’s supervision; and

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•	to the best of the officer’s knowledge, based on the officer’s review, the servicer has fulfilled all of its obligations under the servicing agreement in all material respects or, if there has been a failure to fulfill any of the servicer’s obligations in any material respect, specifying the nature and status of the failure.

The Indenture Trustee

Deutsche Bank Trust Company Americas

The indenture trustee is Deutsche Bank Trust Company Americas, a New York banking corporation. Deutsche Bank Trust Company Americas has, and currently is, serving as indenture trustee for numerous securitization transactions and programs involving pools of credit card receivables.

Deutsche Bank Trust Company Americas has been named as a defendant in civil litigation concerning its role as trustee of certain residential mortgage backed securities (“RMBS”) trusts. On June 18, 2014, a group of investors filed a civil action against Deutche Bank Trust Company Americas and Deutsche Bank National Trust Company in New York State Supreme Court purportedly on behalf of and for the benefit of 544 private-label RMBS trusts asserting claims for alleged violations of the U.S. Trust Indenture Act of 1939, breach of contract, breach of fiduciary duty and negligence based on Deutsche Bank Trust Company Americas’ and Deutsche Bank National Trust Company’s alleged failure to perform their duties as trustees for the trusts. An amended complaint was filed on July 16, 2014, adding five plaintiffs and 15 RMBS trusts to the action. Deutsche Bank Trust Company Americas is reviewing these newly-filed pleadings.

The sponsor and its affiliates may from time to time enter into normal banking and trustee relationships with the indenture trustee and its affiliates. An affiliate of the indenture trustee may, from time to time, be an underwriter with regard to the offering of a series, class or tranche, as described in the prospectus supplement for such series, class or tranche.

Duties and Responsibilities of Indenture Trustee

The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver and cancel the notes of each series;

•	to serve as the initial transfer agent, paying agent and registrar;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

If an event of default occurs and the indenture trustee has actual knowledge of the occurrence of an event of default, the indenture trustee will exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the noteholders of the affected series by any appropriate proceedings as the indenture trustee may deem necessary to protect and enforce any of those rights. See “The Indenture—Events of Default; Rights Upon Event of Default.”

Limitations on Trustee’s Liability

The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith unless it is proved that the indenture trustee was negligent in ascertaining the pertinent facts, and the indenture trustee will not be liable for any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the indenture.

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The indenture trustee will not be deemed to have knowledge of an event of default, early amortization event or servicer default unless a responsible officer of the indenture trustee has actual knowledge of the relevant event or the indenture trustee receives written notice of the relevant event from the trust or noteholders owning notes of the affected series or all series, as applicable, aggregating not less than 10% of the outstanding notes of the affected series or all series, as applicable. The indenture trustee will have no duty to monitor the performance of the trust or its agents and it will not have any liability in connection with the wrongdoing or failure to act by the trust. In addition, the indenture trustee will have no liability in connection with compliance of the trust or its agents with statutory or regulatory requirements related to the transferred receivables.

The indenture trustee is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the indenture or in the exercise of any of its rights or powers if it reasonably believes that repayments of such funds or adequate indemnity satisfactory to it against any loss, liability or expense is not reasonably assured to it.

Compensation and Indemnification of Indenture Trustee

Under the terms of the indenture, the trust has agreed to pay the indenture trustee reasonable compensation for performance of its duties under the indenture and to reimburse the indenture trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. The trust has also agreed to indemnify the indenture trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by them to the extent arising out of the administration of the indenture and the performance of the indenture trustees duties under the indenture, other than any expense or loss incurred by the indenture trustee through its own willful misconduct, negligence or bad faith.

If specified in the accompanying prospectus supplement, a portion of the fees and other amounts owing to the indenture trustee will be payable from collections of finance charge receivables allocated to your series.

Appointment of Co-Trustees and Separate Trustees

For the purpose of meeting any legal requirement of any jurisdiction in which any part of the collateral for the notes may at the time be located, the indenture trustee will have the power to appoint one or more co-trustees or separate trustees for the benefit of the noteholders, and to vest in any co-trustee or separate trustee all rights under the indenture with respect to the collateral for the notes and those powers, duties, obligations, rights and trusts as the indenture trustee considers necessary or desirable. No co-trustee or separate trustee will be required to meet the terms of eligibility as a successor trustee under the indenture and no notice to noteholders of the appointment of any co-trustee or separate trustee will be required. If a separate trustee or co-trustee is appointed, all rights, powers, duties and obligations conferred or imposed upon the indenture trustee will be conferred or imposed upon and exercised or performed by the indenture trustee and the separate trustee or co-trustee jointly or, in any jurisdiction where the indenture trustee is incompetent or unqualified to perform certain acts, singly by the separate trustee or co-trustee, but solely at the direction of the indenture trustee. No trustee appointed under the indenture will be personally liable for any act or omission of any other trustee appointed under the indenture. The indenture trustee may at any time accept the resignation of or remove, in its sole discretion, any separate trustee or co-trustee.

Resignation or Removal of Indenture Trustee

The indenture trustee may resign at any time. Noteholders holding not less than 66 2/3% of the aggregate outstanding principal amount of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the trust will remove the indenture trustee if it ceases to be eligible to continue as an indenture trustee under the indenture or if the indenture trustee becomes insolvent or otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the trust will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the trust or noteholders representing not less than a majority of the aggregate outstanding principal amount of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated

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noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

The Owner Trustee

BNY Mellon Trust of Delaware

BNY Mellon Trust of Delaware is a Delaware banking corporation and an affiliate of The Bank of New York Mellon, a New York banking corporation, which provides support services on its behalf in this transaction. Its principal place of business is located at 301 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809, Attention: Corporate Trust Administration. BNY Mellon Trust of Delaware has acted as owner trustee on numerous asset backed transactions (with The Bank of New York Mellon providing administrative support), including the structure of the transaction referred to herein. While the structure of each transaction may differ, BNY Mellon Trust of Delaware and The Bank of New York Mellon on its behalf are experienced in administering transactions of this kind. You may contact BNY Mellon Trust of Delaware by calling (302) 791-3610.

In the ordinary course of business, The Bank of New York Mellon an affiliate of BNY Mellon Trust of Delaware is named as a defendant in or made a party to pending and potential legal actions. In connection with its role as trustee of certain RMBS transactions, The Bank of New York Mellon was named as a defendant in a lawsuit brought in New York State court on June 18, 2014 by a group of institutional investors. This lawsuit alleges that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, The Bank of New York Mellon denies liability and intends to defend the litigation vigorously.

BNY Mellon Trust of Delaware has provided the above information for purposes of complying with Regulation AB. Other than the above paragraphs, BNY Mellon Trust of Delaware has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

Duties and Responsibilities of Owner Trustee

The owner trustee has agreed to hold in trust, for our use and benefit, the assets transferred to the trust under the transfer agreement. The owner trustee also acts a certificate registrar for purposes of registering the transfer of the transferor certificate and any supplemental certificates issued by the trust.

The owner trustee is authorized, and has been directed under the trust agreement, on behalf of the trust to direct the indenture trustee to authenticate and deliver the notes from time to time pursuant to our instructions. The owner trustee is also authorized, but is not obligated, to take all actions required of the trust under the transfer agreement, the indenture and any indenture supplement, the servicing agreement or any related agreement. The owner trustee will be deemed to have fulfilled its duties and responsibilities under the trust agreement or any other related agreement to the extent the administrator has agreed in the administration agreement to perform those duties or responsibilities and the owner trustee will not be liable for the failure of the administrator to carry out its obligations under the administration agreement.

The owner trustee does not have the power to commence a voluntary proceeding in bankruptcy relating to the trust unless we, as holder of the transferor certificate, have given our prior approval and delivered an officer’s certificate to the owner trustee certifying that we reasonably believe the trust is insolvent.

The owner trustee will not take any of the following actions unless the owner trustee has notified us, as holder of the transferor certificate, of the proposed action and we have not notified the owner trustee in writing prior to the 30th day after receipt of the notice that we object to the proposed action:

•	the initiation of any claim or lawsuit by the trust or the compromise of any action, claim or lawsuit brought by or against the trust, in each case except with respect to claims or lawsuits for collection of the trust’s assets;

•	the election by the trust to file an amendment to its certificate of trust;

•	the amendment of the indenture;

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•	the amendment of the administration agreement, except to cure any ambiguity or to amend or supplement any provision in a manner, or add any provision, that would not materially adversely affect our interests, as holder of the transferor certificate; or

•	the appointment pursuant to the indenture of a successor note registrar, paying agent or indenture trustee, or the consent to the assignment by the note registrar, paying agent or indenture trustee of its obligations under the indenture or the trust agreement, as applicable.

In addition, the owner trustee may not, except at our direction, remove the administrator or appoint a successor administrator.

To the extent not inconsistent with the trust agreement or any other related document, we, as holder of the transferor certificate, may direct the owner trustee in the management of the trust.

Limitations on Owner Trustee’s Liability

The owner trustee will not be liable under the trust agreement for any error of judgment made in good faith by a responsible officer of the owner trustee unless it is proved that the owner trustee was grossly negligent in ascertaining the pertinent facts. The owner trustee will also not be liable for any action taken or not taken by the owner trustee in accordance with our instructions or the instructions of the administrator or the servicer.

No provision of the trust agreement or any related agreement requires the owner trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the trust agreement or any related agreement, if the owner trustee has reasonable grounds for believing that repayment of the funds or adequate indemnity against the risk or liability is not provided or reasonably assured.

Under no circumstances will the owner trustee be liable for indebtedness evidenced by or arising under the indenture or any of the related agreements, including principal or interest on the notes, or any representation, warranty or covenant of the trust. The owner trustee will in no event assume or incur any liability, duty or obligation to any noteholder.

The Trustee will not be liable for the default or misconduct of the administrator, us, the indenture trustee or the servicer under the indenture, the transfer agreement or the related agreements or otherwise and the owner trustee will have no obligation or liability to perform the obligations of the trust under any agreement that are required to be performed by the administrator under the administration agreement, the indenture trustee under the indenture or the servicer under the servicing agreement; and the owner trustee will have no obligation to monitor any of the foregoing parties with respect to their respective obligations.

The owner trustee will be under no obligation to exercise any of the rights or powers vested in it by the trust agreement for the trust, or to institute, conduct or defend any litigation under the trust agreement or otherwise, at the request, order or direction of us or our assigns unless we and our assigns offered to the owner trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the owner trustee. The right of the owner trustee to perform any discretionary act under the trust agreement or in any related agreement may not be construed as a duty, and the owner trustee will only be answerable for its gross negligence or willful misconduct in the performance of any discretionary act.

Compensation and Indemnification of Owner Trustee

We will pay the owner trustee a fee as compensation for its services under the trust agreement and will reimburse the owner trustee for its reasonable expenses. We have also agreed to indemnify the owner trustee and its successors, assigns and agents against all liabilities and all reasonable costs and expenses which may be imposed in connection with the trust agreement, the related agreements, the trust’s assets and the administration of the trust’s assets, or the action or inaction of the owner trustee under the trust agreement. However, we will not be liable to the owner trustee or any other indemnified party for any liability or expense arising from the indemnified party’s willful misconduct or gross negligence or, with respect to the owner trustee, the inaccuracy of any representation or warranty made by the owner trustee in the trust agreement.

If specified in the accompanying prospectus supplement, a portion of the fees and other amounts owing to the owner trustee will be payable from collections of finance charge receivables allocated to your series, to the extent we do not pay those amounts.

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Resignation or Removal of Owner Trustee; Eligibility

The owner trustee may resign at any time by giving written notice to the administrator. Upon receiving notice of the resignation of the owner trustee, the administrator will promptly appoint a successor owner trustee. If no successor owner trustee has been appointed within 30 days after the owner trustee gives notice of its resignation, the resigning owner trustee may petition any court of competent jurisdiction for the appointment of a successor owner trustee.

The owner trustee must at all times;

(1)	be a “bank” within the meaning of the Investment Company Act;

(2)	be authorized to exercise corporate trust powers;

(3)	have a combined capital and surplus at least $50 million and be subject to the supervision or examination by Federal or state authorities; and

(4)	have, or have a parent that has, a rating of at least “Baa3” by Moody’s or at least “BBB-” by Standard & Poor’s.

If the owner trustee ceases to be meet the eligibility requirements described in the preceding paragraph and fails to resign after receiving notice of its ineligibility from the administrator, or if the owner trustee becomes legally unable to act or certain bankruptcy or insolvency related events occur with respect to the owner trustee, then the administrator may remove the owner trustee and appoint a successor owner trustee.

Any resignation or removal of the owner trustee will not become effective until acceptance of appointment of a successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee.

The Trust Portfolio

We refer to the accounts that have been designated as trust accounts as the trust portfolio.

In addition to the transferred receivables, the notes will be secured by:

•	all proceeds from these receivables and the amounts we pay the trust to purchase defaulted receivables;

•	all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds if the prospectus supplement for your series of notes so indicates;

•	other assets that may be added to the trust consisting of participations or trust certificates representing undivided legal or beneficial ownership interests in a pool of assets primarily consisting of credit card or other revolving credit account receivables owned by the bank or its affiliates and the funds collected thereon;

•	a security interest in the trust’s rights under the agreement pursuant to which it purchases receivables from us and a security interest in the trust’s rights as assignee in the agreement pursuant to which we buy transferred receivables from the bank; and

•	proceeds from any credit enhancement or derivative contracts benefiting any series.

The transferred receivables consist of:

•	principal receivables, which are amounts charged by trust account cardholders for goods and services and cash advances; and

•	finance charge receivables, which are periodic finance charges, and other amounts charged to trust accounts, including late fees and return check fees.

The bank has the right, and in some cases the obligation, to designate from time to time additional eligible accounts to the trust portfolio and to convey to us, for further transfer to the trust, all receivables in those additional accounts, whether those receivables are then existing or thereafter created. The accounts and the related receivables may be originated by the bank or,

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with Hired Agency approval, acquired by the bank from others. The designation of additional accounts and sale of related receivables to the trust will be limited by the conditions described in “—Addition of Trust Assets” in this prospectus. Some, but not all, designations of additional accounts require satisfaction of the Rating Agency Condition.

The accounts must meet eligibility standards as of the date the bank designates them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day meet the trust’s eligibility standards. However, we cannot guarantee that all the receivables and accounts will continue to meet the applicable eligibility requirements throughout the life of the trust. The trust’s eligibility requirements for accounts and receivables are described under “The Trust Portfolio—Representations and Warranties of the Depositor” in this prospectus.

Under limited circumstances, the bank may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be conveyed by the trust back to us, as described in this prospectus. Throughout the term of the trust, the transferred receivables will consist of:

•	receivables originated in the initial trust accounts; plus

•	receivables originated in any additional accounts; minus

•	receivables originated in any removed accounts; plus

•	any participation interests.

We cannot assure you that additional accounts will be of the same credit quality as previously designated trust accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the trust accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if the bank designates additional accounts with lower periodic finance charges, that designation may have the effect of reducing the portfolio yield.

The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio as of the date specified:

•	the amount of transferred principal receivables;

•	the amount of finance charge receivables;

•	the range and average of principal balances of the accounts;

•	the range and average of credit limits of the accounts;

•	the range and average of ages of the accounts; and

•	the geographic distribution of the accounts.

Account Terms

The bank offers fixed rate and variable rate credit card accounts. The credit card accounts are generally unsecured. Finance charges are calculated by multiplying the daily balance or the average daily balance outstanding on an account during the monthly billing period by the applicable periodic finance charge rate. In certain instances, finance charges are assessed from the date of purchase. Payments are generally applied in the following order: (1) to fees and finance charges assessed on the account and (2) to the unpaid principal balance of purchases. Subject to applicable law and in some cases subject to retailer approval, the bank may change finance charge rates from time to time at its discretion. Generally, the minimum monthly payment amount is equal to the greater of a fixed dollar amount and a portion of the account balance sized to ensure required amortization of the account balance. Subject to applicable law, the bank may change the minimum monthly payment from time to time at its discretion.

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The bank offers three primary types of promotions to merchants and cardholders:

•	Deferred Interest—Interest accrues during a promotional period and becomes payable if the full purchase amount is not paid off during the promotional period.

•	No Interest—No interest accrues during a promotional period but begins to accrue thereafter on any outstanding amounts at the end of the promotional period.

•	Reduced Interest—Interest accrues monthly at a promotional interest rate during the promotional period.

For certain retailer programs, the no interest and reduced interest promotional periods may extend indefinitely.

Consumer Protection Laws

The relationship between the bank and its customers is regulated extensively under federal and state consumer protection laws. With respect to credit accounts issued by the bank, the most significant federal laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act (“FCRA”), Fair Debt Collection Practices Act and the GLBA. These and other federal laws and regulations, among other things, require the disclosure of the cost of credit, provide substantive consumer rights, prohibit discrimination in credit transactions, regulate the use of credit report information, provide financial privacy protections, require safe and sound banking operations, prohibit unfair, deceptive or abusive acts or practices, restrict the bank’s ability to raise interest rates, and subject the bank to substantial regulatory oversight. State, and in some cases, local laws also may regulate the relationship between the bank and its U.S. customers in these areas, as well as in the areas of collection practices, and may provide other additional consumer protections. Moreover, the bank is subject to the Servicemembers Civil Relief Act, which protects persons on active military service and their dependents from undue hardship resulting from their military service, The Servicemembers Civil Relief Act applies to all debts incurred prior to the commencement of active duty (including credit card and other open-end credit) and limits the amount of interest including service and renewal charges and any other fees or charges (other than bona fide insurance) that is related to the obligation or liability.

The CARD Act revamped credit card disclosures and imposed a number of substantive restrictions on credit card pricing and practices. Among other things, the CARD Act and associated regulations imposed new requirements and restrictions on changes in terms on credit card accounts, regulated payment processing and how payments are allocated, imposed new disclosure requirements in connection with credit card accounts, limited the amount of late payment and other penalty fees that can be charged by card issuers, and required card issuers periodically to reevaluate rate increases and to take action to reduce rates, if appropriate.

The CARD Act and revised Regulation Z have had an impact on the bank’s ability to originate new accounts as well as the yield it is able to achieve on new and existing accounts. Among many other things, the new requirements limit pricing flexibility, limit the ability to change rates, fees and other terms, give consumers the right to reject many changes, restrict the effectiveness of penalty pricing, can discourage the use of overlimit fees, dictate how certain payments are applied (for example, generally to higher APRs before lower APRs), and impact the time that must be allowed for payment to avoid late fees and to obtain the benefit of a grace period. Also, significant additional disclosure requirements may have impacted and may continue to impact the ways in which consumers use and repay their accounts. These requirements have prompted the bank to realign its practices by adjusting certain account terms, such as rates, fees, minimum payments, or other terms on its accounts and the ways in which those accounts are underwritten and managed.

Additionally, the Dodd-Frank Act established the CFPB, which regulates consumer financial products and services and certain financial services providers. The CFPB is authorized to prevent “unfair, deceptive or abusive acts or practices” and ensure consistent enforcement of laws so that all consumers have access to markets for consumer financial products and services that are fair, transparent and competitive. The CFPB has rulemaking and interpretive authority under the Dodd-Frank Act and other federal consumer financial services laws, as well as broad supervisory, examination and enforcement authority over large providers of consumer financial products such as Synchrony Financial and the bank. In addition, the CFPB maintains an online complaint system that allows consumers to log complaints with respect to various consumer finance products, including credit cards. The system could inform future agency decisions with respect to its regulatory, enforcement or examination focus. There continues to be uncertainty as to how the CFPB’s strategies and priorities, including in both its examination and enforcement processes, will impact the bank’s businesses and its results of operations going forward. Although the bank has been subject to various matters with the CFPB as described in “Risk Factors—There continues to be uncertainty as to how the Consumer Financial Protection Bureau’s actions will impact Synchrony Bank’s business; the agency’s actions have had and may continue to have an adverse impact on Synchrony Bank’s business,” neither Synchrony Financial nor the bank has had its first comprehensive examination by the CFPB, and we cannot predict when such examination will occur or what the results will be.

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In addition, the Dodd-Frank Act enables merchants to offer discounts for the use of forms of payment other than credit cards and to establish certain minimum dollar amounts for credit card transactions notwithstanding any provision to the contrary in the payment card network rules. These restrictions could reduce the use of credit cards by consumers. Furthermore, Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry.

The FCRA regulates the bank’s use of credit reports and the reporting of information to credit reporting agencies, and also provides a standard for lenders to share information with affiliates and certain third parties and to provide firm offers of credit to consumers. The FCRA also places further restrictions on the use of information shared between affiliates for marketing purposes, requires the provision of disclosures to consumers when risk-based pricing is used in a credit decision, and requires safeguards to help protect consumers from identity theft.

Violations of applicable consumer protection laws can result in significant potential liability from litigation brought by customers including actual damages, statutory damages, restitution and attorneys’ fees. Federal banking regulators and the CFPB, as well as state attorneys general and other state and local consumer protection agencies, also may seek to enforce consumer protection requirements and obtain these and other remedies, including civil money penalties.

In the past, legislation has been introduced in Congress that would have required additional transparency to foster greater competition with respect to interchange fees. If such legislation is introduced and passed, it could ultimately lead to direct government oversight and regulation of interchange fees. Visa Inc. and MasterCard Inc. have entered into a settlement agreement with retailers regarding interchange fees, which includes an agreement by the defendants to pay the retailers $6.05 billion, and to make association rule changes and give other relief. The settlement was approved by Judge John Gleeson on December 13, 2013. The National Retail Federation has appealed that settlement to the United States Court of Appeals for the Second Circuit. A number of merchants, including several large retailers, have elected to “opt out” of the proposed settlement. Opting out allows these retailers to commence separate actions on these matters and some of these merchants have already commenced new actions against Visa and MasterCard. Any reduction in the interchange fees paid by merchants to banks could adversely impact the business operations of credit card issuers and could reduce the amount of interchange included in finance charge collections.

The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders’ interest therein, may be reassigned to us. For a discussion of the trust’s rights if receivables were not created in compliance in all material respects with applicable laws, see “—Representations and Warranties of the Depositor” in this prospectus.

Representations and Warranties of the Depositor

As of each date on which transferred receivables are transferred to the trust, we represent to the trust that:

•	each transferred receivable is an eligible receivable on the date it is transferred to the trust;

•	the transfer agreement creates a valid and continuing security interest in the transferred receivables, which upon filing of the financing statements required to be filed pursuant to the transfer agreement and upon creation of each transferred receivable, will be prior to all other liens other than liens permitted by the transfer agreement;

•	each transferred receivable constitutes an “account” or “general intangible” under the Uniform Commercial Code;

•	subject to liens permitted by the transfer agreement, we have not pledged, assigned, sold or granted a security interest in, or otherwise conveyed any of the transferred receivables and have not authorized the filing of and are not aware of any financing statements against us that included a description of collateral covering transferred receivables;

•	immediately prior to the transfer of the transferred receivables to the trust, we own and have good and marketable title to, or have a valid security interest in, each transferred receivable free and clear of any lien, claim or encumbrance other than liens permitted by the transfer agreement;

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•	all required governmental approvals in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect;

•	we have caused, or will have caused within 10 days of each designation of additional accounts, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest of the trust in the transferred receivables; and

•	we have received all consents and approvals required by the terms of the transferred receivables to the sale of the transferred receivables.

We made similar representations to RFS Funding Trust with respect to the transferred receivables transferred to RFS Funding Trust under the trust receivables purchase agreement prior to August 16, 2004. Prior to the termination of RFS Funding Trust, RFS Funding Trust assigned it rights under the trust receivables purchase agreement to the trust.

For purposes of the representations above and the criteria for eligible receivables described below, liens permitted by the trust receivables purchase agreement and the transfer agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens created in favor of, or created by, the trust.

If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach any receivables in the related account become defaulted receivables or the trust’s rights in the transferred receivables or the proceeds of the transferred receivables are impaired or are not available to the trust free and clear of any lien, other than liens permitted by the trust receivables purchase agreement and the transfer agreement, those receivables will be deemed to have a principal balance of zero for purposes of calculating the total amount of receivables in the trust and we are required to accept reassignment of the ineligible receivable. We will be permitted 60 days to cure the breach or a longer period, not to exceed 120 days as may be agreed to by the trust, after we receive notice of the breach from the trust.

Except under the circumstances described in the following sentence, we will purchase each ineligible receivable for a cash purchase price equal to the principal amount of the reassigned receivable, plus accrued finance charges as of the end of the preceding Monthly Period, by no later than the date on which collections of receivables for the related Monthly Period are required to be deposited in the collection account as described under “The Servicers—Collections; Commingling.” However, we are not required to make the payment described in the preceding sentence if the Free Equity Amount exceeds the Minimum Free Equity Amount, after giving effect to the exclusion of the ineligible receivable from the Aggregate Principal Receivables. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

For purposes of the above representations and warranties, an eligible account is an account that satisfies the following criteria as of the date it is designated as a trust account:

•	it is either established or acquired by the bank or any other approved originator of accounts pursuant to a credit card program agreement with a retailer, which has been identified as an approved retailer in the trust receivables purchase agreement or the transfer agreement, as applicable, or is otherwise established or acquired by the bank or any other approved originator of accounts;

•	it is in existence and serviced by the bank, a successor servicer or a subservicer appointed by the servicer;

•	it has not been cancelled;

•	it is payable in United States dollars;

•	it is not a closed-end account;

•	except as provided below, it has not been identified as an account, the credit cards with respect to which have been reported as being lost or stolen or the cardholder of which is the subject of a bankruptcy proceeding;

•	it does not have receivables that have been sold or pledged to any other party;

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•	except as provided in the immediately following paragraph, it does not have any receivables that have been charged off as uncollectible in accordance with the bank’s credit and collection policies and that has not been identified by the applicable originator, or by the relevant cardholder, as having been incurred as a result of fraudulent use of a credit card;

•	the cardholder of which has provided, as his or her most recent billing address, an address located in the United States or one of its territories or possessions or a United States military address; and

•	it does not have receivables that are obligations of the United States, any state or agency or instrumentality or political subdivision thereof.

Eligible Accounts may include accounts, the receivables in which have been written off as uncollectible, or as to which the bank or other originator of the account believes the related cardholder is bankrupt and certain receivables that have been identified by the cardholder as having been incurred as a result of fraudulent use of credit cards or any credit cards have been reported to the bank or other originator, as applicable, as lost or stolen, so long as the balance of all receivables included in those accounts is reflected on the books and records of the bank or other originator, as applicable, as “zero” and charging privileges with respect to all such accounts have been cancelled and are not reinstated.

For purposes of the above representations and warranties, an eligible receivable is a receivable:

•	that has arisen under an eligible account;

•	that was created in compliance with the bank’s credit and collection policies and all requirements of law applicable to the bank or the originator of the related account that, if not complied with, would have a material adverse effect on the trust or any of its creditors;

•	that was created pursuant to a credit card program agreement between the cardholder and the bank or the originator of the related account which complies with all requirements of law applicable to the bank or the originator of the related account that, if not complied with, would have a material adverse effect on the trust or its assigns;

•	for which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or made by the bank or the originator of the related account in connection with the creation of the receivable or the execution, delivery and performance by the bank or the originator of the related account of the related credit card program agreement have been duly obtained or given and are in full force and effect as of the date of the creation of that receivable, except that a receivable will not fail to be an eligible receivable if the failure to obtain or make any such consent, license, approval, authorization or registration would not have a material adverse effect on the trust or its assigns;

•	as to which, immediately prior to being transferred to RFS Funding Trust or the trust, as applicable, we had good title free and clear of all liens and security interests arising under or through us and our affiliates, other than any liens permitted by the trust receivables purchase agreement and the transfer agreement;

•	that is the subject of a valid transfer and assignment, or the grant of a security interest, from us to the trust of all of our right, title and interest therein;

•	as to which we have not taken any action which, or failed to take any action the omission of which, would, at the time of transfer to the trust, impair the rights of the trust in the receivable;

•	that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to permitted insolvency and equity related exceptions;

•	that constitutes an “account” or “general intangible” under Article 9 of the Uniform Commercial Code as in effect in the State of New York;

•	that, at the time of transfer to RFS Funding Trust or the trust, as applicable, has not been waived or modified except as permitted by the receivables sale agreement;

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•	that, at the time of transfer to RFS Funding Trust or the trust, as applicable, is not subject to any right of rescission, setoff, counterclaim or defense, including usury, other than some insolvency and equity related defenses or other than as to which a downward adjustment has been made pursuant to the receivables sale agreement; and

•	as to which we have satisfied all obligations required to be satisfied at the time it is transferred to RFS Funding Trust or the trust, as applicable.

On each day on which transferred receivables are transferred to the trust, we will also make representations and warranties to the trust as to:

•	our valid existence and good standing as a limited liability company and our ability to perform our obligations under the transfer agreement;

•	our qualification to do business and good standing in each jurisdiction where our ownership or lease of property or the conduct of our business requires us to be qualified and where the failure to be qualified or in good standing would have a material adverse effect on our ability to perform our obligations under the transaction documents or the receivables;

•	our due authorization, execution, delivery and performance of each transaction document to which we are a party; and

•	the enforceability of each transaction document against us as legal, valid and binding obligations subject to permitted insolvency and equity related exceptions.

If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the transferred receivables or the availability of the proceeds of the transferred receivables to the trust, then we will be obligated to accept retransfer of all of the transferred receivables. We will be permitted 60 days after we receive notice of such breach, or a longer period, not to exceed 120 days, as may be specified in the notice, to cure the breach.

The reassignment price would equal the aggregate amount of outstanding transferred receivables as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal amounts for all series of notes, in each case as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the notes through the payment date, plus any other amounts specified in any prospectus supplement.

Reassignment of any affected receivables or all of the transferred receivables to us, as the case may be, is the sole remedy respecting any breach of the representations and warranties described above.

Representations and Warranties of the Sellers

In the receivables sale agreement, the bank and each other person designated as a seller thereunder (other than RFS Holding, Inc.) represents and warrants to us as of each date on which receivables are transferred to us that:

•	each transferred receivable is an eligible receivable on the date it is transferred to us;

•	the receivables sale agreement creates a valid and continuing security interest in the transferred receivables, which will, upon filing of the financing statements required to be filed pursuant to the receivables sale agreement and upon creation of each transferred receivable, be prior to all other liens other than liens permitted by the receivables sale agreement;

•	each transferred receivable constitutes an “account” or “general intangible” under the Uniform Commercial Code;

•	immediately prior to the conveyance of the transferred receivables under the receivables sale agreement, the seller owned and had good and marketable title to each such receivable free and clear of any lien, claim or encumbrance other than liens permitted by the receivables sale agreement;

•	all required governmental approvals in connection with the transfer of each such receivable to us have been obtained and remain in full force and effect;

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•	the seller has caused, or will have caused within 10 days of each designation of additional accounts, filings of all appropriate financing statements in the appropriate offices in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to us in the transferred receivables;

•	subject to liens permitted by the receivables sale agreement, the seller has not pledged, assigned, sold or granted a security interest in or otherwise conveyed any of the transferred receivables and has not authorized the filing of and is not aware of any financing statements against the seller that included a description of collateral covering transferred receivables; and

•	the seller has received all consents and approvals required by the terms of the transferred receivables to the sale of the transferred receivables.

For purposes of the representations above and the criteria for eligible receivables described below, liens permitted by the receivables sale agreement include liens for taxes or assessments or other governmental charges not yet due and payable, unperfected workers’, mechanics’, suppliers’ or similar liens arising in the ordinary course of business and liens created in favor of, or created by, us.

If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the breach any receivables in the related account become defaulted receivables or our rights in the transferred receivables or the proceeds of the transferred receivables are impaired or are not available to us free and clear of any lien, other than liens permitted by the receivables sale agreement, those receivables will be deemed to be an ineligible receivable and will be subject to repurchase by the bank or the applicable seller as described below. The seller will be permitted 60 days to cure the breach or a longer period not to exceed 120 days agreed to by us after the seller discovers the breach or receives notice of the breach from us.

The applicable seller will repurchase each ineligible receivable for a purchase price equal to the purchase price paid by us for that receivable, less any principal collections received on the receivable since the date we purchased the receivable. The bank will pay the repurchase price on the first date on which additional receivables are sold to us after the repurchase obligation arises. The repurchase price will first be netted against the purchase price payable by us for receivables sold by the bank to us on the repurchase date, except that if we inform the bank that we require funds to make payments on account of the related ineligible receivable under the transfer agreement, trust receivables purchase agreement or one of the other transaction documents, the bank will instead pay the full repurchase price to us in cash. In the case of receivables reassigned to PLT Holding, the repurchase price will be payable in cash not later than the payment date following the Monthly Period in which the repurchase obligation arises.

In the receivables sale agreement, the bank and each other person designated as a seller thereunder (other than RFS Holding, Inc.) will also make representations and warranties to us as to:

•	its valid existence and good standing under the laws of its jurisdiction of organization and its ability to perform its obligations under the receivables sale agreement;

•	its qualification to do business and good standing in each jurisdiction where its ownership or lease of property or the conduct of its business requires it to be qualified and where the failure to be so qualified would have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or its interest in the transferred receivables;

•	the due authorization of its execution, delivery and performance of the receivables sale agreement and each transaction document to which it is a party;

•	the execution, delivery and performance by it of the receivables sale agreement and each transaction document to which it is a party do not violate any law or governmental regulation, except where a violation could not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the transaction documents, the validity or enforceability of the transaction documents, the transferred receivables or our interest or its interest in the transferred receivables; and

•	the enforceability of each of the transaction documents against it as legal, valid and binding obligations, subject to permitted insolvency and equity related exceptions.

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If any of the representations and warranties described in the immediately preceding paragraph is false in any material respect and the breach of the representation or warranty has a material adverse effect on the transferred receivables or the availability of the proceeds of the transferred receivables to us, then the bank or the applicable seller will be obligated to accept retransfer of all of the transferred receivables or in the case of PLT Holding, the transferred receivables that were transferred by PLT Holding to us. Such person will be permitted 60 days after it receives notice of such breach, or a longer period, not to exceed 150 days, as may be specified in the notice, to cure the breach.

In the case of a breach by the bank, the reassignment price would be payable on the first payment date following the Monthly Period in which the reassignment obligation arises and would be equal to the aggregate amount of outstanding transferred receivables as of the end of the last preceding Monthly Period, but will in no event be less than the aggregate outstanding principal amounts for all series of securities, as of the payment date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through the payment date, plus any other amounts specified in any prospectus supplement. In the case of a breach by PLT Holding, PLT Holding would only be required to repurchase the portion of transferred receivables transferred by it, and the purchase price payable by PLT Holding would be determined as described above as if the related transferred receivables were ineligible receivables.

Addition of Trust Assets

We have the option to designate additional accounts to the trust portfolio, the receivables in which will be sold to us and assigned by us to the trust, if the bank is willing to designate additional accounts under the receivables sale agreement. We may continue designating additional accounts without obtaining confirmation of the ratings of any outstanding notes, so long as the following limits are not exceeded:

(1)	for any Monthly Period, there may be no more than one designation of additional accounts per retailer and no designation may include any accounts acquired by the bank from third-party financial institutions or accounts in a new private label or co-branded credit card program;

(2)	the principal balance of the additional accounts does not exceed either:

•	the product of:

(a)	15% and

(b)	the Aggregate Principal Receivables as of the first day of the third preceding Monthly Period,

minus the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was designated to be added to the trust; or

•	the product of:

(a)	20% and

(b)	the Aggregate Principal Receivables as of the first day of the calendar year in which the addition is to occur,

minus the transferred principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was designated to be added to the trust; or

(3)	the number of the additional accounts does not exceed either:

•	the product of:

(a)	15% and

(b)	the number of accounts in the trust as of the first day of the third preceding Monthly Period,

minus the number of additional accounts added since that date; or

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•	the product of:

(a)	20% and

(b)	the number of accounts in the trust as of the first day of the calendar year in which the addition is to occur,

minus the number of additional accounts added since that date.

We may exceed these limitations or add accounts acquired by the bank from a third-party financial institution or accounts in a new private label or co-branded credit card program if the Rating Agency Condition is satisfied for all outstanding series of notes.

If at the end of any Monthly Period, the Free Equity Amount is less than the Minimum Free Equity Amount, we will be required to designate additional accounts to the trust and assign the related receivables to the trust on or prior to the tenth business day following that Monthly Period unless the Free Equity Amount, calculated after giving effect to any payment of principal on any outstanding series of notes to occur on the following payment date, is at least equal to the Minimum Free Equity Amount as of the close of business on any day that is after the last day of such Monthly Period but on or prior to the tenth business day following such Monthly Period. The amount of the required addition is the amount necessary so that the Free Equity Amount as of the close of business on the addition date, calculated after giving effect to any payment of principal on any outstanding series of notes to occur on the following payment date, would at least equal the Minimum Free Equity Amount.

In addition, if at the end of any Monthly Period the Note Trust Principal Balance is less than the Required Principal Balance, we will be required to designate additional accounts to the trust and assign the related receivables to the trust on or prior to the tenth business day following that Monthly Period unless the Note Trust Principal Balance, calculated after giving effect to any payment of principal on any outstanding series of notes to occur on the following payment date, is at least equal to the Required Principal Balance as of the close of business on any day that is after the last day of such Monthly Period but on or prior to the tenth business day following such Monthly Period. The amount of the required addition is the amount necessary so that the Note Trust Principal Balance as of the close of business on the addition date would at least equal the Required Principal Balance, calculated after giving effect to any payment of principal on any outstanding series of notes to occur on the following payment date.

When we transfer receivables in additional accounts to the trust, we must satisfy several conditions, including:

•	we must give the trust prior notice of each addition, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased from third-party financial institutions, then the Rating Agency Condition must be satisfied;

•	we must deliver a written assignment to the trust;

•	we must represent and warrant that:

•	each additional account is an eligible account and each receivable in such additional account is an eligible receivable as of the date the additional accounts are designated to be added to the trust portfolio;

•	no selection procedures that we believe to be materially adverse to the trust or any of its creditors were used in selecting the additional accounts from the available eligible accounts;

•	we are not insolvent on the addition date;

•	the transfer agreement and the related assignment create a valid security interest in those receivables free and clear of any liens except for liens permitted under the transfer agreement; and

•	we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters.

No party will independently verify that the above conditions for the designation of additional accounts have been met.

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Removal of Accounts

We also have the right to remove accounts from the list of designated accounts and to require the reassignment to us or our designee of all receivables in the removed accounts, whether the receivables already exist or arise after the designation. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

(1)	except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer’s credit card agreement with the bank, the Rating Agency Condition is satisfied;

(2)	we certify that:

(a)	except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer’s credit card agreement with the bank, we reasonably believe that individual accounts or administratively convenient groups of accounts, such as billing cycles, were chosen for removal on a random basis;

(b)	except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer’s credit card agreement with the bank, we reasonably believe that no selection procedures believed by us to be materially adverse to the trust or its creditors were used in selecting the removed accounts from among any pool of accounts of a similar type; and

(c)	in our reasonable belief, the removal will not cause an early amortization event, or in the case of removed accounts designated for purchase pursuant to a retailer’s credit card agreement, we have used reasonable efforts to avoid having the removal result in an early amortization event; and

(3)	except in the case of removed accounts designated for purchase by a retailer under the terms of the retailer’s credit card agreement with the bank, the principal amount of the receivables in the removed accounts will not exceed the lesser of (i) the excess of the Free Equity Amount over the Minimum Free Equity Amount or (ii) the excess of the aggregate outstanding balance of principal receivables, after giving effect to any discounting to treat a portion of transferred principal receivables as finance charge receivables, over the Required Principal Balance.

In addition, we may from time to time, remove accounts designated for purchase by a retailer under the terms of the retailer’s credit card program agreement with the bank. The repurchase price for these receivables will be calculated as if the receivables were ineligible receivables. Amounts received by the trust for these removed receivables will be treated as collections of transferred principal receivables.

From time to time, we may also designate accounts that meet one of the following criteria as removed accounts without satisfying the conditions described above: (a) accounts that have had a zero balance and on which no charges have been made for at least the preceding twelve months; or (b) accounts the obligor of which has agreed to open a credit card account in a related co-branded or dual credit card program in substitution for such account, provided that the balance of such account is zero or has been reduced to zero in connection with a balance transfer to the related co-branded or dual credit card account.

No party will independently verify that the above conditions for the removal of accounts have been met.

Funding Period

On the closing date for any series of notes, the total amount of transferred principal receivables available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series’ closing date to the earliest of:

•	the date that series’ collateral amount equals the sum of the principal amount of that series of notes and any required excess collateral amount for that series;

•	the date specified in the related prospectus supplement, which will be no later than three months after that series’ closing date; and

•	the commencement of an early amortization period.

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During the funding period, the portion of the collateral amount not invested in principal receivables will be maintained by the trust either as cash held in a prefunding account or, if the maximum funding period for any series is longer than one month, in the form of eligible investments transferred by us to the trust of a type approved by the rating agencies for the related series. On the closing date for that series of notes, this amount may be up to 100% of the principal amount of that series of notes. The collateral amount for that series will increase as new principal receivables are transferred to the trust or as the collateral amounts of other outstanding series of notes are reduced. The collateral amount may decrease due to investor charge-offs allocated to the series.

During the funding period, the trust will pay to us funds on deposit in the prefunding account as the collateral amount increases. If the portion of the collateral amount that is not invested in principal receivables will be maintained by the trust in the form of eligible investments, rather than cash, then on the maturity date for any eligible investment the trust will either pay the proceeds of the eligible investment to us to the extent of any increase in the collateral amount or, if the collateral amount has not been increased by an amount at least equal to those proceeds, will deposit any remaining proceeds not transferred to us into the excess funding account. If the collateral amount for that series is not increased so that the initial collateral amount equals the sum of the initial principal amount of the notes of that series and the required excess collateral amount for that series by the end of the funding period, the trust will repay to noteholders any amount remaining in the prefunding account or any proceeds of eligible investments held in the excess funding account.

The prospectus supplement for a series with a funding period will set forth:

•	the series’ initial collateral amount;

•	the initial principal amount of the series of notes;

•	the date on which the series’ collateral amount is expected to equal the sum of the series’ initial principal amount and the required excess collateral amount for that series; and

•	the date by which the funding period will end.

Notice of Changes in Trust Portfolio

If the designation of additional accounts or removal of accounts materially changes the composition of the trust portfolio, we will include updated information with respect to the composition of the trust portfolio in a report on Form 10-D, which will be filed with the SEC, unless similar information with respect to the trust portfolio was otherwise previously filed in a periodic report filed with the SEC pursuant to the Exchange Act or filed with the SEC in connection with the filing by us of a prospectus supplement or registration statement relating to the trust.

Description of the Notes

The trust may issue from time to time one or more series of notes under a master indenture and one or more indenture supplements entered into by the trust and the indenture trustee. The following summaries describe the material provisions common to each series of notes. The accompanying prospectus supplement gives you the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer agreement, the trust receivables purchase agreement, the receivables sale agreement, the servicing agreement, the trust agreement for the trust, the indenture and the related indenture supplement for your series. We have filed a form of an indenture supplement and copies of each of the other agreements with the SEC as exhibits to the registration statement relating to the notes.

General

Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive specified payments of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

•	principal payments;

•	maturity date;

•	interest rate; and

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•	availability and amount of enhancement.

Generally, notes offered under this prospectus and the accompanying prospectus supplement:

•	will be represented by notes registered in the name of a DTC nominee;

•	will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

•	will be available for purchase in book-entry form only.

The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial ownership interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own global notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders refer to actions taken by DTC upon instructions from DTC participants.

The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Irish Stock Exchange or another exchange.

None of us, the administrator, the owner trustee, the indenture trustee or the servicer, nor any holder of an ownership interest in the trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in the indenture. The notes will represent obligations solely of the trust, and the notes will not be insured or guaranteed by us, the servicer, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

New Issuances of Notes

The trust may issue from time to time one or more new series or for any multiple issuance series, notes of any class for that series. All principal terms of each new series will be defined in an indenture supplement. Each series issued may have terms and enhancements that are different from those for any other series. No prior notice to, or consent from, noteholders will be required for the issuance of an additional series, and we do not expect to request such consents. The trust may offer any series or class relating to a multiple issuance series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act either directly or through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

No new series or, for any multiple issuance series, notes of any class for that series, may be issued unless we satisfy various conditions, including that:

(1)	the Rating Agency Condition is satisfied;

(2)	we certify, based on the facts known to the certifying officer, that the new issuance will not cause an early amortization event or an event of default or materially and adversely affect the amount or timing of distributions to be made to any class of noteholders;

(3)	after giving effect to the new issuance, the Free Equity Amount is not less than the Minimum Free Equity Amount and the Note Trust Principal Balance is not less than the Required Principal Balance; and

(4)	the trust delivers an opinion of counsel to the effect that, for federal income tax purposes:

(a)	except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

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(b)	the issuance will not adversely affect the tax characterization as debt of any outstanding class of notes as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

(c)	the new issuance will not cause the trust to be deemed to be an association or publicly traded partnership taxable as a corporation; and

(d)	the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

If specified in the accompanying prospectus supplement, a series may be a multiple issuance series. In a multiple issuance series, notes of any class can be issued on any date so long as the Rating Agency Condition is satisfied and the other conditions of issuance set forth in the indenture are met. All of the subordinated notes of a multiple issuance series provide subordination protection to all of the senior notes of the same series, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes of that series. As part of a multiple issuance series, we expect the trust to issue different classes of notes or additional notes of an already issued class at different times. Neither you nor any other noteholder will have the right to consent to the issuance of future notes of a multiple issuance series.

For any multiple issuance series, there are no restrictions on the timing or amount of any additional issuance of notes, so long as the conditions described above are met. As of the date of any additional issuance of an outstanding class of notes, the outstanding principal amount for that class will be increased to reflect the principal amount of the additional notes. When issued, the additional notes of an outstanding class will be equally and ratably entitled to the benefits of the indenture and the related indenture supplement as the other outstanding notes of that class without preference, priority or distinction.

For each new issuance, we will determine whether additional notes may be issued and whether the conditions to the new issuance have been met. No party will independently verify our determination.

Collateral Amount; Allocation of Collections

The notes will be secured by and paid from the assets of the trust. The amount of receivables constituting collateral for any series of notes, called its collateral amount, will be specified in the related prospectus supplement, and initially will generally equal the initial outstanding principal amount of the notes of that series plus the initial excess collateral amount, if any, for that series of notes. During the revolving period, the amount of collateral for a series of notes offered under this prospectus will remain constant unless reduced on account of:

•	defaulted receivables or uncovered dilution; or

•	reallocation of principal collections to cover shortfalls in the payment of interest or other specified amounts to be paid from finance charge collections.

See “The Servicers—Defaulted Receivables; Dilution; Investor Charge-Offs” in this prospectus. When a series is amortizing, the collateral amount for that series will decline as transferred principal receivables are collected and paid or accumulated for payment to the noteholders.

The amount available to make payments on each series of notes on each payment date generally will be a portion of the collections of transferred principal receivables received by the trust based on the allocation percentage for that series of notes, which will be based on the collateral amount for that series. The collateral amount for each series of notes will be calculated as described in the related prospectus supplement.

The servicer, on behalf of the trust, will allocate all collections of finance charge receivables and transferred principal receivables among each series of notes and the Free Equity Amount based on the respective allocation percentages for each series and the transferor allocation percentage. The transferor allocation percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series. The transferor allocation percentage of finance charge collections and principal collections will first be deposited in the excess funding account to the extent required to maintain a Free Equity Amount that is not less than the Minimum Free Equity Amount, as described under “The Trust—Capitalization of Trust; Minimum Free Equity Amount” in this prospectus. Any remaining finance charge collections and principal collections will be available for distribution by the trust to us or our assigns. Subject to the limitation described above, the collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

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Global Notes

This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

We obtained the information in this section concerning DTC, Clearstream and Euroclear and their respective global note systems from sources that we believe to be reliable, but we have not independently verified the accuracy of this information.

Unless otherwise specified in the related prospectus supplement, you may hold your notes in global form through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your global notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants. Global notes will be issued in “registered form” as defined in the internal Revenue Code of 1986, as amended (the “Code”).

Cede & Co., as nominee for DTC, will hold the global notes. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes for global notes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding global notes directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

It is anticipated that the only “noteholder” or “holder” of notes will be Cede & Co., as nominee of DTC. An owner of a beneficial ownership in a note, a “note owner,” will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants which, in turn, will exercise the rights of noteholders through DTC. Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes from the indenture trustee through the participants who in turn will receive them from DTC. As the global notes are in a

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book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the global notes and is required to receive and transmit distributions of principal and interest on the global notes. Participants and indirect participants with which note owners have accounts with respect to the global notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective global note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge global notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those global notes, may be limited due to the lack of a physical certificate for those global notes.

DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the global notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Code of Conduct for Clearing and Settlement and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

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Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of global notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

Definitive Notes

Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

.	the trust advises the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the trust is unable to locate a qualified successor;

.	circumstances change so that the book-entry system through DTC is less advantageous due to economic or administrative burden or the use of the book-entry system becomes unlawful with respect to a series and the trust notifies the indenture trustee in writing that because of the change in circumstance the trust is terminating the book-entry system with respect to that series or class of notes; or

.	after the occurrence of an event of default, note owners representing not less than 50%—or another percentage specified in the accompanying prospectus supplement—of the outstanding principal amount of the notes of that series or class advise DTC through participants in writing that the continuation of a book-entry system for the global notes through DTC or a successor to DTC is no longer in the best interest of those note owners.

If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the trust will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture. Definitive notes will be issued in “registered form” as described in the Code.

Payment of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each payment date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Payments on definitive notes will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note—whether definitive notes or the global notes registered in the name of Cede & Co. representing the notes—will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final payment to noteholders. The indenture trustee will mail this notice to registered noteholders not later than the fifth day of the month of the final distributions.

Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the trust and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Interest Payments

Your class of notes will receive interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed or floating rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

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Interest payments or deposits on any payment date will be paid from:

•	collections of finance charge receivables allocated to the series during the preceding Monthly Period or Monthly Periods, including any collections of transferred principal receivables treated as collections of finance charge receivables as described under “—Discount Option” in this prospectus;

•	collections of finance charge receivables allocated to other series and made available as described under “—Shared Excess Finance Charge Collections” in this prospectus;

•	investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement; and

•	any credit enhancement or derivative instrument, to the extent available for the series, as described in the accompanying prospectus supplement.

If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. In addition, for any series, any accrued and unpaid interest not paid as of the final maturity date for that series will be due and payable on the final maturity date for that series.

Principal Payments

Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable on any class of notes during the revolving period in connection with a partial amortization. A partial amortization would occur if we were required to add receivables and the bank did not designate sufficient eligible accounts and we elected to avoid an early amortization event by commencing a partial amortization.

The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be accumulated in a trust account or used to repay the notes of that series. That new period is called an amortization period if partial principal payments are made each month, and is called an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class of notes in full on a scheduled expected principal payment date. If the amount paid or accumulated each month is limited to some specified figure, then the period is called a controlled amortization period or controlled accumulation period, respectively.

However, each series will also be subject to early amortization events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon an early amortization event, an early amortization period will begin, during which available principal will be paid to noteholders monthly and will not be subject to any controlled amount or accumulation provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than early amortization events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

Principal payments for any class of notes will be paid from collections of transferred principal receivables allocated to the related series and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a class of notes at the end of an accumulation period, that class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

Length of Controlled Accumulation Period

The prospectus supplement for any series having a controlled accumulation period will specify the date on which that period is scheduled to commence and the scheduled length of that period. On each determination date until the controlled accumulation

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period begins for any series, the servicer, on behalf of the trust, will review the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in that series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class of notes is less than or more than the number of months in the scheduled controlled accumulation period, the trust will either postpone the controlled accumulation period or start the controlled accumulation period earlier than the then-currently scheduled controlled accumulation period, as applicable, so that the number of months in the scheduled controlled accumulation period equals the number of months expected to be needed to fully fund the principal accumulation account by the expected principal payment date. In making its decision, the trust is required to assume that (1) the principal payment rate will be no greater than the lowest monthly principal payment rate for the prior 12 months, (2) the total amount of transferred principal receivables in the trust and the amounts on deposit in the excess funding account will remain constant, (3) no early amortization event for any series will occur and (4) no additional series will be issued after the related determination date. In no case will the controlled accumulation period for any series be reduced to less than one month.

Early Amortization Events

The revolving period for your series will continue through the date specified in the accompanying prospectus supplement unless an early amortization event occurs prior to that date. An early amortization event occurs with respect to all series of the trust upon the occurrence of any of the following events:

(a)	bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

(b)	we are unable for any reason to transfer receivables to the trust or the bank is unable to transfer receivables to us; or

(c)	the trust becomes subject to regulation as an “investment company” within the meaning of the Investment Company Act.

In addition, an early amortization event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which an early amortization event is deemed to have occurred, the early amortization period or, if so specified in the accompanying prospectus supplement, the controlled accumulation period will commence. If, because of the occurrence of an early amortization event, the early amortization period begins earlier than the scheduled commencement of an amortization period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

In addition to the consequences of an early amortization event discussed above, if insolvency or similar proceedings under the bankruptcy code or similar laws occur with respect to us or any other transferor of receivables to the trust, on the day of that event we or such other transferor, as applicable, will immediately cease to transfer principal receivables to the trust and promptly give notice to the indenture trustee and the trust of this event. Any transferred principal receivables or participation interests transferred to the trust prior to the event, as well as collections on those transferred principal receivables, participation interests and finance charge receivables accrued at any time with respect to those transferred principal receivables, will continue to be part of the trust assets.

If the only early amortization event to occur is our insolvency, the court may have the power to require the continued transfer of principal receivables to us, in which event we will continue to transfer principal receivables to the trust. See “Risk Factors—Regulatory action could cause delays or reductions in payment of your notes” in this prospectus.

Events of Default; Rights upon Event of Default

An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

(1)	the trust fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

(2)	the trust fails to pay interest when it becomes due and payable and the default continues for a period of 35 days;

(3)	bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the trust;

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(4)	the trust fails to observe or perform covenants or agreements made in the indenture in respect of the notes of that series, and:

(a)	the failure continues, or is not cured, for 60 days after notice, by registered or certified mail, to the trust by the indenture trustee or to the trust and the indenture trustee by noteholders representing 25% or more of the then-outstanding principal amount of that series of notes, requiring the failure to be remedied and stating that the notice is a “Notice of Default” under the indenture; and

(b)	as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

(5)	any additional event specified in the indenture supplement related to that series.

An event of default will not occur if the trust fails to pay the full principal amount of a note on its expected principal payment date.

An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding a majority of the then-outstanding principal amount of the notes of the affected series may declare the principal of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on the notes automatically will be deemed to be declared due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding a majority of the then-outstanding principal amount of the notes of that series may rescind the declaration of acceleration of maturity if:

(1)	the trust has paid or deposited with the indenture trustee all principal and interest due on the notes and all other amounts that would then be due if the event of default giving rise to the acceleration had not occurred, including all amounts then payable to the indenture trustee; and

(2)	all events of default have been cured or waived.

The indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if:

(1)	the indenture trustee is advised by counsel that the action it is directed to take is in conflict with applicable law or the indenture;

(2)	the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

(3)	the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request.

Subject to those provisions for indemnification and those limitations contained in the indenture, noteholders holding not less than a majority of the then-outstanding principal amount of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee if an event of default has occurred and is continuing. Prior to the acceleration of the maturity of the notes of the affected series, the noteholders holding not less than a majority of the then-outstanding principal amount of each class of the notes of the affected series or, with respect to any series with two or more classes, each class may also waive any event of default with respect to the notes, except a default in the payment of principal or interest or a default relating to a covenant or provision of the indenture that cannot be modified without the waiver or consent of each affected noteholder of that series.

After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account and the other trust accounts for an accelerated series of notes

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and funds in the excess funding account that are available to that series will be applied immediately to pay principal of and interest on those notes.

Upon acceleration of the maturity of a series of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

•	the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

•	the noteholders of at least 25% of the then-outstanding principal balance of each affected series request the indenture trustee in writing to institute a proceeding as indenture trustee;

•	the noteholders offer indemnification to the indenture trustee that is satisfactory to the indenture trustee against the costs, expenses and liabilities of instituting a proceeding;

•	the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

•	during the 60-day period following receipt of the request and offer of indemnification, the indenture trustee has not received from noteholders holding more than a majority of the then-outstanding principal amount of the notes of that series a direction inconsistent with the request.

If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of any affected series, each representing less than a majority of the then-outstanding principal amount of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken.

Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may do one or more of the following:

•	institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the notes of the affected series, enforce any judgment obtained and collect from the trust money determined to be due; or

•	take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables, which will be randomly selected, in an amount equal to the collateral amount for the series of accelerated notes and the related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

•	receipt by the indenture trustee of the consent of all noteholders of the affected series;

•	determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal amount of the affected series; or

•	determination by the indenture trustee that the trust assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been

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accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then-outstanding principal amount of each class of the notes of the affected series.

The remedies described above are the exclusive remedies provided to noteholders, and each noteholder by accepting its interest in the notes of any series and the indenture trustee expressly waive any other remedy that might have been available under the Uniform Commercial Code.

Shared Excess Finance Charge Collections

If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series may be shared with other series that are included in the same group. The servicer on behalf of the trust will allocate the aggregate of the excess finance charge collections for all series in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any Monthly Period, excess finance charge collections will be allocated pro rata among the applicable series based on the relative amounts of finance charge shortfalls for such series.

Shared Principal Collections

Each series will share excess principal collections with each other series unless the related prospectus supplement excludes that series from this sharing arrangement. If a principal sharing series is allocated principal in excess of the amount needed for deposits or distributions of principal collections, that excess will be shared with other principal sharing series. The servicer, on behalf of the trust, will allocate the aggregate of the shared principal collections for all principal sharing series to cover any principal shortfalls for other principal sharing series. Principal shortfalls for each series will be calculated as described in the related prospectus supplements. Shared principal collections will only be available to make scheduled or permitted principal distributions to noteholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of transferred principal receivables allocable to those series, and will not be used to cover investor charge-offs for any series.

If the principal shortfalls exceed the amount of shared principal collections for any Monthly Period, shared principal collections for all series will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be available for distribution by the trust to us or our assigns or will be deposited in the excess funding account under the circumstances described under “The Trust—Capitalization of the Trust; Minimum Free Equity Amount” in this prospectus.

Discount Option

We have the option to reclassify a percentage of collections of transferred principal receivables as collections of finance charge receivables. We also have the option to reclassify a percentage of collections of transferred principal receivables arising in selected groups of trust accounts as collections of finance charge receivables. For example, we may choose to apply discounting to only those trust accounts arising in one or more selected retailer programs. If we do so, the reclassified percentage of collections of transferred principal receivables arising in accounts comprising the entire trust portfolio or accounts comprising only the portion of the trust portfolio selected for discounting for each Monthly Period will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.

We may exercise this option in order to compensate for a decline in the portfolio yield, but only if there would be sufficient transferred principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of transferred principal receivables. By doing so, we would reduce the likelihood that an early amortization event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust. We may not exercise our option to reclassify collections of transferred principal receivables as collections of finance charge receivables if we reasonably believe that doing so would cause an early amortization event, or any event that with notice or lapse of time or both, would constitute an early amortization event for any series of notes.

In addition, the rating agencies may limit the percentage of transferred principal receivables that may be reclassified from time to time.

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Voting Rights; Amendments

Transfer Agreement and Servicing Agreement

The transfer agreement may be amended by us and the trust. The servicing agreement may be amended by the servicer and the trust; however, in the case of any amendment, modification, termination or waiver of the servicing agreement that could reasonably be expected to have a material adverse effect on the performance of the receivables, the Rating Agency Condition must be satisfied. The trust has covenanted to the indenture trustee that it will not amend the transfer agreement or the servicing agreement, unless:

(1)	(a)	the amendment is being entered into to cure any ambiguity or correct or supplement any provisions of the applicable agreement or to add or change any other provisions concerning matters or questions raised under that agreement; and

(b)	the Rating Agency Condition has been satisfied and the trust has received a certificate from one of our authorized officers stating that, in our reasonable belief, the amendment will not:

(i)	result in the occurrence of an early amortization event or an event of default; or

(ii)	materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; or

(2)	the Rating Agency Condition has been satisfied and the amendment is being entered into to add, modify or eliminate any provisions necessary or advisable in order to enable the trust to avoid the imposition of state or local income or franchise taxes on the trust’s property or its income; or

(3)	the trust obtains the consent of noteholders representing more than 66 2/3% of the then-outstanding principal amount of the notes of each series affected by the amendment for which we have not delivered to the trust a certificate of the type described in clause (1)(b) above.

The trust will also covenant to the indenture trustee that, notwithstanding the foregoing clauses (1) through (3) above, the trust will not enter into any amendment of the transfer agreement or the servicing agreement if the amendment:

(1)	reduces the amount of, or delays the timing of:

(a)	any distributions to be made to noteholders of any series; or

(b)	the amount available under any credit enhancement,

in each case, without the consent of each affected noteholder;

(2)	changes the manner of calculating the interest of any noteholder without the consent of each affected noteholder;

(3)	reduces the percentage of the outstanding principal amount of the notes required to consent to any amendment, without the consent of each affected noteholder; or

(4)	adversely affects the rating of any series or class by each Hired Agency, without the consent of noteholders representing more than 66 2/3% of the then-outstanding principal amount of the notes of each affected series or class.

For purposes of clause (1) above, changes in early amortization events or events of default that decrease the likelihood of the occurrence of those events will not be considered delays in the timing of distributions.

Trust Agreement

The trust agreement may be amended by us and the owner trustee, without the consent of the noteholders, to cure any ambiguity, to correct or supplement any provision in the trust agreement, or for the purpose of adding any provisions to or

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changing in any manner or eliminating any of the provisions of the trust agreement or modifying the rights of the holder of the transferor certificate if:

•	we certify that the action will not adversely affect in any material respect the interests of the holder of the transferor certificate or the noteholders; and

•	the Rating Agency Condition has been satisfied.

Receivables Sale Agreement

The receivables sale agreement may be amended without the consent of the noteholders. However, we have covenanted in the transfer agreement that we will not enter into an amendment of the receivables sale agreement if such amendment would adversely affect in any material respect the interests of the trust or the noteholders.

Indenture

The trust and the indenture trustee may, without the consent of any noteholders but with prior written notice to each Hired Agency, enter into one or more supplemental indentures for any of the following purposes:

•	to correct or enhance the description of any property subject to the lien of the indenture, or to take any action that will enhance the indenture trustee’s lien under the indenture, or to add to the property pledged to secure the notes;

•	to reflect the agreement of another person to assume the role of the trust when permitted under the indenture;

•	to add to the covenants of the trust, for the benefit of the noteholders, or to surrender any right or power of the trust if the surrender would not have a material adverse effect on the noteholders;

•	to transfer or pledge any property to the indenture trustee for the benefit of the noteholders;

•	to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions concerning matters arising under the indenture as long as that action would not materially adversely affect the interests of the noteholders;

•	to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture, in each case subject to the applicable terms of the indenture;

•	to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted; or

•	to permit the issuance of one or more new series of notes under the indenture.

The trust and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture or any indenture supplement, upon:

(1)	the satisfaction of the Rating Agency Condition;

(2)	the trust’s delivery of an officer’s certificate to the effect that all requirements for the amendment have been satisfied and, in the reasonable belief of the certifying officer, the action will not (i) cause an early amortization event or an event of default or (ii) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class; and

(3)	receipt by the trust of an opinion of counsel to the effect that for federal income tax purposes:

(a)	the transaction will not adversely affect the tax characterization as debt of notes of any outstanding class as to which an opinion of counsel was delivered at the time of their issuance that those notes would be characterized as debt;

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(b)	the transaction will not cause the trust to be deemed to be an association or publicly traded partnership taxable a corporation; and

(c)	the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

The trust and the indenture trustee may also, without the consent of the noteholders of any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the trust to avoid the imposition of state or local income or franchise taxes on the trust’s property or its income. Prior to any amendment described in this paragraph, the Rating Agency Condition must be satisfied. In addition, no amendment described in this paragraph or the preceding paragraph may affect the rights, duties or obligations of the indenture trustee or the trust under the indenture.

The trust and the indenture trustee will not, without prior notice to each Hired Agency and the consent of each noteholder affected, enter into any supplemental indenture to:

•	change the due date of payment of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the currency in which, any note or interest thereon is payable;

•	impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

•	reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with specified provisions of the indenture or of some defaults under the indenture and their consequences provided in the indenture;

•	reduce the percentage of the aggregate principal amount of the notes required to direct the indenture trustee to direct the trust to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on those notes;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the percentage of the principal amount of the notes of a series necessary to amend the indenture or other related agreements;

•	modify provisions of the indenture prohibiting the voting of notes held by the trust, any other party obligated on the notes, us, or any of our or their affiliates; or

•	permit the creation of any lien superior or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

The trust and the indenture trustee may otherwise, with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal amount of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

List of Noteholders

Holders of not less than 10% of the outstanding principal amount of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

Fees and Expenses Payable From Collections

On the second business day preceding each payment date, the trust will determine:

•	the amount of fees and any other amounts payable to the indenture trustee;

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•	the amount of fees and any other amounts payable to the owner trustee; and

•	the amount of fees and any other amounts payable to the administrator;

and, if the above fees and expenses have not been paid by us or the trust, will allocate those fees and expenses, to the extent any of those amounts are solely attributable to one series, to each series as to which they are solely attributable, and any amounts remaining will be allocated to each series according to their respective allocation percentages. The amount allocated to each series will be paid on the following payment date. The indenture supplement for any series may specify a cap on the amount of these fees and expenses that are payable from the collections allocated to that series on any payment date.

In addition, a portion of the monthly servicing fee payable to the servicer on each payment date will be allocated to each series as described under “The Servicers—Servicing Compensation and Payment of Expenses” in this prospectus.

The following table summarizes the fees and expenses that may be payable from the collections allocated to the notes:

Type of Fees and Expenses	Amount or Calculation	Purpose	Source of Funds for Payment	Distribution Priority
indenture trustee fees and expenses	an amount agreed upon by the trust and the indenture trustee from time to time	compensation and reimbursement of the indenture trustee	payable by the trust and may be paid from finance charge collections allocated to the notes as described above	as specified under “Description of Series Provisions—Application of Finance Charge Collections” in the related prospectus supplement

owner trustee fees and expenses	An amount agreed upon by us and the owner trustee from time to time	compensation and reimbursement of the owner trustee	payable by us, and to the extent amounts remain unpaid, payable from finance charge collections allocated to the notes as described above	as specified under “Description of Series Provisions—Application of Finance Charge Collections” in the related prospectus supplement

administrator fees and expenses	$350 monthly	compensation and reimbursement of the administrator	payable by the trust and may be paid from finance charge collections allocated to the notes	as specified under “Description of Series Provisions—Application of Finance Charge Collections” in the related prospectus supplement

servicing fees and expenses	1/12th of the product of the servicing fee rate for the related series, as specified in the related prospectus supplement, and the collateral amount for that series on the last day of the prior Monthly Period	compensation and reimbursement of the servicer	the portion of the servicing fee allocated to any series will be payable from finance charge collections allocated to that series	as specified under “Description of Series Provisions—Application of Finance Charge Collections” in the related prospectus supplement

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Final Payment of Principal

If so specified in the prospectus supplement relating to a series, we will have the option to purchase the collateral amount for your series at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series, but only if the purchase price paid to the trust is sufficient to pay all amounts owing to the noteholders of that series and all other amounts specified for that series in the related indenture supplement, as described in the prospectus supplement for that series. The purchase price will equal:

•	the collateral amount of the notes of that series; plus

•	that series’ applicable allocation percentage of finance charge receivables.

The trust will give the indenture trustee at least thirty days’ prior written notice of the date on which we intend to exercise our purchase option. For any series, the related prospectus supplement may specify additional conditions to our purchase option.

Each prospectus supplement will specify the final maturity date for the related notes, which will generally be a date falling substantially later than the expected principal payment date. For any class of notes, principal will be due and payable on the final maturity date. Additionally, the failure to pay principal by the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under “Description of the Notes—Events of Default; Rights upon Event of Default” in this prospectus. The trust will notify the indenture trustee, and the indenture trustee will subsequently notify each noteholder of record at the close of business on the record date preceding the payment date, of the date on which the trust expects the final installment of principal and interest on the notes to be paid. Such notice will be mailed no later than the fifth day of the calendar month for the final payment date and will specify that the final installment will be payable only upon presentation and surrender of the related note and will specify where the notes may be presented and surrendered for payment of the final installment.

Satisfaction and Discharge of Indenture

The indenture will be discharged with respect to the notes upon the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

Credit Enhancement

General

For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a derivative agreement, a surety bond, an insurance policy, a spread account, a reserve account or the use of cross support features, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of uncovered losses.

If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

•	the amount payable under that credit enhancement;

•	any conditions to payment not described in this prospectus;

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•	the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

•	any material provision of any agreement relating to that credit enhancement.

The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

•	a brief description of its principal business activities;

•	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

•	if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

•	its total assets, and its stockholders’ or policy holders’ surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more early amortization events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

Subordination

If so specified in the accompanying prospectus supplement, one or more classes of notes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any payment date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another form of credit enhancement.

The accompanying prospectus supplement will also set forth information concerning:

•	the amount of subordination of a class or classes of subordinated notes in a series;

•	the circumstances in which that subordination will be applicable;

•	the manner, if any, in which the amount of subordination will decrease over time; and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

Letter of Credit

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The trust of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

The maximum liability of the trust of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that

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series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

Cash Collateral Guaranty, Cash Collateral Account or Excess Collateral

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

•	a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

•	a cash collateral account; or

•	a collateral amount in excess of the initial principal amount of the notes for that series.

The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

•	to the extent we elect to apply collections of transferred principal receivables allocable to the excess collateral to decrease the excess collateral;

•	to the extent collections of transferred principal receivables allocable to the excess collateral must be deposited into the cash collateral account; and

•	to the extent excess collections of finance charge receivables must be deposited into the cash collateral account.

The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Derivative Agreements

If so specified in the accompanying prospectus supplement, a series or one or more classes may have the benefits of one or more derivative agreements, which may be a currency or interest rate swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, the trust will receive payments from counterparties to the derivative agreements in exchange for the trust’s payments to them, to the extent required under the derivative agreements. The specific terms of a derivative agreement applicable to a series or class of notes and a description of the related counterparty will be included in the related prospectus supplement.

Surety Bond or Insurance Policy

If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

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•	consent to amendments to the indenture or direct the trust to take any action under the transfer agreement, the servicing agreement or any other document applicable to that series;

•	if an event of default occurs, accelerate the notes of that series or direct the indenture trustee to exercise any remedy available to the noteholders; or

•	waive any event of default or early amortization event for that series.

Spread Account

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

Reserve Account

If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of principal or interest or both otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

Certain Relationships and Related Transactions

The nature of the affiliations among the bank, as originator, sponsor and subservicer; Synchrony Financial, as subservicer and administrator; the trust and us is illustrated in the chart below. Additionally, as discussed under “The Sponsor”, GE, the parent company of GE Capital, currently beneficially owns approximately 84.6% of Synchrony Financial’s common stock.

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Ownership of Transaction Parties

Federal Income Tax Consequences

The following is a summary of the material U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes. This summary is based upon current provisions of the Code, proposed, temporary and final Treasury regulations promulgated thereunder, and published rulings and court decisions currently in effect. The current tax laws and the current regulations, rulings and court decisions may be changed, possibly retroactively. The portions of this summary which relate to matters of law or legal conclusions represent the opinion of Mayer Brown LLP, special federal tax counsel for the trust, as qualified in this summary.

The following summary does not furnish information in the level of detail or with the attention to an investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. For example, it does not discuss the tax consequences of the purchase, ownership and disposition of the notes by investors that are not U.S. Holders (except as discussed below under “—Tax Consequences to Holder of the Notes”) or subject to special treatment under the federal income tax laws, including banks and thrifts, insurance companies, regulated investment companies, dealers in securities, holders that will hold the notes as a position in a “straddle” for tax purposes or as part of a “synthetic security” or “conversion transaction” or other integrated investment comprised of the notes and one or more other investments, trusts and estates and pass-through issuers, the equity holders of which are any of these specified investors. In addition, the discussion regarding the notes is limited to the federal income tax consequences of the initial investors and not a purchaser in the secondary market and also is limited to investors who have purchased notes and hold those notes as capital assets within the meaning of section 1221 of the Code.

The trust will be provided with an opinion of Mayer Brown LLP regarding certain federal income tax matters discussed below. An opinion of Mayer Brown LLP, however, is not binding on the Internal Revenue Service (the “IRS”) or the courts. Moreover, there are no cases or IRS rulings on similar transactions involving debt interests issued by a trust with terms similar to

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those of the notes. As a result, the IRS may disagree with all or a part of the discussion below. No ruling on any of the issues discussed below will be sought from the IRS.

Tax Characterization of the Trust

Mayer Brown LLP is of the opinion that the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption of compliance by all parties with the terms of the trust agreement and related documents.

If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all its income on the receivables, possibly reduced by its interest expense on the notes. Any corporate income tax imposed on the trust could materially reduce cash available to make payments on the notes, and holders of any notes not considered debt for federal income tax purposes could be liable for any tax that is unpaid by the trust.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a note that for United States federal income tax purposes is: (i) an individual citizen or resident of the United States; (ii) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust, or the trust has a valid election in effect to be treated as a U.S. person.

Tax Consequences to Holder of the Notes

Treatment of the Notes as Indebtedness. The trust will agree, and if you purchase notes, you will agree by your purchase of the notes, to treat the notes as debt for all purposes, including in all filings, reports and returns and otherwise. Each purchaser of the notes will covenant that neither it nor any of its affiliates will take or participate in the taking of or permit to be taken, any action that is inconsistent with the treatment of the advances made under any note as indebtedness. Mayer Brown LLP is of the opinion that the notes will be classified as debt for federal income tax purposes. This opinion is based on Mayer Brown LLP’s examination of this prospectus, the indenture and such other documents, instruments and information Mayer Brown LLP considered necessary. The discussion below assumes the notes are classified as debt for federal income tax purposes.

OID, Indexed Securities, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. If any notes that are not denominated in U.S. dollars or are indexed securities or strip notes are issued, additional disclosure will appear in the related prospectus supplement. Additionally, the discussion assumes that the interest formula for the notes meets the requirements for “qualified stated interest” under Treasury regulations (the “OID Regulations”) relating to original issue discount (“OID”). This discussion assumes that any OID on the notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID Regulations, the notes will have OID to the extent the principal amount of the notes exceeds their issue price. Further, if the notes have any OID, it will be de minimis if it is less than 0.25% of the principal amount of the notes multiplied by the number of full years included in their term. If these conditions are not satisfied for any given series of notes and as a result the notes are treated as issued with OID, additional tax considerations for these notes will be disclosed in the applicable prospectus supplement.

Based on the above assumptions, except as discussed below, the notes will not be considered issued with OID. If you buy notes you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Under the OID Regulations, if you hold a note issued with a de minimis amount of OID, you must include this OID in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note in the secondary market for more or less than its principal amount, you generally will be subject, respectively, to the premium amortization or market discount rules of the Code.

If you have purchased a note that has a fixed maturity date of not more than one year from the issue date of the note (a “Short-Term Note”) you may be subject to special rules. Under the OID Regulations, all stated interest on a Short-Term Note will be treated as OID. If you are an accrual basis holder of a Short-Term Note or a cash basis holder specified in Section 1281 of the Code, including regulated investment companies, you will generally be required to report interest income as OID accrues on a straight-line basis over the term of each interest period. If you are a cash basis holder of a Short-Term Note other than those specified in Section 1281 of the Code, you will, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the Short-Term Note. However, if you are a cash basis holder of a Short-Term Note reporting interest income as it is paid, you may be required to defer a portion of any interest expense otherwise deductible on

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indebtedness incurred to purchase or carry the Short-Term Note. This interest expense would be deferred until the taxable disposition of the Short-Term Note. If you are a cash basis taxpayer, you may elect under Section 1281 of the Code to accrue interest income on all non-government debt obligations with a term of one year or less. If you have so elected, you would include OID on the Short-Term Note in income as it accrues, but you would not be subject to the interest expense deferral rule. Special rules not discussed in this summary apply to a Short-Term Note purchased for more or less than its principal amount.

Sale or Other Disposition of Notes. Upon the sale of a note, a noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the noteholder’s adjusted basis in the note. The adjusted tax basis of a note will equal the noteholder’s cost for the note, increased by any market discount, OID and gain previously included in the noteholder’s income with respect to the note and decreased by the amount of premium, if any, previously amortized and by the amount of principal payments previously received on the note. Any gain or loss will be capital gain or loss, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used by a corporate taxpayer only to offset capital gains, and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income. In the case of an individual taxpayer, any capital gain on the sale of a note will be taxed at the taxpayer’s ordinary income tax rate if the note is held for not more than 12 months and at the taxpayer’s maximum capital gains rate if the note is held for more than 12 months.

Medicare Tax. If you are a U.S. person within the meaning of 7701(a)(30) of the Code and are an individual, estate or trust and your income exceeds certain thresholds, you will be subject to an additional 3.8% Medicare tax on some or all of your ‘‘net investment income.’’ Net investment income will generally include interest on, and gain from the disposition of, the notes unless such interest income or gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). You should consult your tax advisor regarding the effect this Medicare tax may have, if any, on your acquisition, ownership or disposition of the notes.

Foreign Holders. Except as described below with respect to the requirements imposed by Sections 1471-1474 of the Code (“FATCA”), if you are a nonresident alien, foreign corporation or other non-U.S. person (a “Foreign Person”), any interest paid to or accrued by you (including OID) generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income tax and withholding tax provided that the income is not effectively connected with your conduct of a trade or business carried on in the United States and:

(i)	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of us or the trust;

(ii)	you are not a controlled foreign corporation that is related to us or the trust through stock ownership;

(iii)	you are not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code; and

(iv)	the interest is not contingent interest described in section 871(h)(4) of the Code.

To qualify for this exemption from taxation, you, or a financial institution holding the note on your behalf, must provide, in accordance with specified procedures, a paying agent of the trust with a statement to the effect that you are not a U.S. person. Currently these requirements will be met if you provide your name and address, and certify, under penalties of perjury, that you are not a U.S. person, or if a financial institution holding the note on your behalf certifies, under penalties of perjury, that the required statement has been received by it and furnishes a paying agent with a copy of the statement. The required statement may be made on an IRS Form W-8-BEN or W-8BEN-E, depending on the investor’s status. Prospective investors should consult their tax practitioners regarding this certification.

If you are a Foreign Person and interest paid or accrued to you is not “portfolio interest,” then it will be subject to a 30% withholding tax unless you provide the trust or its paying agent, as the case may be, with a properly executed:

•	IRS Form W-8BEN, IRS Form W-8BEN-E, or successor form, as appropriate (as described above), claiming an exemption from withholding tax or a reduction in withholding tax under the benefit of a tax treaty; or

•	IRS Form W-8ECI (applicable successor form), stating that interest paid on the note is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

If you are a Foreign Person engaged in a trade or business in the United States and interest on the note is effectively connected with your conduct of the trade or business, although you will be exempt from the withholding tax discussed above,

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you will be subject to U.S. federal income tax on interest on a net income basis in the same manner as if you were a U.S. person. In addition if you are a foreign corporation, you may be subject to a branch profits tax equal to 30%, or lower treaty rate, of your effectively connected earnings and profits for the taxable year, subject to adjustments.

If you are a Foreign Person, any capital gain realized by you on the sale, redemption, retirement or other taxable disposition of a note by you will be exempt from U.S. federal income and withholding tax; provided that:

•	the gain is not effectively connected to your conduct of a trade or business in the United States; and

•	if you are an individual Foreign Person, you have not been present in the United States for 183 days or more in the taxable year.

If an amount in respect of such 30% withholding tax were to be deducted or withheld from interest paid or accrued on the notes as a result of your failure or inability to comply with these rules, neither the trust nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax.

Backup Withholding. If you are not an exempt holder, including a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or non-resident alien who provides certification as to status as a non-resident, you will be required to provide, under penalties of perjury, a certificate containing your name, address, correct federal taxpayer identification number and a statement that you are not subject to backup withholding. If you are not an exempt holder and fail to provide the required certification, the trust will be required to withhold a percentage (currently at a rate of 28%) of the amount otherwise payable to you, and remit the withheld amount to the IRS as a credit against your federal income tax liability. Information returns will be sent annually to the IRS and to you setting forth the amount of interest paid on the notes owned by you and the amount of tax withheld on those payments.

FATCA. Under FATCA, withholding may be required on certain payments to holders of notes (including intermediaries) who do not provide certain information to the trust or other applicable withholding agent, which may include the name, address, taxpayer identification number and certain other information with respect to direct and certain indirect U.S. Holders. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest or principal payments on the notes as a result of a holder's failure to comply with these rules or as a result of the presence in the payment chain of an intermediary that does not comply with these rules, neither the trust nor any paying agent nor any other person would, pursuant to the conditions of the notes, be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, investors may receive less interest or principal than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the U.S. to facilitate the type of information reporting required under FATCA. While the existence of such agreements will not eliminate the risk that notes will be subject to the withholding described above, these agreements are expected to reduce the risk of the withholding for investors in (or indirectly holding notes through financial institutions in) those countries. If applicable, FATCA withholding applies to payments of U.S. source dividends, interest, and other fixed payments and, beginning January 1, 2017, to payments from the disposition of property producing such payments (e.g. notes). Noteholders should consult their own tax advisers on how these rules may apply to payments they receive under the notes.

Possible Alternative Treatments of the Notes. If, contrary to the opinion of Mayer Brown LLP, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. In this case, the trust would be treated as a partnership and may be treated as a publicly traded partnership taxable as a corporation. Also, even if such a partnership was not treated as a publicly traded partnership taxable as a corporation, treatment of the notes as equity interests in a partnership could have adverse tax consequences to you. For example, if you are a foreign person, income to you might be subject to U.S. tax and U.S. tax return filing and withholding requirements, and if you are an individual holder, you might be subject to certain limitations on your ability to deduct your share of trust expenses.

Trust Tax Consequences

The above discussion does not address the tax treatment of the trust, notes or holders of any notes issued by an issuing entity under any state or local tax laws, which may differ materially from the federal income tax treatment of such persons and instruments. The activities undertaken by and on behalf of the bank in originating the underlying accounts and receivables and the servicer in servicing and collecting the accounts and receivables will take place throughout the United States and, therefore, may give rise to a taxable nexus where the bank and servicer carry on their activities and where the obligors on the accounts are located. Accordingly, many different tax regimes may apply to the trust and the holders of the notes including the jurisdictions in which the holder is taxable, the bank and servicer carry on their activities, and the obligors on the accounts and receivables are

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located. Noteholders are urged to consult their own tax advisors with respect to state and local tax treatment of the trust, as well as any state and local tax consequences, arising out of the purchase, ownership and disposition of notes.

ERISA Considerations

The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan that is subject to Title I of ERISA, as well as an individual retirement account, Keogh plan or other plan covered by Section 4975 of the Code or an entity deemed to hold “plan assets” of any of the foregoing (each a “benefit plan”), from engaging in specified transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to these benefit plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with the governing plan documents.

Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Code if assets of the trust were deemed to be assets of a benefit plan. Under a regulation issued by the United States Department of Labor (as modified by Section 3(42) or ERISA (the “regulation”)), the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Code only if the benefit plan acquires an “equity interest” in the trust and none of the exceptions contained in the regulation are applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. This determination is based upon the traditional debt features of the notes, including the reasonable expectation of the purchasers of the notes that the notes will be repaid when due, traditional default remedies, as well as the absence of conversion rights and other typical equity features. The debt characterization of the notes for ERISA purposes could change after their issuance if the trust incurs losses. This risk of recharacterization is greater for classes of notes that are subordinated to other classes of notes.

However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition, holding or disposition of the notes by or on behalf of benefit plans could be considered to give rise to a prohibited transaction if we, the trust, the underwriters, the owner trustee, the servicer, the administrator, a counterparty to a derivative contract or the indenture trustee is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

•	Prohibited Transaction Class Exemption 96-23, regarding transactions effected by “in-house asset managers”;

•	Prohibited Transaction Class Exemption 95-60, regarding transactions effected by “insurance company general accounts”;

•	Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

•	Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

•	Prohibited Transaction Class Exemption 84-14, regarding transactions effected by “qualified professional asset managers.”

In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a benefit plan and a person or entity that is a party in interest to such benefit plan solely by reason of providing services to the benefit plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the benefit plan involved in the transaction), provided that there is adequate consideration for the transaction. Even if the conditions specified in one or more of these exceptions are met, the scope of relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving

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the notes and prospective purchasers that are benefit plans should consult with their advisors regarding the applicability of any such exemption.

By your acquisition of a note, you will be deemed to represent and warrant that either (i) your purchase and holding of a note is not with the assets of a benefit plan or other plan that is subject to any applicable law that is substantially similar to ERISA or Section 4975 of the Code or (ii) your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any substantially similar applicable law. Benefit plans may not acquire the notes at any time that the notes do not have a current investment grade rating from a nationally recognized statistical rating agency.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Code discussed above.

If you are a benefit plan fiduciary considering the purchase of any of the notes, we encourage you to consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Plan of Distribution

Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will sell the notes to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the trust the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement, subject to proportional adjustment on the terms and conditions set forth in the related underwriting agreement in the event of an increase or decrease in the aggregate amount of notes offered by this prospectus and by the accompanying prospectus supplement.

In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth in that underwriting agreement, to purchase all the notes offered by this prospectus and by the accompanying prospectus supplement if any of those notes are purchased. In the event of a default by any underwriter, each underwriting agreement will provide that, in specified circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We may retain, or Synchrony Financial or one of our other affiliates may purchase, notes of a series or class upon initial issuance and may sell them on a subsequent date, and such sales may be made pursuant to a prospectus under the registration statement relating to the notes. Offers to purchase notes may be solicited directly by such affiliate and sales may be made by such affiliate to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities. Any underwriter or agent that offers the notes may be an affiliate of the depositor and offers and sales of notes may include secondary market transactions by affiliates of the depositor. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

Each underwriting agreement will provide that the transferor and RFS Holding, Inc. will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933.

The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

Reports to Noteholders

We will cause the servicer to prepare monthly and annual reports that will contain information about the trust. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust

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Company and the registered holder of the notes. No financial reports will be sent to you. See “Description of the Notes—Global Notes” and “The Servicers—Evidence as to Servicer’s Compliance” in this prospectus.

Noteholders of each series issued by the trust will receive reports with information on the series and the trust. The indenture trustee will forward to each noteholder of record a report, prepared by the servicer, for its series on the payment dates for that series. The report will contain the information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

Periodic information to noteholders generally will include:

•	the total amount distributed;

•	the amount of principal and interest for distribution;

•	collections of transferred principal receivables and finance charge receivables allocated to the trust and each series of notes;

•	the aggregate amount of transferred principal receivables and the Note Trust Principal Balance;

•	the collateral amount and the collateral amount as a percentage of the Note Trust Principal Balance;

•	the aggregate outstanding balance of accounts broken out by delinquency status;

•	the aggregate defaults and dilution allocated to the series;

•	the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

•	the monthly servicing fee for that series;

•	the amount available under the credit enhancement, if any, for the series or each class of the series;

•	the base rate and portfolio yield, each as defined in the related prospectus supplement for the series;

•	if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

•	for any payment date during a funding period, the remaining balance in the prefunding account; and

•	for the first payment date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

The trust will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement containing the information that is required to enable the noteholders to prepare their federal, state and other income tax returns.

If required under the Trust Indenture Act of 1939, the indenture trustee will be required to mail to the noteholders each year a brief report relating to any change in its eligibility and qualification to continue as indenture trustee under the indenture, any change in the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported. If none of the events described in the preceding sentence occurred during the previous 12 months, no report will be required to be delivered.

Where You Can Find More Information

We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

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We will file with the SEC all required annual reports on Form 10-K, monthly distribution reports on Form 10-D and current reports on Form 8-K and other information about the trust under the Central Index Key (CIK) number 0001290098. The reports described under “The Servicers—Evidence as to Servicer’s Compliance” will be filed as exhibits to our annual report on Form 10-K.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10:00 am and 3:00 pm. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future current reports on Form 8-K filed by us as depositor on behalf of the trust until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents—unless the exhibits are specifically incorporated by reference—at no cost, by writing or calling us care of: Synchrony Bank, 170 West Election Road, Suite 125, Draper, Utah 84020, Telephone: 801-816-4764.

The trust’s annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, and amendments to those reports filed with, or otherwise furnished to, the SEC will not be made available on the sponsor’s website because those reports are made available to the public on the SEC Internet site as described above and are available, at no cost, by writing or calling us as described in the immediately preceding paragraph. Monthly reports to noteholders are currently made available as soon as reasonably practicable after filing with the SEC at http://investors.synchronyfinancial.com/fixed-income-investors/abs-reporting/monthly-servicer-reports.aspx?tabmenu=1.

Forward-Looking Statements

This prospectus, the accompanying prospectus supplement and the information incorporated by reference in this prospectus and the accompanying prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our beliefs and expectations and on information currently available to us. Forward-looking statements include information concerning our or the trust’s possible or assumed future financial condition or results of operations and statements preceded by, followed by or that include the words “believes”, “expects”, “anticipates”, “intends”, “plans”, “estimates” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, those discussed elsewhere in this prospectus, the accompanying prospectus supplement and the documents incorporated by reference in this prospectus. You should not put undue reliance on any forward-looking statements, which speak only as of the date they were made. We do not have any intention or obligation to update forward-looking statements after the distribution of this prospectus.

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Glossary of Terms for Prospectus

“Aggregate Principal Receivables” at any time will equal:

(a)	the total amount of transferred principal receivables, after giving effect to any discounting to treat a portion of transferred principal receivables as finance charge receivables; plus

(b)	the principal amount of any other participation interest that we transfer to the trust.

“Code” means the Internal Revenue Code of 1986, as amended.

“Free Equity Amount” means, on any date, the result of:

(1)	the Note Trust Principal Balance on that date; minus

(2)	the aggregate of the collateral amounts of all outstanding series of notes; plus

(3)	the amount of principal collections on deposit in any trust account that will be applied to pay the principal amount of the notes of any series on the following payment date, to the extent not deducted for the purpose of determining the collateral amount for the related series.

“Hired Agency” means each rating agency hired by the sponsor to rate the notes issued by the trust.

“Minimum Free Equity Amount” will be calculated as the product of (a) the highest Required Retained Transferor Percentage specified in the prospectus supplement for any series, multiplied by (b) the Aggregate Principal Receivables. Unless otherwise specified in the prospectus supplement for your series, the Required Retained Transferor Percentage for your series will be 0%.

“Monthly Period” means each period beginning on and including the 22nd day of a calendar month and ending on and including the 21st day of the following calendar month. We expect to change the definition of Monthly Period for all outstanding series of notes to mean the calendar month preceding each payment date. This change is expected to occur during 2015, although the related amendment to implement such change is subject to various conditions, and we cannot assure you that the amendment will occur or that the timing for such amendment will not change.

“Note Trust Principal Balance” at any time will equal:

(a)	the Aggregate Principal Receivables; plus

(b)	the amount on deposit in the excess funding account, excluding any investment earnings.

“Rating Agency Condition” means obtaining such approvals or confirmations, or providing such notices, as may be required by any indenture supplement, and such term will be more specifically defined with respect to any series in the prospectus supplement for such series.

“Required Principal Balance” means, on any date of determination, the sum of the numerators used to calculate the allocation percentages for principal collections for all outstanding series of notes on that date of determination.

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Annex I

Global Clearance, Settlement and
Tax Documentation Procedures

Except in certain limited circumstances, the globally offered Synchrony Credit Card Master Note Trust Asset Backed Notes (the “global securities”) to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice—i.e., seven calendar day settlement.

Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and transferor’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants. Secondary market trading between DTC participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading between Clearstream customers and/or Euroclear participants. Secondary market trading between Clearstream customers and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant—other than the depositaries for Clearstream and Euroclear—to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant’s account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer’s or Euroclear participant’s account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant’s account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC—if the holder has an address outside the U.S.—will be subject to the U.S. withholding tax (currently imposed at a rate of 30%) that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See “Federal Income Tax Consequences” in this prospectus.

Synchrony Credit Card Master Note Trust

Issuing Entity

RFS Holding, L.L.C.

Depositor

Synchrony Bank

Sponsor

Series 2013-1 Class B Asset Backed Notes

Prospectus Supplement

Underwriter of the Class B notes

RBC Capital Markets

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriter of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus to the extent required by the Securities Act. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.